Registration No. 333-139689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Registration Statement Under The Securities Act Of 1933
(Amendment No. 2)

U.S. DRY CLEANING CORPORATION
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	7216 (Primary Standard Industrial Classification Code Number)	77-0357037 (IRS Employer Identification No.)

125 Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262 (760) 322-7447 (Address and telephone number of principal executive offices and principal place of business)

Robert Y. Lee
Chief Executive Officer
125 Tahquitz Canyon Way, Suite 203
Palm Springs, CA 92262
(760) 322-7447
(Name, address and telephone number for agent for service)

Copies of all communications to:

Lynne Bolduc, Esq. Ruba R. Qashu, Esq. Oswald & Yap 16148 Sand Canyon Avenue Irvine, California 92618 (949) 788-8900	John J. Giovannone, Esq. Chris Y. Chen, Esq. Greenberg Traurig, LLP 650 Town Center Drive, Suite 1700 Costa Mesa, CA 92626 (714) 708-6500

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-139689

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Units, each unit consisting of:	3,000,000	$2.50	$7,500,000	$802.50
(i) one share of common stock, par value $0.001 per share	3,000,000
(ii) one warrant to purchase one share of common stock	3,000,000

Common stock issuable upon exercise of the public offering warrants	3,000,000	$3.50	$10,500,000	$1,123.50

Representatives' warrants (2)	300,000
Common stock issuable upon exercise of the representatives' warrants(2)	300,000	$3.125	$937,500	$100.31

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.

(2)	In connection with the sale of the units, the registrant will issue to the representatives of the underwriters warrants to purchase, in the aggregate, up to 300,000 shares.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THIS OFFERING. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 30, 2007

PRELIMINARY PROSPECTUS

3,000,000 Units
Maximum offering of 3,000,000 units
Minimum offering of 1,500,000 units
Each unit consisting of one share of common stock and
one redeemable warrant

U.S. DRY CLEANING CORPORATION

    This is a public offering of 3,000,000 units by U.S. Dry Cleaning Corporation. Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock. We are offering through our underwriters and other representatives on a best efforts basis a minimum of 1,500,000 units and up to a maximum of 3,000,000 units during an offering period that extends for 60 days following the effective date of this prospectus, unless extended for up to an additional 60 days by mutual consent of the underwriters and us. If the minimum offering is not sold within 90 days of the effective date of this prospectus, the offering period will end on the 60th day after the effective date of this prospectus, unless extended for up to an additional 60 days by mutual consent of the underwriters and us.

Until the closing of the offering, all proceeds received from this offering will be placed into an interest-bearing escrow account at Palm Desert National Bank and will not be released until at least the minimum offering of 1,500,000 units are subscribed for and paid for. If the minimum offering is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned with accrued interest. Purchasers of our units will have no right to the return of their funds during the term of the escrow. See “Underwriting.”

We anticipate that certain offers, sales and other distributions of our units will be by or through our officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), without special compensation or commission with respect to any such sales or distributions of such new units.

We anticipate that the initial public offering price of our units will be between $2.25 and $2.75 per unit. Assuming an initial public offering price of $2.50 per unit, the aggregate purchase price of the units offered hereby would be $3,750,000 for the minimum offering and $7,500,000 for the maximum offering.

U.S. Dry Cleaning Corporation is a Delaware corporation that was formed on July 19, 2005, and on December 30, 2005, completed a reverse merger with a public “Shell Company” emerging from protection of the Bankruptcy Court. The predecessor company’s common stock had been quoted on the Pink Sheets® under the symbol FVCC, and all shares of such common stock that were outstanding were cancelled pursuant to the Confirmation Order of the Bankruptcy Court. Prior to this offering, there has been no public market for the securities of U.S. Dry Cleaning Corporation.

These are speculative securities. Investing in the units involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 3 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO CALIFORNIA RESIDENTS: This offering is limited to suitable investors only. Each purchaser of Units in California must meet one of the following suitability standards: (a) not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus estimated $65,000 gross income during the current tax year; (b) not less than $500,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile); (c) not less than $1,000,000 net worth (inclusive of home, home furnishings and automobiles); or (d) $200,000 gross annual income.

	Per Unit	Total
Public offering price	$	$
Minimum offering	$	$
Maximum offering	$	$
Proceeds to us, before expenses	$	$

The expenses of this offering will include an aggregate of 12% of the gross proceeds from the offering payable to the underwriters, including underwriting fee, management fee, commission, and non-accountable expense allowance. Such fees and expenses range from $450,000 for the minimum offering to $900,000 for the maximum offering. In addition, we have agreed to issue to the representatives of the underwriters warrants to purchase, in the aggregate, up to 300,000 shares of our common stock.

Marino Capital Partners, Inc.	US EURO Securities, Inc.

The date of this Prospectus is [                             ]

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Cautionary Statement Concerning Forward-Looking Information	8
Use of Proceeds	8
Capitalization	9
Dilution	9
Dividend Policy	9
Description of Business	10
Management’s Discussion And Analysis or Plan of Operation	15
Legal Proceedings	25
Management	26
Related Party Transactions	29
Indemnification	29
Security Ownership of Certain Beneficial Owners and Management	30
Description of Capital Stock	33
Underwriting	35
Plan of Distribution	37
Legal Matters	37
Experts	37
Where You Can Find More Information	38
Index To Financial Information	39

i

PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus and in any free writing prospectus that states that it has been provided with our approval. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell the units in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the units

In this prospectus, the words “USDC,” “company,” “we,” “our,” “ours” and “us” refer only to U.S. Dry Cleaning Corporation (unless indicated otherwise). The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” financial information and related notes, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

Company Background

U.S. Dry Cleaning Corporation is a Delaware corporation that was formed on July 19, 2005 and on December 30, 2005 completed a reverse merger with a public “Shell Company” emerging from protection of the Bankruptcy Court. Members of our management are experienced in the acquisition and operation of retail and dry cleaning businesses.

We acquired 100% of the outstanding common stock of Steam Press Holdings, Inc. on August 9, 2005 in a stock-for-stock exchange. Enivel, Inc., dba Young Laundry & Dry Cleaning, is a wholly owned subsidiary and operating company for Steam Press, which has no separate operations. Enivel was founded in 1902 and operates thirteen retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. We consider Enivel to be our predecessor, as defined under rules and regulations of the Securities and Exchange Commission, or SEC.

On February 15, 2007, we completed our acquisition of Cleaners Club, Inc., a California corporation, through a merger transaction in which Cleaners Club was merged with and into one of our wholly owned subsidiaries. Cleaners Club was founded in 1998 and operates 10 retail laundry and dry cleaning stores under several names in the greater Riverside County area in California and operates one production facility in Riverside County, California.

Our principal executive offices are located at 125 Tahquitz Canyon, Suite 203, Palm Springs, California 92262. Our telephone number is (760) 322-7447. Our fax number is (760) 323-3390.

Business Overview

We estimate domestic market dry cleaning revenues at approximately $9 billion annually based on IBISWorld industry data - the exact size is unknown as it is an unregulated industry dominated by private, geographically diverse operators.

We believe that the dry cleaning industry is entering a consolidation phase as older proprietors and recent inheritors seek to liquidate their investments in longstanding businesses. The industry is very fragmented with 85% of the dry cleaning operations family owned and operated without the benefit of professional management or access to efficient capital, based on information provided by Integra Information on the dry cleaning industry. There are, however, numerous regional dry cleaning chains that have multiple locations.

As a growing operator we seek to create value through economies of scale, best practices, access to capital markets, and introduction of management experience not typically seen in the industry. One can look to video stores, coffee houses, grocery stores, drug stores, fast food and hotel chains to see the benefit of branded enterprises with centralized professional management and a cohesive national vision.

Our company intends to acquire high quality operations within strategic geographical regions in order to maximize the efficiencies of the “hub-and-spoke” concept. With the acquisition of Young Laundry and Dry Cleaners in Honolulu, Hawaii, USDC can track its history back to the beginning of the industry in 1902. Since then, the dry cleaning industry has been durable and has survived, among other things, economic downturns, fads, changes in fashion, wars, depression, and natural disasters.

We intend to acquire positive cash flow operations at accretive valuations. Since each acquisition target is expected to be self-sufficient prior to any synergies to be gained from consolidation of operations and economies of scale, we expect to limit downside risk.  Over the last year, we have completed acquisitions in Hawaii and California with annual revenues of approximately $8,800,000. USDC combines a management team with extensive experience in retail consolidations and dry cleaning operations, with a proven operating model.

We believe that the current absence of extensive competition to acquire the larger dominant operators will change radically if the industry consolidates. We intend to successfully implement our acquisition strategy to support our projected growth, and if we could do so, we can become a well-positioned, highly valued acquisition candidate. Management believes that the greatest value achieved in any consolidation occurs during the earliest phases.

This Offering

Securities offered
A minimum of 1,500,000 units and a maximum of 3,000,000 units.

Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock.

A minimum of 1,500,000 shares of common stock and a maximum of 3,000,000 shares of common stock issuable upon the exercise of the warrants.

Warrants
The warrants included in the units will be exercisable to purchase one share of common stock immediately after the effectiveness of this offering. Each warrant entitles its holder to purchase one share of common stock at an exercise price equal to $3.50. The warrants expire on the fifth anniversary of the effective date of this offering. There is a possibility that the warrants will never be exercisable when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants. See page 3 of “Risk Factors” for more details.

We will have the right to redeem some or all of the warrants issued in this offering at a redemption price of $0.05 per warrant at any time after the date on which the closing price of our common stock has exceeded $5.00 for 20 consecutive trading days. We are required to provide 30 days’ prior written notice to the warrant holders of our intention to redeem the warrants.

Common stock outstanding after this offering if the maximum amount is fully subscribed	20,890,929 (before exercise of warrants); 23,890,929 (after full exercise of warrants)
Use of proceeds	To fund acquisitions of additional dry cleaning stores and facilities and for general corporate purposes, including working capital. See “Use of Proceeds” beginning on page 8.

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

We have 17,890,929 shares of common stock outstanding as of February 23, 2007. Unless the context indicates otherwise, all share and per-share common stock information in this prospectus:

•	assumes a public offering price of $2.50 per unit; and
•	assumes no exercise of the warrants.

Because each unit offered hereby consists of one share of common stock and one warrant, whenever there is a reference in this prospectus to the per share price of the unit sold in this offering, the price refers to the price of the one share of common stock contained in the unit, with no value allocated to the warrants.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our securities. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR COMPANY

Our ability to implement our growth strategy may be limited, and even if implemented, there can be no assurance that future acquisitions will not have a material adverse effect on our company’s operating results.

Our growth strategy includes acquisitions. There can be no assurance that we will be able to continue to successfully identify suitable acquisition candidates, complete acquisitions, and integrate acquired operations (including the operations comprising the acquisitions) into our existing operations and/or expand into new markets. When acquired operations are being integrated into our company’s existing operations, and even thereafter, the acquired operations may not achieve levels of revenue or profitability comparable to those achieved by our company’s existing operations, or otherwise perform as expected, particularly in the fiscal quarters immediately following the consummation of such transactions.

In addition, notwithstanding our due diligence investigation, management has, and will have, limited knowledge about the specific operating history, trends, and customer patterns of the dry cleaning stores to be acquired in connection with future acquisitions. Consequently, there can be no assurance that we will make future acquisitions at favorable prices, that any acquired stores will perform as well as they performed historically, or that we will have sufficient information to accurately analyze the markets in which we elect to make acquisitions. Failure to pay reasonable prices for acquisitions or to acquire profitable dry cleaning stores could have a material adverse effect on our company’s financial condition and results of operations. Furthermore, management will be relying upon certain representations, warranties, and indemnities made by the sellers with respect to the acquisitions, as well as our own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct or that our due diligence will uncover all material adverse facts relating to the operations and financial condition of the stores acquired. Any material misrepresentation could have a material adverse effect on our company’s financial condition and results of operations.

Our anticipated continued growth will depend in part on our ability to open and operate new stores on a profitable basis.

Although we intend to increase the number of our stores within our current market areas and believe that adequate sites are currently available in these markets, the rate of new store openings is subject to various contingencies, some of which are beyond our control. These contingencies include our ability to hire, train and retain competent store management and other personnel, the ability to obtain adequate capital resources, and the successful integration of new stores into existing operations. There can be no assurance that we will be able to achieve our planned expansion or that any anticipated expansion will be profitable. Failure of our company to achieve our planned expansion on a profitable basis could have a material adverse effect on our company’s financial condition and results of operations.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

Our company has a limited operating history. The success of the company is significantly dependent on implementing our acquisition strategy and our goal of becoming a successful consolidator of dry cleaning stores and operations. Our company’s operations will be subject to all the risks inherent in the uncertainties arising from the absence of a significant operating history. We may be unable to successfully implement our acquisition strategy or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We have a history of net operating losses.

We have a history of net operating losses. For the year ended September 30, 2006, we had a net loss of approximately $8,426,000, and for the period since July 19, 2005 (Inception) to September 30, 2005, we had a net loss of approximately $1,097,000. We may never achieve profitability from operations. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to successfully implement our acquisition strategy. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. In addition, an inability to achieve profitability could have a detrimental effect on the long term capital appreciation of our common stock.

Our independent auditors have noted there is substantial doubt that our company can continue as a going concern.

Our independent auditors noted in their report accompanying our financial statements for our fiscal year ended September 30, 2006 that we had recurring losses from operations and accumulated deficit, and stated that those conditions raised substantial doubt about our ability to continue as a going concern. Our company's ability to continue as a going concern is dependent on our ability to raise additional capital to fund future operations, particularly to implement our acquisitions strategy. We intend to fund operations through debt and/or equity financing transactions However, such financing transactions may be insufficient to fund our planned acquisitions, capital expenditures, working capital, and other cash requirements for the fiscal year ending September 30, 2007. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

There can be no assurance that we will be able to generate or secure sufficient funding to support our growth strategy.

We intend to finance future acquisitions and new store openings with cash from operations, the issuance of capital stock, borrowings, and the net proceeds from the sale of debt and/or equity securities. If we do not have sufficient cash from operations, funds available under credit facilities and/or the ability to raise cash through the sale of debt and/or equity securities, or if we cannot issue our capital stock on terms suitable to us, we will be unable to pursue our growth strategy, which could have a material adverse effect on our ability to increase our company’s revenue and net income (or reduce our net loss, as applicable) and on our company’s financial condition and results of operations.

Our success depends on our management team.

Our company’s operations are dependent on the continued efforts of our Board of Directors and our executive officers, including Robert Y. Lee, our Chief Executive Officer, Michael E. Drace, our President, Secretary and Chief Operating Officer, and Haddon B. Libby, our Chief Financial Officer. We also maintain key-man life insurance on Mr. Lee and Mr. Drace. If either of these individuals become unwilling or unable to continue their employment or association with our company, our business could be affected materially and adversely. Furthermore, our management has been assembled only recently and has had only a limited opportunity to work together as a team. As a result, there can be no assurance that our management team will be successful in managing the operations of the company or be able to effectively implement our business and expansion strategy. Failure of our management group to successfully manage the operation of our company or to effectively implement our business and expansion strategy could have a material adverse effect on our company’s financial condition and results of operations.

 If we are unable to attract and retain qualified personnel with dry cleaning service-related experience, our business could suffer.

Our current and future success depends in part on our ability to identify, attract, assimilate, hire, train, retain, and motivate professional, highly-skilled technical, managerial, sales and marketing, and customer service personnel with dry cleaning service-related experience. If we fail to attract and retain the necessary managerial, sales and marketing, technical, or customer service personnel, we may not develop a sufficient customer base to adequately develop our proposed operations, and, as a result, could have a material adverse effect on our company.

No independent market studies have been made to confirm the continued demand for our dry cleaning services.

No independent market studies have been made that confirm the demand for our dry cleaning services. If there is not a sufficient market for our dry cleaning services, we may suffer or fail in our business and cease operations.

The success of our expansion strategy depends upon the continued loyalty of the customers of the acquired stores.

The success of the dry cleaning stores to be acquired in any acquisition depends in large part on our ability to successfully convert acquired stores within each market to a single brand name (or in some cases, two brand names), logo, and format without negatively impacting customer service in these stores or a customer’s perception of these stores. To the extent that customers have developed loyalty to current names and logos, such transitions could result in a loss of customers. A significant loss of customers would have a material adverse effect on our company’s financial condition and results of operations.

 Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement provisions of the Sarbanes-Oxley Act applicable to us, including the internal controls and reporting procedures required to be implemented for the first fiscal year ending on or after July 15, 2007. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls and other requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Technological advances and regulatory changes may erode revenues that could be derived from our proposed operations, which could increase competition and put downward pressure on prices for our proposed services.

New technologies and regulatory changes, particularly those relating to environmental issues, if any, could impair our prospects, put downward pressure on prices for our dry cleaning and certain proposed services, and adversely affect our operating results. In addition, the competition in our market from the incumbent providers of dry cleaning services with technologically advanced processes may place downward pressure on prices for such services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may later enter into the market with technologically advanced processes. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

Many of our competitors and potential competitors could have superior resources, which could place us at a cost and price disadvantage. Thus, we may never realize revenues sufficient to sustain our operations, and we may fail in our business and cease operations.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence; name recognition; superior financial, technological and personnel resources; superior services and marketing capabilities; and significantly larger customer bases. As a result, some of our competitors and potential competitors could raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing, and sale of services than we can. Also, our competitors’ and potential competitors’ greater brand-name recognition may require us to price our services at lower levels in order to win business. Our competitors’ and potential competitors’ financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose.

Competition for acquisitions could adversely affect our ability to continue our growth.

Our plan of operation depends upon growth through acquisition of additional dry cleaning stores. If larger, better-capitalized companies in the industry seek to acquire the same dry cleaning stores that we seek to acquire, then it would be likely that acquisition prices would increase and result in fewer acquisition opportunities, which could have a material adverse effect on our growth. If we fail to grow as fast as planned, we may not be able to establish ourselves as a top-tier consolidator and be unable to achieve scaleable operations.

RISKS RELATED TO OUR INDUSTRY

Our industry is highly competitive.

The dry cleaning industry is highly competitive. We believe there could be as many as 40,000 dry cleaning stores in the United States, and we face intense competition for customers and access to suitable store locations. We will compete with other dry cleaner operators in each of our existing and future markets. Some of our competitors could have greater financial and marketing resources, market share, and/or name recognition than our company. In addition, our proposed business could be affected by fashion trends, the economy, and a reduction in our markets’ population growth and/or financial conditions and habits. There can be no assurance that we will be able to compete successfully with such entities in the future.

Our business is seasonal and is affected by general economic conditions.

Like most other retail businesses, our business is seasonal and our operations may be negatively affected by local, regional, or national economic conditions, such as levels of disposable consumer income, consumer debt, interest rates, and consumer confidence. Any economic downturn might cause consumers to reduce their spending at peak seasons, which could negatively affect our business. We cannot assure you that a long economic downturn or sharp downturn during a peak season would not have a material negative effect on projected annual revenues.

The expenses we incur to comply with environmental regulations, including costs associated with potential environmental remediation, may prove to be significant and could have a material adverse effect on our results of operations and financial condition.

We, like our competitors, are subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, dry cleaning facilities have in the past frequently used perchloroethylene and other dry cleaning solvents which are regulated under such laws. There can be no assurance that we will not have to expend material amounts to remediate the consequences of any such disposal in the future. Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. There can be no assurance that our acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third-party actions such as tort suits.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

 Rights of our stockholders may be negatively affected if we issue any of the shares of preferred stock that our Board of Directors has the authority to issue.

We have available for issuance 20,000,000 shares of convertible preferred stock, par value $0.001 per share. Our Board of Directors is authorized to issue any or all of this preferred stock, in one or more series with rights and preferences established by the Board of Directors, without any further action on the part of the stockholders. The rights of our stockholders may be negatively affected if we issue additional shares of preferred stock that has preference over our common stock, with respect to the payment of dividends and/or distribution upon our liquidation, dissolution, or winding up.

Failure to sell the minimum number of units will result in the failure of this offering, which means that your investment may be returned to you.

We may not be able to sell the minimum amount of units required to close this offering. Until the minimum offering of 1,500,000 units are subscribed for and paid for, all proceeds received from this offering will be placed in escrow at Palm Desert National Bank and will not be released to us until the minimum offering is met. If the minimum offering is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned with accrued interest.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares or raise funds through the sale of equity securities.

We expect to sell additional equity securities following this offering. As a result, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. When we issue such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Investors’ interests in our company will be diluted if our outstanding convertible debentures and preferred stock convert into shares of common stock.

As of February 23, 2007, we have outstanding convertible debentures in the aggregate principal amount of $200,000 bearing annual interest at 10%, payable quarterly, due in January 2008, which notes are convertible into shares of our common stock at a fixed price of $5.00 per share. Additionally, we have outstanding Series A convertible debentures in the aggregate principal amount of $2,925,000, which debentures may be converted into our common stock at a conversion rate of $3.00 per share. In addition, we have 1,200,000 shares of preferred stock outstanding, which shares are convertible into shares of our common stock at the option of the holder on a one-for-one basis. The issuance of shares of our common stock upon conversion of the convertible debentures and upon conversion of the preferred stock will result in dilution to the interests of other holders of our common stock.

The warrants may be redeemed on short notice, which may have an adverse effect on their market value.

We may redeem the warrants for $0.05 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time after the last reported sale price per share of our common stock as reported by Yahoo! Finance exceeds $5.00 for 20 consecutive trading days. If we give notice of redemption, holders of our warrants will be forced to sell or exercise the warrants they hold or accept the redemption price. The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our warrants to sell or exercise the warrants they hold.

Investors will not be able to exercise the warrants that are part of the units in the offering during the term of the warrant if certain conditions are not met at the time of exercise.

Because the exercise of the warrants represents a new investment decision, a current registration statement must be on file and effective for the common stock underlying the warrants in order for the holder to exercise the warrants. Accordingly, we have covenanted and agreed to use our commercially reasonable best efforts to cause the registration statement of which this prospectus forms a part to become effective and to keep such registration statement current, or to file a new registration statement registering the shares underlying the warrants if we deem necessary while any of the warrants are outstanding. Because of the requirement that there is a current registration statement in effect at the time of exercise, the terms of the warrants expressly provide that in no event will the underlying shares be issued, and any warrant be exercisable, if a registration statement covering the underlying shares is not effective at the time of exercise. However, the ability to maintain an effective registration statement with respect to the underlying shares is not entirely within our control. In the event the holder could not exercise the warrant, the holder would not receive any form of settlement, cash or otherwise.

The fact that our directors, executive officers, and more than 5% stockholders beneficially own approximately 30% of our capital stock may decrease your influence on stockholder decisions.

Our executive officers, directors, and more than 5% stockholders, in the aggregate, beneficially own approximately 30% of our common stock. As a result, acting together these persons and entities will have the ability to influence our management and affairs and the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our bylaws, and any merger, consolidation, or sale of all or substantially all of our assets.

There currently is no public trading market for our securities, and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock or warrants, and we can provide no assurance that an active market will develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your units.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in the reduction in our ability to raise capital through the sale of equity securities. Because the growth of our operations through acquisitions will initially be primarily financed through the sale and issuance of equity securities during the foreseeable future, a decline in the price of our common stock could be especially detrimental to our liquidity, capital resources and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new projects and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We do not intend to pay dividends; you will not receive funds without selling shares.

We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you may not receive any funds without selling your shares.

Future sales or the potential for future sales of shares of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock and our warrants to decline and could materially impair our ability to raise capital through the sale of additional securities. Immediately after this offering if the maximum amount is fully subscribed, we will have 20,890,929 shares of our common stock outstanding. The 3,000,000 units (and the shares and warrants included in the units) sold in this offering will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our affiliates. Only a portion of the shares of our common stock outstanding immediately prior to this offering, those held by our Chief Executive Officer, Robert Y. Lee, will be subject to a lock-up agreement with the underwriters, pursuant to which Mr. Lee has agreed not to sell his shares for one year after the effective date of this offering.

Our common stock may be subject to penny stock rules, which make it more difficult for our stockholders to sell their common stock.

Our common stock is subject to certain rules and regulations relating to “penny stocks” (generally defined as any equity security that is not registered on a national securities exchange and that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain non-exempt transactions (i.e., sales to persons other than established customers and institutional “accredited investors”), which include, among certain other restrictions, the delivery of a standardized risk disclosure document relating to the penny stock market, a uniform two-day waiting period following delivery of such disclosure document and receipt of a signed and dated acknowledgement of receipt of such disclosure document before such transaction may be effected, and monthly statements disclosing recent bid and offer quotations for the penny stock held in the account. If the broker-dealer is the sole market maker, the broker-dealer must disclose this, as well as the broker-dealer’s presumed control over the market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules and may also delay the closing of this public offering. For as long as our securities are subject to the rules on penny stocks, the liquidity of our common stock could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future.
In the state of California, this offering is limited to investors meeting certain suitability standards only, and therefore not all California investors are qualified.

This offering was approved in the state of California on the basis of a limited offering qualification, which provides that offers and sales may only be made to potential investors based on their meeting certain suitability standards as described in this registration statement. Each purchaser of the units in California must meet one of the following suitability standards: (a) not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus estimated $65,000 gross income during the current tax year; (b) not less than $500,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile); (c) not less than $1,000,000 net worth (inclusive of home, home furnishings and automobiles); or (d) $200,000 gross annual income. Because of our reliance on the limited offering qualification, we are not required to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations.

This offering was approved in the state of California on the basis of a limited offering qualification, and as a result, the exemptions for secondary trading available under California Corporations Code Section 25104(h) will be withheld.

This offering was approved in the state of California on the basis of a limited offering qualification. Because of our application for a limited offering qualification, we were informed by the California Department of Corporations that the exemptions for secondary trading in California available under California Corporations Code Section 25104(h) will be withheld, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker/dealer in a public offering.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this prospectus. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms or the negative of such terms. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements address future events and conditions concerning product development, capital expenditures, earnings, litigation, regulatory matters, markets for products and services, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate, and other circumstances affecting anticipated revenues and costs, as more fully disclosed in our discussion of risk factors beginning on page 3.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that could cause such results to differ materially from those described in the forward-looking statements are set forth in connection with the forward-looking statements.

USE OF PROCEEDS

We estimate that, at a per unit price of $2.50, the gross proceeds from the sale of all of the units in this offering will be $3,750,000, if the minimum amount of 1,500,000 units is sold, and $7,500,000, if the maximum amount of 3,000,000 units is sold. We expect our offering expenses, including commissions and fees payable to the underwriters, filing fees, legal and accounting fees, printing, and other expenses, to range from approximately $691,605 for the minimum offering to $1,141,605 for the maximum offering. After deducting the offering expenses, we expect to receive net proceeds ranging from approximately $3,058,395 for the minimum offering to $6,358,395 for the maximum offering.

The following table sets forth the estimated use of proceeds from this offering assuming the $3,750,000 minimum offering and the $7,500,000 maximum offering, in order of priority in which the proceeds will be used for the purposes stated:

	Assuming Minimum Offering	%	Assuming Maximum Offering	%

Gross Proceeds	$3,750,000		$7,500,000

Offering Expenses	691,605		1,141,605

Net Proceeds	3,058,395		6,358,395

Acquisitions(1)	2,293,796	75%	4,768,796	75%
Working capital and other general corporate purposes	458,759	15%	953,759	15%
Development for mergers and acquisitions	305,840	10%	635,840	10%

(1)  Management will evaluate future acquisitions based on the market position of the target and the degree to which the acquisition will enhance the company’s existing operations.

We may receive additional net proceeds of $9,555,000 if all of the warrants sold in this offering are exercised, assuming the sale of the maximum amount. We may also receive additional proceeds of $937,500 if the representatives' warrants are fully exercised, assuming the sale of the maximum amount at the per unit offering price of $2.50.  Management anticipates such proceeds will be used for acquisitions, working capital and general corporate purposes. We cannot estimate how many, if any, warrants may be exercised.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category of uses to another, and we will have broad discretion in doing so.

CAPITALIZATION

The following table sets forth our actual capitalization as of February 23, 2007, and our capitalization as adjusted to give effect to the sale of 3,000,000 units at an assumed initial public offering price of $2.50 per unit, less the underwriting discount and offering expenses. The number for shares of common stock outstanding is based on 17,890,929 shares outstanding as of February 23, 2007, and excludes 3,300,000 shares of common stock issuable upon the exercise of warrants included in this offering and the warrants issued to the underwriters as part of their compensation.

	STOCKHOLDERS’ EQUITY
	HISTORICAL AS OF DECEMBER 31, 2006	AS ADJUSTED AS OF FEBRUARY 23, 2007
Preferred stock
Preferred stock, par value $0.001 per share; 20,000,000 shares authorized; 1,200,000 issued and outstanding	$1,200	$1,200
Common stock
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 16,969,268 and 20,890,929 shares issued and outstanding, actual and as adjusted, respectively	16,969	20,891
Additional paid-in capital	16,614,594	24,676,764
Accumulated deficit	(11,060,908)	(11,060,908)
Total stockholders’ equity	$5,571,855	$13,637,947

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of February 23, 2007, was approximately ($294,000), or approximately ($0.02) per share of common stock. Net tangible book value per share represents the amount of our total assets, excluding goodwill and intangible assets, less liabilities, divided by the total number of shares of common stock outstanding as of February 23, 2007. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale by us of 3,000,000 shares of common stock at an assumed offering price of $2.50 per share, less estimated offering expenses of approximately $1,142,000, our as adjusted net tangible book value would have been approximately $6,065,000, or $0.29 per share of common stock. This represents an increase in net tangible book value to our existing stockholders and dilution per share to purchasers of our common stock in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share	$2.50
Net tangible book value per share as of February 23, 2007	(0.02)
Increase per share attributable to the offering	2.52
As adjusted net tangible book value per share after giving effect to the offering	0.29
Dilution per share to new investors	$2.23

The table above is based on 17,890,929 shares of common stock outstanding as of February 23, 2007, and the dilution calculations do not include shares issuable upon exercise of outstanding warrants.

DIVIDEND POLICY

We have not paid any cash dividends since inception to the holders of our common stock. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

DESCRIPTION OF BUSINESS

Corporate History

On January 20, 2005, First Virtual Communications, Inc., a Delaware corporation (“FVC”), and its wholly owned subsidiary, CUseeMe Networks, Inc. (collectively with FVC, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, located in San Francisco (the “Bankruptcy Court”). On August 25, 2005, the Debtors and the Official Committee of Unsecured Creditors (the “Committee”) jointly filed a plan of reorganization and a related disclosure statement with the Bankruptcy Court. On September 29, 2005, the Bankruptcy Court approved the disclosure statement (“Disclosure Statement”) with respect to its First Amended Plan of Reorganization (the “Amended Plan”) as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the United States Bankruptcy Code, to permit the solicitation of votes from creditors on whether to accept the Amended Plan. As also previously reported, after a hearing held on November 14, 2005, the Bankruptcy Court entered an order (“Confirmation Order”) on November 29, 2005 confirming the Amended Plan.

Pursuant to the Amended Plan and the Confirmation Order, FVC and U.S. Dry Cleaning Corporation, a Delaware corporation (“USDC”), consummated a merger transaction (the “Merger”) on December 30, 2005, whereby (pre-merger) USDC merged with and into FVC, with FVC as the surviving corporation (the “post-Merger entity”), in accordance with the Agreement and Plan of Merger by and between FVC and (pre-merger) USDC, dated December 30, 2005 (the “Merger Agreement”). FVC filed the Certificate of Merger with the Secretary of State of Delaware, effective December 30, 2005. The Merger Agreement provided that the Certificate of Incorporation and the Bylaws of FVC shall be the Certificate of Incorporation and the Bylaws of the post-Merger entity, except that the Merger Agreement and the Certificate of Merger provided for the following two amendments to the Certificate of Incorporation. First, the surviving corporation’s name was changed to “U.S. Dry Cleaning Corporation”, effective as of December 30, 2005. The Certificate of Merger also amended the surviving corporation’s Certificate of Incorporation by authorizing 50,000,000 shares of Common Stock; 50,000,000 shares of Series B Common Stock; and 20,000,000 shares of convertible Preferred Stock for future issuance.

Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of (pre-merger) USDC as of immediately prior to the effective time of the Merger was converted into one share of the common stock of the new company, resulting in an aggregate of 9,754,320 shares of the post-Merger entity’s common stock issued in exchange for the outstanding shares of (pre-merger) USDC common stock. All previously issued and outstanding shares of FVC’s common stock were cancelled. The Merger Agreement also provided for representations and warranties by each of the two entities with respect to each such company’s organization and power, authority to enter into the agreement, capitalization, and other representations typical for a transaction of this nature. USDC issued 275,698 post-Effective date restricted common stock to FVC creditors and 402,942 post-Effective date restricted common stock to cover administrative costs. As of the effective time of the Merger, the individuals who were the directors and executive officers of USDC immediately prior to the Merger became the directors and executive officers of the post-Merger entity.

Reverse Merger Accounting

USDC was formed on July 19, 2005 and on December 30, 2005 completed a “reverse merger” with a public “Shell Company” (as described above) as that term is defined in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934. On August 9, 2005, USDC purchased 100% of the outstanding common stock and membership of Steam Press Holdings, Inc. (“Steam Press”), and Coachella Valley Retail, LLC (“CVR”), respectively, in stock-for-stock type exchanges.

Subsequent to the closing of the Merger transaction, the historical consolidated statements of operations are those of USDC and its wholly-owned subsidiaries of Steam Press and CVR. The consolidated balance sheet reflects the net assets of the aforementioned entities (including wholly-owned subsidiaries since their acquisition dates) reported at historical cost. All capital stock shares and amounts and per share data have been retroactively restated to reflect the exchange ratio in the Merger Transaction.

At July 19, 2005, upon formation, USDC issued approximately 3,875,000 shares of common stock to certain groups and individuals as “founders” stock at par value.

The Company

USDC was formed on July 19, 2005, and on December 30, 2005, completed a reverse merger with a public “Shell Company.” Members of USDC’s management are experienced in the acquisition and the operation of retail and dry cleaning businesses.

On August 8, 2005, the company purchased 100% of the outstanding common stock of Steam Press Holdings, Inc. (“Steam Press”), and on August 9, 2005, USDC purchased 100% of the membership units in Coachella Valley Retail, LLC (“CVR”) in stock-for-stock type transactions. On February 15, 2007, USDC completed its acquisition of Cleaners Club, Inc., a California corporation, through a merger transaction in which Cleaners Club was merged with and into a wholly owned subsidiary of USDC (“Cleaners Club”). USDC, Steam Press, CVR, and Cleaners Club are hereinafter collectively referred to as the “Company.”

Steam Press owns 100% of Enivel, Inc., which does business as Young Laundry & Dry Cleaning (“Young”) in Honolulu, Hawaii. Enivel was founded in 1902 and operates thirteen retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. The company considers Enivel to be its predecessor, as defined under SEC rules and regulations, and Enivel’s audited statements of operations and cash flows for the year ended September 30, 2004, and ten months ended July 31, 2005, and the unaudited statements of operations and cash flows for year ended September 30, 2003 were filed with the SEC on October 26, 2006 as exhibits to our Form 8-K. CVR was founded in 2004 and operates five retail laundry and dry cleaning stores under several names in the Palm Springs, California area. Cleaners Club was founded in 1998 and operates 10 retail laundry and dry cleaning stores under several names in the greater Riverside County area in California and operates one production facility in Riverside County, California.

We estimate that the domestic dry cleaning market generates annual revenues of approximately $9 billion based on information provided by IBISWorld - the exact size is unknown as it is an unregulated industry dominated by small, private, geographically diverse operators.

We believe that the dry cleaning industry is entering a consolidation phase as older proprietors and recent inheritors seek to convert their investments in longstanding businesses. The industry is very fragmented with 85% of the dry cleaning operations family owned and operated without the benefit of professional management or access to efficient capital, based on Integra Information on the industry. There are, however, several regional dry cleaning chains which have multiple locations.

As a growing operator we seek to create value through economies of scale, best practices, access to capital markets, and introduction of management experience not typically seen in the industry. One can look to video stores, coffee houses, grocery stores, fast food and hotel chains to see the benefit of branded enterprises with centralized professional management and a cohesive national vision.

The company intends to acquire high quality operations within strategic geographical regions in order to maximize the efficiencies of the “hub-and-spoke” concept. With the acquisition of Young Laundry and Dry Cleaners in Honolulu, Hawaii, the company can track its history back to the beginning of the industry in 1902. Since then, the dry cleaning industry has been durable and has survived, among other things, economic downturns, fads, changes in fashion, wars, depression, and natural disasters.

Over the last year, we completed acquisitions in Hawaii and California with annual revenues of approximately $8,800,000. We combined a management team with extensive experience in retail consolidations and dry cleaning operations, with a proven operating model.

We intend to acquire positive cash flow operations at accretive valuations. Since each acquisition target is expected to be self-sufficient prior to any synergies to be gained from consolidation of operations and economies of scale, we expect to limit downside risk.

We believe that the current absence of extensive competition to acquire the larger dominant operators will change radically if the industry consolidates. Management believes that the greatest value achieved in any consolidation occurs during the earliest phases.

We expect that a significant driver of value creation post-acquisition and assimilation will be the use of a “hub-and-spoke” method of operation. By operating between one and two local brands from each factory facility, thereby comprising a “district,” our company may be able to integrate new, smaller operations that are added through acquisition or organic growth in an efficient manner. As an example, our Hawaiian facility is a 23,000 square foot factory that has been operating two separate brands successfully for over ten years with a hub-and-spoke model. We plan additional acquisitions in Hawaii which would incorporate production for the acquired retail stores into the existing central production facility. Additionally, we intend to successfully implement our acquisition strategy to support our projected growth so that we can become a well-positioned, highly valued acquisition candidate.

The Dry Cleaning Industry

The dry cleaning industry has continued to evolve with the development of numerous chemicals and solvents that enhance the effectiveness of the dry cleaning process. The industry itself now encompasses approximately 27,000 U.S.-based providers generating estimated revenues in excess of approximately $9 billion per year based on information provided by IBISWorld.

Operations Strategy

Management operates centrally located dry cleaning factories in Hawaii and California that serve as production plants for multiple dry cleaning store fronts, as well as the hub for hotel, resort, and pick-up and delivery services. Central processing allows for the selection of prime sites for new locations, as less square footage is required for these service centers. Much of the potential growth lies with ancillary services, most notably pick-up and delivery, alterations, and servicing the targeted area’s hotel and resort communities.

We believe we can implement the following changes that will enhance operations of acquired companies and support our growth initiatives:

•	Leverage Infrastructure. We intend to maximize the utility and efficiencies of a central production facility and “hub and spoke” structure;
•	Route Expansion. We intend to add additional “pickup and delivery” service areas;
•
Store Fronts. We plan to expand the number of storefronts with each acquired market as quality locations become available. These locations will have automated systems to assist in the tracking of clothes; professionally trained and uniformed counter staff; a clean, bright lobby area; and quality changing/alterations areas;

•
Brand Name. Initially, we will retain the brand names of the acquired market leaders, preserving the customer goodwill in that area. Over time, we intend to establish brand name awareness of its corporate name; and

•
Additional Products. By offering ancillary product lines, such as pick-up and delivery service, expanded household services beyond clothing, on-site alterations, fire restoration, and shoe repair and maintenance, we will seek to add incremental profits through leveraging existing central-plant operations.

Hub and Spoke

We intend to utilize the “hub and spoke” operating model. This model, which is based on a centralized plant versus numerous smaller facilities within one market, has proven advantageous and more profitable for the well capitalized, experienced operators that are currently deploying the model. The model requires an upfront investment of capital. Upon the completion of the central plant, additional volume is immediately and easily absorbed at a lower per unit cost with improved quality. It also enables the flexibility to offer additional value-added services.

We intend to target those markets that are well suited for the “hub and spoke” method of operation, which shall possess some or all of the following desirable requirements:

•	Ample high-income population within a tight geographic area with a high demand for services and a low threshold of competition;
•	A traffic infrastructure allowing for the ease of transportation 1) between stores and production facility, and 2) for the company’s route drivers when picking up and delivering clothing;
•	An abundant trained labor pool, forecasted well in excess of demand for the next ten years; and
•
Numerous retail center openings planned over the next 5-10 years, representing an opportunity to open new storefronts. Furthermore, the population should be growing within each of the proposed markets.

Districts

We will organize a number of operating “districts.” Each district will be comprised of a central plant with approximately fifteen to fifty stores across one or two brands. Each district will be managed by one general manager who oversees a customer service manager, a plant manager, and an office manager.

This arrangement and its actual parameters, headcount, and layout are subject to substantial change and revision to meet the evolving needs of the business. However, based upon experience in the industry, we believe such an arrangement would operate efficiently. This structure allows for a central office infrastructure, while keeping day-to-day decision making close to the customer and employee base.

Industry Overview

As the majority of the industry is private, there is limited information available for comparative purposes. Nevertheless, there are a few fundamental points typical to the average operator:

•	Eighty-five percent (85%) of the 27,000 dry cleaners in the United States are small owner operated shops.
•
Dry cleaning occupations consist of skilled dry cleaners, spotters, pressers, and counter attendants, with most dry cleaning establishments requiring workers to perform at least two of these jobs out of necessity. Classic family-owned-and-operated cleaners typically have two or three full-time employees (including the owner) and some additional part-time employees. A typical operation might consist of a single small storefront operation, with customer pickup and delivery in the front and cleaning and finishing in the back.

•
We believe the most profitable form of dry-cleaning business is a “hub and spoke” company that performs all of the processing in large, centralized production facilities. This type of firm often includes additional pick-up and drop-off points that provide the main plant with goods to dry clean.

History & Highlights

Average annual revenues for the dry cleaning industry have historically increased by roughly the rate of inflation (based on SIC code 7216). In recent years, a number of recurring issues have pressured the dry cleaning industry, including:

•	Intensified competition
•	Higher minimum wages
•	Changes by the Federal Trade Commission to care labeling rules
•	Costly environmental regulations
•	Non-renewal of leases by building owners where cleaners operate
•	Increasing public concern that cleaning solvents may cause cancer

We believe that the company is better equipped to address these challenges than small, independent operators.

Competition

Our company operates in an industry that is subject to intense competition. A handful of markets, primarily in large metropolitan areas, are dominated by large, well-capitalized operators who have implemented a model similar to USDC’s vision--serving multiple locations with centralized, large capacity production facilities. Smaller players are finding it more difficult to retain market share due to higher overall operating costs and constraints. We believe that our strategy of centralized operations, consolidation, and public corporate structure is unique in the dry cleaning industry, as we are the first public consolidator of dry cleaning companies. However, there can be no assurance that other enterprises may not seek to acquire a significant number of dry cleaning operations in markets in which we currently or prospectively will operate.

Other Risks and Uncertainties

Our company faces risks and uncertainties relating to our ability to successfully implement our business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, we are subject to the risks of delays and potential business failure.

Environmental Regulation

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002 air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. We believe that we are integrating the new dry cleaning processes.

We believe that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. We will continue to utilize Perc where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, we do not anticipate any significant financial impact. In the opinion of management, we believe that our company fully complies with all relevant rules and regulations pertaining to the use of chemical agents.

As with any company involved in the use of chemical agents, we may, from time to time, be subject to any one or all of the following regulatory guidelines:

1.  The Clean Water Act;
2.  The Clean Air Act;
3.  The Resource Conservation & Recovery Act;
4.  The Comprehensive Environmental Response, Compensation & Recovery Act; and
5.  Additional State and Local guidelines and legislation.

We comply in all material respects with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavor to ensure that the entire organization proactively remains in compliance with all such statutes and regulations in the future.

Business Strategy

We only seek to acquire the leading operators in a geographic market with a track record of profitability. Our research indicates that there are approximately 100 market-leading operators in the U.S. that have revenues in excess of $5 million annually. Typically these companies are second to third generation owned and lack an exit strategy. We then intend to make subsequent acquisitions within a target market, utilizing the central plant already established.

Eliminate Administrative Duplication

Our efforts to be more efficient will extend to administration and management affairs—human resources, advertising, payroll, legal, information technology, accounting, etc. will all be centralized. This will eliminate duplication of administrative efforts and associated personnel throughout the organization, while keeping day-to-day decisions close to the customer and employee base, allowing district managers to focus on customer service, local marketing, quality, and revenue growth.

Management Effectiveness

We intend to initially leave existing field management in place with each additional acquisition and focus initial savings on elimination of back-office and administrative duplication of efforts.

Real Estate Location Advantages

Management intends to establish central plants in office parks and commercial zones where concerns over chemical use and storage are limited and large, noisy industrial operations are typical. Retail fronts become mere access points for clients to drop-off and pick-up their orders; thus, we can eliminate the requirement for significant square footage in our store fronts. The actual cost savings to the organization will be dictated by the geographical location of each store front and the reduction in square footage. Finally, this arrangement eliminates the complication of seeking high-visibility, high-traffic locations for an industrial operation.

Employees

We have 220 employees, of which 201 are full-time. None of our employees are represented by a labor union.

Description of Properties

We are currently leasing our administrative and sales offices located at 1930 Auiki Street, Honolulu, Hawaii 96819. The following is a list of our leased production and retail facilities. We intend to extend our leases in these offices and facilities as we deem necessary or as appropriate.

•	Main production plant, Honolulu, HI, approximately 23,000 square feet.
•	Nuuanu retail location, Honolulu, HI, approximately 700 square feet.
•	Bishop retail location, Honolulu, HI, approximately 450 square feet.
•	TOPA retail location, Honolulu, HI, approximately 300 square feet.
•	Pacific Guardian retail location, Honolulu, HI, approximately 600 square feet.
•	Hawaii Kai retail location, Honolulu, HI, approximately 1,200 square feet.
•	Manoa retail location, Honolulu, HI, approximately 400 square feet.
•	Kahala retail location, Honolulu, HI, approximately 600 square feet.
•	Windward City retail location, Kaneohe, HI, approximately 400 square feet.
•	Kailua retail location, Kailua, HI, approximately 780 square feet.

•	Mililani retail location, Mililani, HI, approximately 460 square feet.
•	Kapolei retail location, Kapolei, HI, approximately 960 square feet.
•	Waimalu retail location, Pearl City, HI, approximately 575 square feet.
•	Big Horn retail location, Rancho Mirage, CA, approximately 1,600 square feet.
•	Mission Plaza retail location, Cathedral City, CA, approximately 1,400 square feet.
•	NWC Highway 111 retail location, Indio, CA, approximately 1,000 square feet.
•	Sun City retail location, Palm Desert, CA, approximately 950 square feet.
•	Fred Waring & Jefferson, Indio, CA, approximately 1,000 square feet.
•	Crossroads at El Paseo, Palm Desert, CA, approximately 800 square feet.
•	Fontana retail location #1, Fontana, CA, approximately 1200 square feet.
•	Fontana retail location #2, Fontana, CA, approximately 1250 square feet.
•	Fontana retail location #3, Fontana, CA, approximately 1180 square feet.
•	Fontana retail location #4, Fontana, CA, approximately 1200 square feet.
•	Mira Loma retail location, Mira Loma, CA, approximately 1200 square feet.
•	Norco retail location, Norco, CA, approximately 1200 square feet.
•	Corona retail location #1, Corona, CA, approximately 1145 square feet.
•	Corona retail location #2, Corona, CA, approximately 1150 square feet.
•	Riverside retail location, Riverside, CA, approximately 1200 square feet.
•	Murrietta retail location, Murrietta, CA, approximately 1200 square feet.
•	Riverside production plant, Riverside, CA, approximately 9600 square feet.

It is our intent to lease additional production facilities within Palm Springs/Riverside, California in the foreseeable future to replace a facility lost to a fire in July 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Certain statements made herein and in other public filings and releases by the company contain “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. These forward-looking statements may include, but are not limited to, future capital expenditures, acquisitions (including the amount and nature thereof), future sales, earnings, margins, costs, number and costs of store openings, demand for clothing, market trends in the retail clothing business, currency fluctuations, inflation and various economic and business trends. Forward-looking statements may be made by management orally or in writing, including, but not limited to, Management’s Discussion and Analysis or Plan of Operation section and other sections of our filings with the Exchange Act and the Securities Act.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, domestic economic activity and inflation, our successful execution of internal operating plans and new store and new market expansion plans, performance issues with key suppliers, severe weather and legal proceedings, and other risks discussed in this prospectus under the heading “Risk factors.” Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

Company Overview and Recent Trends

Overview

USDC is a Delaware corporation that was formed on July 19, 2005, and on December 30, 2005 completed a reverse merger with a public “Shell Company,” as discussed herein. Members of our management are experienced in the acquisition and the operating of retail and dry cleaning businesses.

The operating results for the periods presented are of USDC before and after the merger and should not be deemed to be reflective of expected future operating results as such results only reflect operations for the year ended September 30, 2006 and for the period from July 19, 2005 (inception) to September 30, 2005. These results are not indicative of the company’s operations on a going-forward basis. The results were adversely affected by several factors including a fire at the primary Palm Springs location which shut down operations at that facility for over 10 months and required our company to process dry cleaning with third-party processors in order to retain market share. Other factors include the fact that both CVR and Steam Press were significantly under-capitalized prior to being acquired by our company and, as such, were unable to implement operational improvements and initiate significant marketing plans. We have initiated corrective actions and are preparing these operations for additional sales volume resulting from planned future acquisitions.

In addition, due to the short period from July 19, 2005 (inception) to September 30, 2005, comparisons to fiscal 2005 from fiscal 2006 would not be meaningful and are not included in the following discussion.

Results of Operations or the fiscal year ended September 30, 2006

Revenues

For the year ended September 30, 2006, we had revenues of approximately $6,082,000 with a gross margin of 46.8%. Our revenues were derived from laundry, dry cleaning, hotel, uniform and industrial services.

Operating Expenses

For the year ended September 30, 2006, operating expenses were approximately $6,646,000. Delivery, store, and sales expenses totaled approximately $2,592,000 and related primarily to the operation of our retail stores. Administrative expenses were approximately $1,353,000 and consisted mainly of administrative payroll of $822,000, approximately $107,000 in insurance, approximately $107,000 in travel, and approximately $320,000 in general administrative expenses. Other operating expenses were approximately $2,429,000 and consisted primarily of legal, accounting and consulting services, of which approximately $1,518,000 were paid to related parties, incurred in conjunction with becoming a public company. Depreciation and amortization expenses were approximately $272,000.

Operating Loss

For the year ended September 30, 2006, we had an operating loss of approximately $3,798,000. The operating loss is partially due to a fire at the main CVR processing plant, which caused our company to outsource our production work. The loss of the CVR plant caused us to incur additional overhead while we worked with the insurance company to settle our claims and look for new facilities.

Other Expenses

For the year ended September 30, 2006, other expenses were approximately $4,628,000 which consisted primarily of debt issuance costs of approximately $1,751,000 and interest expense of approximately $3,548,000; which are offset by approximately $671,000 in other income for insurance proceeds from the Palm Springs fire.

Net Loss

For the year ended September 30, 2006, we had a net loss of approximately $8,426,000 or $0.70 per common share.

Liquidity and Going Concern Considerations

Liquidity

During the year ended September 30, 2006, we raised net proceeds of approximately $5.8 million through the issuance of senior secured convertible notes and convertible debentures.

As of September 30, 2006, we had a working capital deficit of approximately $36,000. Our current assets were approximately $2,230,000, which consisted primarily of approximately $1,414,000 in cash, $602,000 in net trade and other receivables, and $214,000 in prepaid expenses and other current assets. Our current liabilities were approximately $2,265,000, which consisted primarily of approximately $1,573,000 in trade accounts payable and accrued expenses and approximately $585,000 in current portion of long-term debt.

Net cash used in operating activities during the year ended September 30, 2006 was approximately $2,941,000. The current period results were due primarily to the operating loss of approximately $3,798,000 along with an increase in accounts receivable and other current assets of approximately $121,000, which were offset by approximately $4,713,000 in non cash transactions made up primarily of depreciation and amortization, and amortization of debt discounts and deferred financing costs; and a decrease of approximately $786,000 in accounts payable.

Cash flow used in investing activities for the year ended September 30, 2006, was approximately $390,000 and consisted of capital expenditures.

For the year ended September 30, 2006, cash flow provided by financing activities totaled approximately $4,040,000 and consisted primarily of the net proceeds from the issuance of notes payable (including convertible notes) of approximately $5,806,000, offset by repayments on notes payable and capital leases of approximately $649,000.

Going Concern Considerations

The consolidated financial statements included elsewhere herein have been prepared assuming our company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. At September 30, 2006, we had an accumulated deficit of approximately $9,523,000, a working capital deficit of approximately $36,000, and have suffered significant net losses since inception. Our business plan calls for various business acquisitions which will require substantial capital. These factors, among others, raise substantial doubt about our ability to continue as a going concern. We intend to fund operations through debt and/or equity financing transactions. However, such financing transactions may be insufficient to fund our planned acquisitions, capital expenditures, working capital, and other cash requirements for the fiscal year ending September 30, 2007.

We will be required to seek additional funds to finance our long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

Since inception, we have yet to generate any profits from operations. Accordingly, we have met our capital requirements primarily through the private sale of convertible secured promissory notes payable and secured convertible debentures. We have raised approximately $8.1 million in net cash proceeds through such private sales. In May 2006, the majority of the holders of senior-secured convertible notes payable elected to convert them into the Company’s common stock.

Our capital requirements depend on numerous factors, including the rate of market acceptance of our products and services, our ability to service our customers, our ability to maintain and expand our customer base, the level of resources required to expand our marketing and sales organization, and other factors. As more fully explained elsewhere herein, management presently believes that cash generated from operations (if any), combined with our current cash positions and debt and/or equity financing proposals now under consideration will be sufficient to meet our anticipated liquidity requirements through September 2007. However, there can be no assurances that any debt and/or equity financing transactions now under consideration will be successful at acceptable terms.

Assuming this offering does not occur, we believe we can fund planned acquisitions, capital expenditures and working capital through the fiscal year ending September 30, 2007 through private placements, borrowings and the issuance of restricted common stock. We also utilize capital leases to finance our capital expenditures in order to spread the cash requirement over the life of the asset.

Our business plan for fiscal 2007 includes strategic growth plans through acquisitions. If the strategies described in the preceding paragraph are not sufficient to fund our cash requirements for fiscal 2007, management has the flexibility to revise our business plan by implementing one or more of the following strategies: (i) delay planned acquisitions, which would scale back related overhead expenses; and/or (ii) reduction of staffing and other operational overhead expenses, which would reduce the overhead expenses to only those necessary to maintain operations at current cash availability. While such revisions may yield improvements in short-term profitability and cash flow, this could be achieved at the cost of a reduction in our future growth rate and profitability, if any. However, since we have intentionally over-staffed one of our subsidiaries in anticipation of consummating a planned acquisition in that geographic area, terminating some employees of that subsidiary would not be expected to adversely impact (to any material extent) our ability to maintain revenues at the historical levels achieved in the recent past.

Critical Accounting Policies

To prepare the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In particular, we provide for estimates regarding the collectability of accounts receivable, the recoverability of long-lived assets, as well as our deferred tax asset valuation allowance. On an ongoing basis, we evaluate our estimates based on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Future financial results could differ materially from current financial results.

Revenue Recognition

We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). SAB 104 requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. The Company recognizes revenue on retail laundry and dry cleaning services when the services are deemed to have been provided. For “walk-in and pickup-and-delivery” type retail customers, the order is deemed to have been completed when the work-order ticket is created and the sale and related account receivable are recorded. For commercial customers, the sale is not recorded until the Company delivers the cleaned garments to the commercial customer. Generally, the Company delivers the cleaned garments to commercial customers the same day they are dropped off (same-day service).

Returns and Allowances

We experience claims for items damaged during processing, adjustments in resolution of customer disputes, and promotional discounts, all of which are recorded as incurred. Such charges average about one percent of gross revenue. Sales are reported in the accompanying financial statements net of “Returns and Allowances”, which are reflected as a reduction of gross sales.

Accounts Receivable

We perform ongoing credit evaluations of our customers and adjust credit limits based on payment history and the customers’ current buying habits. We monitor collections and payments from our customers and maintain a provision for estimated credit losses based on specific customer collection issues that have been identified.

Long-lived Assets

U.S. Dry Cleaning Corporation (“USDC”) acquired two enterprises in August 2005 identifiable as reporting units known as Steam Press Holdings, Inc. (“SPHI”) in Hawaii and Coachella Valley Retail (“CVR”) in California. USDC was formed on July 19, 2005 and on December 30, 2005 completed a reverse merger with a “shell company.” SPHI was founded in 1902 and operates retail laundry and dry cleaning stores, in addition to providing hotels and other commercial laundry and dry cleaning services. CVR was formed in 2001 and operates retail laundry and dry cleaning stores. See “Goodwill” below for additional discussion of reporting units.

The Company follows SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” in accounting for its long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. See below for additional information regarding the identification and measurement of impairment of certain long-lived assets governed by SFAS No. 144.

The Company assesses the impairment of long-lived assets, including goodwill, annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, the Company adjusts the asset to the extent that the carrying value exceeds the estimated fair value of the asset. Management’s judgments related to the expected useful lives of long-lived assets and the Company’s ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As management assesses the ongoing expected cash flows and carrying amounts of the Company’s long-lived assets, these factors could cause the Company to realize a material impairment charge, which would result in decreased net income (or increased net loss) and reduce the carrying value of these assets.

Management has determined that the long-lived assets of SPHI and CVR were not impaired during the reporting periods presented. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Deferred Tax Assets

Deferred tax assets are recorded net of a valuation allowance. The valuation allowance reduces the carrying amount of deferred tax assets to an amount the Company’s management believes is more likely than not realizable. In making the determination, projections of taxable income (if any), past operating results, and tax planning strategies are considered.

Purchase Price Allocations for Acquisitions

The allocation of the purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values. We reached our conclusions regarding the estimated fair values assigned to such assets based upon the following factors:

Customer Relationship Assets

Our company has contractual relationships with several hotels to service the laundry needs of their guests. These contracts constitute roughly one-half of the total business. Our valuation is based on a discounted cash flow (“DCF”) analysis of the cash flows attributable to the contracts that were in force. Revenue from these contracts were projected out for eighteen months and incorporating straight-line attrition during that period. We applied the industry operating margin to projected revenues and tax-affected the requisite return to arrive at a debt-free net cash flow attributable to the customer relationship contracts. The cash flows were then discounted to present to arrive at a total present value with a useful life based on the average contract term.

Non-contractual customer relationships were valued pursuant to the guidance of EITF bulletin 02-17. Annual attrition in the company’s base is generally low. Accordingly, our valuation is based on a ten year forecast horizon of revenues from these relationships. All operating expenses have been allocated based on revenue and operating income and tax-affected to arrive at debt-free net cash flow attributable to these relationships. The cash flows were then discounted to present to arrive at a present value with a useful life of ten years based on the reciprocal of the attrition rate.

Trade Name/Trademarks

Our valuation of the Trade Name/Trademarks is based on a derivative of the DCF method that estimated the present value of a hypothetical royalty stream. The royalty rate was derived by examining the royalties paid for dry cleaning franchises as well as the industry operating margin of sales. The royalty rate was applied to the appropriate revenue base to arrive at the periodic royalty due. The royalty was then reduced for the cost of administering and enforcing agreement and then reduced by income taxes to arrive at after-tax net royalties. The after-tax net royalties were discounted to present cost of equity, thereby yielding a value on Trade Name/Trademarks with a useful life of ten years.

We believe the estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. As part of that analysis, we also must determine whether an acquired entity is considered to be a “business” or a “set of net assets” because only if a business is acquired can any of the purchase prices be allocated to goodwill. We determined that the Steam Press and CVR acquisitions were acquisitions of businesses. See Note 6 to our consolidated financial statements included elsewhere herein for additional information.

Identifying and Measuring Impairment of Long-Lived Assets

Introduction

We follow the substance of the procedures outlined below (which are specified in the accounting pronouncements discussed herein)  in identifying and measuring impairment of our intangible and other long-lived assets.

We test our intangible assets for possible impairment using a present value technique, which is based on estimated future cash flows. These cash flows (which are generally derived from the most recent internal budget) and the related fair values are determined for impairment purposes as discussed below. Projections of future cash flows are dependent on certain assumptions, and are inherently uncertain; such projections invariably include (of necessity) some estimates that are subjective in nature. Thus, there is a risk that future events may differ from the assumptions underlying management's estimates. In a given fiscal period, such differences could have a material effect on our consolidated financial statements.

Intangible Assets -- General

SFAS No. 142, "Goodwill and Other Intangible Assets" addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the consolidated financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. See below for additional information regarding the identification and measurement of impairment of goodwill and identifiable intangible assets governed by SFAS No. 142.

The principal effect of SFAS No. 142 on our accompanying consolidated financial statements is that the goodwill described in Note 6 to such financial statements is not required to be amortized. Identifiable intangible assets are being amortized using an accelerated method over the useful lives determined through the valuation methodology described below.

Identifiable Intangible Assets

Our identifiable intangible assets are Customer Relationships and Trade Name/Trademark, which arose in accounting for the business combination of SPHI in August 2005. As contemplated by GAAP, a "customer relationship" exists when an entity has information about the customer and is in regular contact with the customer, who in turn has the ability to make direct contact with the entity. Since these assets are subject to amortization, management reviews customer relationship assets for impairment using the methodology of SFAS No. 144. As noted above, that pronouncement requires that an impairment loss be recognized when an asset's carrying amount is not recoverable and the carrying amount exceeds its estimated fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the total undiscounted future cash flows estimated to result from the asset's use (based on its existing service potential) and eventual disposition. As with goodwill, the traditional marketplace definition of fair value applies.

Customer relationship assets are tested for impairment whenever events or changes in circumstances suggest that their carrying amount may not be recoverable. Examples of such trigger events include a significant adverse change in the manner in which a long-lived asset is being used and a current period operating loss or negative operating cash flow. We generally apply the impairment testing required by SFAS No. 144 as summarized below.

Our valuation model is based on a ten-year forecast of revenues from Customer Relationships. All operating expenses have been allocated based on revenue and operating income. A requisite return on other assets was subtracted to arrive at a debt-free net cash flow attributable to the customer relationships. These cash flows were then discounted to a present value. The suggested useful life of the customer relationships is ten years based on the reciprocal of the attrition rate.

Our valuation of Trade Name/Trademarks is based on a derivative of the discounted cash flow (“DCF”) method that estimated the present value of a hypothetical royalty stream derived from the licensing of such assets. The royalty rate was derived by examining the royalties paid for dry cleaning franchises as well as the industry (SIC 7211, 7212 and 7216) operating margin of sales. Based on these analyses, we determined that a base royalty rate of sale is appropriate for the Trade Name/Trademarks. Such royalty rate was applied to the appropriate revenue base to arrive at the periodic royalty due to the licensor. The royalty was then reduced for the cost of administering and enforcing license agreements to arrive at net royalties. Net royalties were discounted to present value using USDC’s cost of equity, thereby yielding an estimated fair value.

Based on the evaluation process summarized in the preceding paragraphs, it was determined that the customer relationship and trade name/trademark assets' estimated fair value exceeded their carrying amounts.

Goodwill

SFAS No. 142 establishes a two-step process that governs the review of goodwill for possible impairment at the reporting unit level. A reporting unit is either an operating segment (as defined in SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information") or a component of an operating segment. The Company had two identifiable reporting units in fiscal 2005 and 2006, SPHI and CVR. A component must meet the definition of a "business" under the criteria established by GAAP. When applicable, other assets and asset groups (see "Identifiable Intangible Assets" above and "Property and Equipment," below) are tested for impairment and any adjustment of the carrying values of such assets is reflected before the goodwill impairment test is performed.

The first phase, which is only designed to identify potential impairment, requires a comparison of a reporting unit's carrying amount (including goodwill) with its estimated fair value. For this purpose, the traditional marketplace definition of fair value applies. If the reporting unit's estimated fair value exceeds its carrying amount, the related goodwill is considered not impaired; under these circumstances, the second step of the impairment test described immediately below is unnecessary.

In order to measure an impairment loss, the carrying amount of the reporting unit's goodwill is compared to its "implied fair value." An entity is required to estimate the implied fair value of its goodwill by allocating the reporting unit's total fair value to all of its assets (including any unrecognized intangible assets) and liabilities as if (1) the reporting unit had been acquired in a business combination and (2) the reporting unit's fair value was the purchase price. The excess of the reporting unit's fair value over the amounts assigned to its liabilities and identifiable assets represents the implied fair value of goodwill. We apply step one of the goodwill evaluation process as described in the following paragraph.

To estimate the fair value of a group of net assets (such as a reporting unit) as a whole, a five-year discounted cash flow analysis is developed based on available historical data, and management's current projections of future-year revenues. As of a given testing date, these projections may assume annual revenue growth at a level or declining rate during the forecast period, with modest growth thereafter. Management expects revenue growth during the five-year forecast period.

Given that SPHI and CVR were merged with USDC in August 2005, the Company has not completed the implementation of its business plan. Also, management realized it was acquiring entities that had demonstrated excess capacity that could be reasonably available through future growth and acquisitions with minimal increase in overhead. Therefore, the Company has insufficient reasonably available information as to the expected variability of our estimates/assumptions to determine past, present or future reasonableness. The acquisition of these two entities was anticipated to become the base for future growth and acquisitions.

As of September 2006, management believes that the fiscal budget for the Company was based on reasonable and current information, and was achievable. Based on the evaluation process summarized in the preceding paragraphs, it was determined that the reporting units' estimated fair value exceeded their carrying amounts, and thus goodwill was not impaired. This conclusion is based in part on the fact that the Company has not had sufficient time to fully execute its business plan. There can be no assurance, however, that market conditions will not change which could result in impairment of goodwill in the future.

Contractual Commitments

On July 29, 2005, we entered into a two-year employment agreement with Mr. Drace. Under the terms of such agreement, Mr. Drace shall be compensated $175,000 during the first 12-month period and $183,600 during the second 12-month period. Mr. Drace also qualifies for certain other benefits and a discretionary bonus. Mr. Drace will be entitled to participate in our stock option plan, once the plan is approved by the Board, at a level commensurate with his position. This agreement may be extended for three additional years by mutual consent, and entitles Mr. Drace to severance pay equal to six months’ salary in the event his employment is terminated without cause.

On October 21, 2005, we entered into a term sheet with Haddon Libby. Under the terms of such agreement, Mr. Libby shall be compensated $150,000 annually. At the Board of Director’s discretion, Mr. Libby could receive periodic performance bonuses that, on an annual basis, can be as high as three times his base salary. Mr. Libby also received 300,000 shares of our restricted common stock as a start-up bonus with a value of $0.34 per share. Furthermore, Mr. Libby is entitled to severance pay equal to six months’ salary in the event his employment is terminated without cause.

Effective December 12, 2006, we entered into a three-year employment agreement with Robert Y. Lee. Under the terms of such agreement, Mr. Lee shall be compensated a base salary at the rate of $20,000 per month, which increases to $25,000 upon the Company achieving certain milestone in revenue and income. Mr. Lee is also entitled to a bonus represented by a promissory note issued by the Company bearing interest at eight percent per annum and in the principal amount of $200,000, of which $50,000 is payable at the earlier of the expiration of his employment term under the agreement and the closing by the Company of a debt or equity financing of at least $1,500,000, and the balance of which is payable upon the earlier of the expiration of his employment term under the agreement and the closing by the company of a primary issuance of the company’s stock with gross proceeds of at least $3,000,000. In addition, upon the achievement of certain milestones by the Company, Mr. Lee will be entitled to additional performance bonuses in the amount of $250,000 to $500,000.  Furthermore, Mr. Lee is entitled to receive fully vested options under the Company’s stock option plan, once the plan is approved by the Board, to purchase an aggregate of 800,000 shares of the Company’s common stock, at exercise prices ranging from $3.50 to $10.00 per share. The Company also agreed to pay an expense allowance for an automobile in an amount of $2,000 per month. The agreement also provides for non-competition covenant by Mr. Lee in favor of the Company and confidentiality provisions.

A summary of our contractual obligations and commitments as of September 30, 2006 is as follows:

Contractual Obligations and Commitments	Total	2007	2008	2009	2010	Beyond
Operating leases	$2,978,000	$774,000	$687,000	$570,000	$416,000	$531,000
Capital lease obligations	399,000	160,000	129,000	93,000	17,000	—
Long-term debt	815,000	488,000	299,000	15,000	9,000	4,000
Total Contractual Obligations and Commitments	$4,192,000	$1,422,000	$1,115,000	$678,000	$442,000	$535,000

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, do not engage in trading activities involving non-exchange traded contracts, and are not a party to any transaction with persons or entities that derive benefits, except as disclosed herein, from their non-independent relationships with us.

Inflation

We believe that inflation generally causes an increase in sales prices with an offsetting unfavorable effect on the cost of products and services sold and other operating expenses. Accordingly, with the possible exception of the impact on interest rates, we believe that inflation will have no significant effect on our results of operations or financial condition.

Results of Operations for the Three Months Ended December 31, 2006 and 2005

Revenues

Net sales were approximately $1.6 million for the three months ended December 31, 2006 an increase of approximately $0.2 million compared to the three months ended December 31, 2005 of approximately $1.4 million. This reflects a 11% increase in revenues.

Cost of Sales

Our cost of sales remained the same at approximately $0.8 million for the three months ended December 31, 2006 and 2005, respectively. However, cost of sales as a percentage to revenues is 53% and 56% for the three months ended December 31, 2006 and 2005, respectively.

Gross Profit

Gross profit increased approximately $0.2 million to approximately $0.8 million for the three months ended December 31, 2006 compared to the three months ended December 31, 2005 of approximately $0.6 million. Gross profit as a percentage of revenue increased 3% or 47% and 44% for the three months ended December 31, 2006 and 2005, respectively.

Operating Expenses

Operating expenses for the three months ended December 31, 2006 are approximately $2.2 million, an increase of approximately $0.6 million compared to the three months ended December 31, 2005 of approximately $1.6 million.

Our delivery, store and selling expenses for the three months ended December 31, 2006 were approximately $0.7 million compared to the three months ended December 31, 2005 of approximately $0.6 million. These expenses are primarily related to store rents and advertising costs.

Our administrative expenses for the three months ending December 31, 2006 were approximately $1.5 million, an increase of approximately $0.5 million compared to the three months ended December 31, 2005 of approximately $1.0 million. These expenses are primarily related to management and professional fees.

Net Results of Operations

Our operating loss is approximately $1.4 million for the three months ended December 31, 2006 and approximately $0.9 million for the three months ended December 31, 2005.

Other income (expense)

Interest expense for the three months ended December 31, 2006 was approximately $0.1 million compared to approximately $0.5 million for the three months ended December 31, 2005.

 Net Results

  We are reporting a net loss of approximately $1.5 million or $0.09 per common share for the three months ended December 30, 2006 compared to a net loss of approximately $1.5 million or $0.16 per common share for the three months ended December 30, 2005. This includes legal, audit, consulting and administrative expenses directly related towards capitalization of the Company and being a public company.

 Liquidity and Capital Resources

Total assets increased by approximately $0.8 million from $8.2 million as of December 31, 2005 to $9.0 million as of December 31, 2006. The increase is primarily due to an increase in cash of approximately $0.4 million, property and equipment of approximately $0.4 million and notes receivables of approximately $0.1 million: other assets of approximately $0.1 million.

  Total liabilities decreased by approximately $3.1 million from approximately $6.5 million as of December 31, 2005 to approximately $3.4 million as of December 31, 2006. This is primarily due to a decrease in notes payable of approximately $2.9 million, a decrease in deferred tax liability of approximately $0.2 million, and a decrease in liquated damages of approximately $0.1 million; offset by an increase in capital lease obligations of approximately $0.1 million.

 Our operating activities used approximately $1.3 million in cash during the three months ended December 31, 2006. Our net loss of approximately $1.5 million was the primary component of our negative operating cash flow. This net loss was offset by a number of non-cash items totaling approximately $0.5 million. These include depreciation, amortization, bad debt expense and the issuance of stock for compensation and interest. Growth in payables, liquidated damages and prepaid expenses and other current assets of approximately $0.5 million was offset by growth in receivables of approximately $0.1 million.

Cash used in investing activities during the three months ended December 31, 2006 consisted of approximately $0.2 million used for the purchase of property and equipment and acquisition projects in process compared to approximately $0.1 million for the three months ended December 31, 2005.

Cash flows from financing activities were approximately $1.2 million for the three months ended December 31, 2006 which primarily consisted of approximately $1.4 million in net proceeds from the issuance of convertible debentures; offset by repayments on notes payable, capital leases and prepaid financing costs of approximately $0.2 million.

 We have a working capital deficit of approximately $0.9 million as of December 31, 2006. We are seeking to increase working capital and fund operations through private and public debt and equity transactions.

Liquidity and Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared assuming we will continue in our present form, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. For the quarter ended December 31, 2006, we had a net loss of approximately $1.5 million and negative cash flow from operating activities of approximately $1.3 million. In addition, we had a working capital deficit of approximately $0.9 million as of December 31, 2006.

Accordingly, we have met our capital requirements primarily through the private sale of convertible secured promissory notes payable and secured convertible debentures. We have raised approximately $10.5 million in net cash proceeds through such private sales. In May 2006, the majority of the holders of approximately $7.9 million senior-secured convertible notes payable elected to convert into the Company’s common stock. It is anticipated that the holders of the recently raised $1.4 million will also convert their convertible debentures to equity upon maturity.

Going Concern Considerations

The consolidated financial statements included elsewhere herein have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. At December 31, 2006, we had an accumulated deficit of approximately $11 million, working capital deficit of approximately $0.9 million and has suffered significant net losses since inception.

     We will be required to seek additional funds to finance our long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

Since inception, we have yet to generate any profits from operations. Accordingly, we have met our capital requirements primarily through the private sale of convertible secured promissory notes payable and secured convertible debentures. We have raised approximately $10.5 million in net cash proceeds through such private sales. In May 2006, the majority of the holders of approximately $7.9 million senior-secured convertible notes payable elected to convert into the Company’s common stock. It is anticipated that the holders of the recently raised $1.4 million will also convert their convertible debentures to equity upon maturity.

Our capital requirements depend on numerous factors, including the rate of market acceptance of our services, our ability to service our customers, our ability to maintain andexpand our customer base, the level of resources required to expand our marketing and sales organization, and other factors. We are currently revising our business plan for funding our long-term operations to include potential acquisitions which would allow us to maximize our current processing facility capacities, thereby increasing our potential profitability. We intend to fund operations through debt and/or equity financing transactions. However, such financing transactions may be insufficient to fund our planned acquisitions, capital expenditures, working capital, and other cash requirements for the fiscal year ending September 30, 2007.

As more fully explained elsewhere herein, management presently believes that cash generated from operations (if any), combined with our current cash positions and debtand/or equity financing proposals now under consideration will be sufficient to meet our anticipated liquidity requirements through September 2007. However, there can be no assurances that any debt and/or equity financing transactions now under consideration will be successful at acceptable terms.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) addresses the accounting for transactions in which an enterprise exchanges its equity instruments for employee services. It also addresses transactions in which an enterprise incurs liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of those equity instruments in exchange for employee services. The cost of employee services received in exchange for equity instruments, including employee stock options, is to be measured at the grant-date fair value of those instruments. That cost will be recognized as compensationexpense over the service period, which would normally be the vesting period. In April 2005, the SEC released Staff Accounting Bulletin No. 107, which provided additional guidance on the adoption of SFAS 123(R) and amended its previously adopted rule to modify compliance dates for SFAS 123(R), requiring adoption for fiscal years beginning after June 15, 2005. We adopted FAS 123(R) on January 1, 2006. Management believes the adoption did not have a significant impact on the consolidated financial statements for the year ended September 30, 2006. We will continue to evaluate the impact of SFAS 123(R) on our financial position and results of operations.
    In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principles unless it is impracticable. APB Opinion No. 20, “Accounting Changes”, previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for us as of October 1, 2005. We do not believe that the adoption of SFAS No. 154 had or will have a material impact on our financial statements.

             In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or "hybrids" which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined "hybrid" must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited. The adoption of this pronouncement is not expected to have a material impact on our future consolidated financial statements.

    In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109,”Accounting for Income Taxes.” FIN No. 48 prescribes a more-likely-than-not recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken (or expected to be taken) in an income tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirement to assess the need for a valuation allowance on net deferred tax assets is not affected by FIN No. 48. This pronouncement is effective for fiscal years beginning after December 31, 2006. Management is in the process of evaluating this guidance, and therefore has not yet determined the impact (if any) that FIN No.48 will have on the Company’s financial position or results of operation upon adoption.

In September 2006, the FASB issued SFAS No.157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of SFAS No. 157 to have a significant effect on our consolidated financial position or results of operations.

LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings. From time to time, we may receive claims of and become subject to commercial litigation related to the conduct of our business acquisitions. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our current executive officers and directors. Aside from Martin Brill, who became a director in July 2006, each director has been a director of the company since inception (as U.S. Dry Cleaning Corporation).

Name	Age	Position
Robert Y. Lee	43	Chief Executive Officer and Director
Michael E. Drace	58	President, Chief Operating Officer, Secretary and Director
Haddon B. Libby	44	Chief Financial Officer
Anthony J. A. Bryan	82	Chairman of the Board of Directors
Earl Greenburg	60	Director
Martin Brill	60	Director

“Robbie” Lee is the founder of our company and served as Chairman of the Board from inception through December 12, 2006. Effective on December 12, 2006, Mr. Lee resigned as Chairman of the Board and Anthony J. A. Bryan replaced Mr. Lee as Chairman of the Board, and Mr. Lee became our new Chief Executive Officer. Mr. Lee remains a member of our Board of Directors. Mr. Lee has gained operational expertise through comprehensive private and public company CEO experience. During Mr. Lee’s 23-year retail store career, he has opened, acquired and operated over 500 video retail stores as either CEO or owner-operator. Prior to U.S. Dry Cleaning Corporation, Mr. Lee led the growth of Video City, a publicly traded retail video store consolidator, from an 18-store regional chain with $10 million in revenues to a top 10 nationally ranked video retail company in 24 months. By 2000, Video City had grown through consolidation to a multi-state operation owning and managing 350 corporate stores and 150 franchised stores from California to Maine, with 5,000 employees and revenues over $150 million. Mr. Lee restructured Video City in 2001, during which time the company successfully emerged from chapter 11 and confirmed a plan of reorganization.

Michael E. Drace is a co-founder of our company and serves as our President, Chief Operating Officer, and Secretary, positions he has held since inception of the company. Mr. Drace was also our Chief Executive Officer from inception to December 2006, when he stepped down and we appointed Robbie Lee as our Chief Executive Officer. Mr. Drace was previously the President and principal shareholder of Young Laundry and Drycleaning, positions he held since 1995. Mr. Drace began his career in 1969 as a Maintenance Engineer for a large commercial laundry company. During his 37 year career, he has successfully overseen all phases of operations, and has served in an executive capacity for some of the nation’s largest laundry and dry cleaning companies. Mr. Drace has meaningful experience in corporate restructuring, divestitures of divisions, and assimilation of purchased companies subsequent to consolidation. Mr. Drace is a proven professional and has dealt successfully with all issues of operations ranging from new factory openings to labor negotiations.

Haddon B. Libby is our Chief Financial Officer. Mr. Libby has served as our Chief Financial Officer since October 21, 2005. Mr. Libby previously worked for Bank of America as Senior Vice President in its Banc of America Securities and Private Bank/Banc of America Investment Services units from 1992 to 2005. While a senior officer for their Private Bank operations in Coachella Valley (2002 to 2005), he was responsible for a nine-figure investment portfolio. Mr. Libby serves as Chairman and President of the La Quinta Arts Foundation and serves on the Boards of The Living Desert Zoo and Botanical Gardens and the Palm Springs International Film Festival. He has spoken at the Milken Institute’s High Yield Debt Conference, California Broadcasters Association, and USC Graduate School of Business on various financing techniques and approaches. Mr. Libby received a B.S. in Business Administration-Finance from Northeastern University in 1985, graduating Magna Cum Laude, a four-year Travelli Scholar, and recipient of the Ford Humanitarian Award.

“Tony” Bryan currently serves as Chairman of the Board of Directors. He has served on the Board since the inception of the company. Mr. Bryan is the non-executive Chairman of the Board of 360 Global Wine Company, a publicly traded company that produces and sells wine, a position that he has held since November 2004. Mr. Bryan has been a member of the Board of 360 Global Wine since November 2003. Mr. Bryan was previously a Vice President, member of the Board of Directors, and a General Manager of the International Division of Monsanto Co. Following his career at Monsanto, Mr. Bryan became the President, CEO, and a member of the Board of Cameron Iron Works, a company in the oil service business. Subsequently he served as the Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company. Mr. Bryan has also served on the Boards of Directors of Federal Express Corporation; Chrysler Corporation (now DaimlerChrysler Corporation); ITT Corporation; Koppers Inc.; Hamilton City Oil Company Ltd.; PNC Corporation; and Imetal (Paris, France). Mr. Bryan received his Masters Degree in Business Administration from Harvard Business School.

Earl Greenburg is a member of our Board of Directors, a position that he has held since inception. Mr. Greenburg is a former Deputy Attorney General for the state of Pennsylvania and is a founding partner of Transactional Marketing Partners (TMP), currently serving as its Chairman since 1990. TMP has offices in Santa Monica, Palm Springs, Florida and Oregon and does business development for companies in the direct response industry. Mr. Greenburg was the only three-term chairman of the Electronic Retailer Association and was the President of the Home Shopping Network (HSN). Mr. Greenburg was selected by Brandon Tartikoff to serve as vice president of NBC for daytime programming, and has produced hundreds of hours of programming for NBC, ABC, CBS, and Fox. Mr. Greenburg also serves as Chairman of the Board of the Palm Springs International Film Festival.

Martin Brill is a member of our Board of Directors, a position that he has held since July 2006. Mr. Brill has been a senior partner at Levene, Neale, Bender, Rankin & Brill LLP, a law firm specializing in bankruptcy and insolvency matters, since 2000. Mr. Brill has special expertise in complex reorganizations of publicly held companies influenced by securities law. He has represented debtors, creditors’ committees, trustees in bankruptcy, and buyers of assets in numerous bankruptcy cases. Mr. Brill graduated from the University of California, Los Angeles and the UCLA School of Law, and he is a member of the State Bar of California and the American, Los Angeles County, Beverly Hills, and Century City Bar Associations.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Committees of the Board of Directors

Our entire Board of Directors performs the functions of an audit committee. Martin Brill chairs our Board’s audit committee functions. An “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K of the Exchange Act, will be appointed upon finding a qualified candidate. The functions the Board provides in respect of an audit committee include reviewing and supervising the financial controls of the company, appointing the company’s independent registered public accounting firm, reviewing the books and accounts of the company, meeting with the officers of the company regarding the company’s financial controls, acting upon recommendations of the auditors and taking such further actions as the Board deems necessary to complete an audit of the books and accounts of the company.

Anthony Bryan and Earl Greenburg are members of our Compensation Committee. Mr. Greenburg is “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers our company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Compensation Committee was created by the Board of Directors in 2006, and therefore there were no meetings of the Compensation Committee held during 2005. Our Board of Directors has adopted a written Compensation Committee Charter.

All directors participate in the consideration of director nominees. We do not have a policy with regard to consideration of nominations for director. We accept nominations for directors from our security holders. There is no minimum qualification for a director nominee to be considered by our board of directors. All of our directors will consider any nomination in accordance with his or her fiduciary responsibility to the company and its stockholders.

Security holders may send communications to our Board of Directors by writing to U.S. Dry Cleaning Corporation, 125 E. Tahquitz Canyon Way, Suite 203, Palm Springs, California 92262, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

Executive Compensation

Outside directors receive 50,000 shares of our common stock upon accepting the appointment as a director of the company and 10,000 shares annually thereafter on the anniversary date thereof. In addition, independent directors receive $1,000 for each in-person meeting attended and $600 for each telephonic meeting attended. Committee members receive $400 for each committee meeting attended. Non-independent directors do not receive any compensation for their service as directors. All directors are reimbursed for their travel and other out-of-pocket expenses as a result of attending meetings.

On September 15, 2005, our Board of Directors acknowledged an agreement between Watley and our then Chairman of the Board and our current Chief Executive Officer, Robert Y. Lee, whereby Mr. Lee received fees from Watley in connection with acquisitions for which Watley received an acquisition success fee from our company. During the period from inception through September 30, 2005, Mr. Lee received fees from Watley of approximately $50,000. Additionally, Mr. Lee was paid approximately $69,000 by our company for consulting fees during such period. During the year ended September 30, 2006, Mr. Lee received approximately $111,000 in fees from Watley in connection with certain merger and acquisition activities in addition to certain fund-raising activities by Watley and Mr. Lee on our behalf. See “Related Party Transactions” below.

The following table sets forth certain annual and long-term compensation paid to our Chief Executive Officer and our executive officers.

Summary Executive Compensation Table

		Annual Compensation			Long-Term Compensation
Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	All Other Compensation ($)
Robert Y. Lee, CEO(3)	2006	240,000(3)	(3)	24,000(3)	-	800,000(3)	-

Michael E. Drace, President,	2006	175,000	-	18,000(1)	-	-	-
COO and Secretary(3)	2005	29,170	-	3,000(1)	-	-	-

Haddon B. Libby, CFO(4)	2006	137,500	-	-	102,000(2)	-	-
	2005	0	-	-	-	-	-

(1)	The company provides Mr. Drace approximately $1,500 per month of car allowance.
(2)	The company issued 300,000 shares of its common stock valued at $102,000 as a sign on bonus per the terms of Mr. Libby’s employment agreement.
(3)
Mr. Drace was employed on July 29, 2005. Effective December 12, 2006, Mr. Lee replaced Mr. Drace as our Chief Executive Officer. Pursuant to the terms of Mr. Lee’s employment agreement, he is entitled to receive fully vested options under the company’s stock option plan to purchase an aggregate of 800,000 shares of the company’s common stock, at exercise prices ranging from $3.50 to $10.00 per share. See the terms regarding Mr. Lee’s compensation as set forth in his employment agreement below.

(4)	Mr. Libby started on October 21, 2005.

Employment Agreements

Effective December 12, 2006, we entered into a three-year employment agreement with Robert Y. Lee. Under the terms of such agreement, Mr. Lee shall be compensated a base salary at the rate of $20,000 per month, which increases to $25,000 upon the Company achieving certain milestone in revenue and income. Mr. Lee is also entitled to a bonus represented by a promissory note issued by the Company bearing interest at eight percent per annum and in the principal amount of $200,000, of which $50,000 is payable at the earlier of the expiration of his employment term under the agreement and the closing by the Company of a debt or equity financing of at least $1,500,000, and the balance of which is payable upon the earlier of the expiration of his employment term under the agreement and the closing by the company of a primary issuance of the company’s stock with gross proceeds of at least $3,000,000. In addition, upon the achievement of certain milestones by the Company, Mr. Lee will be entitled to additional performance bonuses in the amount of $250,000 to $500,000.  Furthermore, Mr. Lee is entitled to receive fully vested options under the Company’s stock option plan, once the plan is approved by the Board, to purchase an aggregate of 800,000 shares of the Company’s common stock, at exercise prices ranging from $3.50 to $10.00 per share. The Company also agreed to pay an expense allowance for an automobile in an amount of $2,000 per month. The agreement also provides for non-competition covenant by Mr. Lee in favor of the Company and confidentiality provisions.

On July 29, 2005, we entered into a two-year employment agreement with Michael E. Drace. Under the terms of such agreement, Mr. Drace shall be compensated $175,000 during the first 12-month period and $183,600 during the second 12-month period. Mr. Drace also qualifies for certain other benefits and a discretionary bonus. Mr. Drace will be entitled to participate in our stock option plan, once the plan is approved by the Board, at a level commensurate with his position. This agreement may be extended for three additional years by mutual consent, and entitles Mr. Drace to severance pay equal to six months’ salary in the event his employment his terminated without cause.

On October 21, 2005, we entered into a term sheet with Haddon Libby. Under the terms of such agreement, Mr. Libby shall be compensated $150,000 annually. He will receive periodic performance bonuses that, on an annual basis, can be as high as three times his base salary. Mr. Libby also received 300,000 shares of restricted common stock as a start-up bonus with a value of $0.34 per share. Furthermore, Mr. Libby is entitled to severance pay equal to six months’ salary in the event his employment is terminated without cause.

RELATED PARTY TRANSACTIONS

On July 19, 2005, we entered into a Consulting Agreement with The Watley Group, LLC (“Watley”), which was ratified by the Board of Directors on September 15, 2005, with regard to capital referral fees, merger and acquisitions, and other services. Under terms of the Agreement, Watley was entitled to receive a success fee for identifying, coordinating, and otherwise facilitating the completion of acquisitions. In addition, Watley received success fees for identifying and facilitating fund raising. Watley was granted 1,026,668 shares of our restricted common stock. Of those shares, 102,666 were allocated to Mr. Martin Brill and 924,002 remained with Watley for services each performed. Further, for the year ended September 30, 2006, Watley received fees from the Company of approximately $1,518,000. Anthony J. A. Bryan, a member of our board of directors, is the father of Mr. John Bryan, Chief Executive Officer of Watley.

On September 15, 2005, the Board ratified the issuance of warrants to purchase 1,500,000 shares of our common stock for $.01 per share to Watley and warrants to purchase 1,500,000 shares of our common stock for $.01 per share to our Chairman, Mr. Robert Y. Lee. Such warrants are to vest if and when our sales equal or exceed $100 million on an annualized basis for a consecutive 90-day period. None of the warrants have been exercised and the warrants will all expire on December 31, 2006.

On September 15, 2005, the Board also acknowledged an agreement between Mr. Lee, our then Chairman, and Watley, whereby Mr. Lee received success fees from Watley in connection with acquisitions for which Watley receives an acquisition success fee from us. During the period ended September 30, 2005, Mr. Lee received fees from Watley of approximately $111,000 in connection with certain of his fund-raising activities on our behalf. Effective December 12, 2006, Mr. Lee’s agreement with Watley terminated and is no longer effective.

Pursuant to his agreement with Watley, during the year ended September 30, 2006, one of our directors, Mr. Earl Greenburg, received approximately $150,000 in referral fees from Watley for his assistance to the company in obtaining debt or equity financing.

Pursuant to his agreement with Watley, during the year ended September 30, 2006, our Chief Financial Officer, Mr. Haddon Libby, received approximately $220,000 in referral fees from Watley for his assistance to the company in obtaining debt or equity financing.

Pursuant to his agreement with Watley, during the year ended September 30, 2006, Mr. Martin Brill, an attorney for us and, since July 27, 2006, one of our directors, received approximately $220,000 in referral fees and reimbursements from Watley for his assistance to us in obtaining debt or equity financing. Previously, in connection with Mr. Brill’s services in advising, and coordinating professionals relating to our acquisitions, financings, and growth, Watley had transferred to Mr. Brill 102,666 of the shares of our common stock that Watley had been issued.

INDEMNIFICATION

Under Section 145 of the Delaware General Corporation Law of Delaware, or Delaware Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

Our certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require us to indemnify our directors and officers to the fullest extent not prohibited by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. In addition, our certificate of incorporation provides that, if Delaware Law is amended after the date of stockholder approval of the certificate of incorporation to further eliminate or limit the personal liability of directors, then the liability of a director would be eliminated or limited to the fullest extent permitted by Delaware Law.

Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees, and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be, made a party by reason of their serving in such positions so long as they (1) acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and (2), with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our stockholders, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as state or federal securities or environmental laws.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners / Management

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of February 23, 2007, by: (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included shares of common stock underlying options, warrants and convertible preferred stock held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of February 23, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class (1)
Executive Officers and Directors:
Michael E. Drace 1930 Auiki Street Honolulu, HI 96819	531,826	(2)	3.0%
Robert Y. Lee 125 E. Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262	800,000	(3)	4.5%
Earl Greenburg 125 E. Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262	406,826	(4)	2.3%

Haddon B. Libby 125 E. Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262	534,326	(5)	3.0%
Anthony J. A. Bryan 125 E. Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262	200,000		1.1%
Martin Brill 10250 Constellation Blvd. Ste. 1700 Los Angeles, California 90067	789,110	(6)	4.4%
All Directors and Executive Officers (six persons)	3,262,089		18.2%
More than 5% Beneficial Owners:
The Watley Group, LLC 1801 Century Park East, Suite 1830 Los Angeles, CA 90067	924,002		5.2%
Riaz Chauthani 125 E. Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262	929,998	(7)	5.2%

* Constitutes less than 1%
______________
(1)
As used in this table, “beneficial ownership” means the sole or shared voting power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Applicable percentage ownership is based on 17,890,929 shares of common stock outstanding at February 23, 2007.

(2)
Includes 375,000 common shares held by Mr. Drace and 156,826 common shares held by Mrs. Drace. The shares are held in a trust for the benefit of Mr. Drace and his family members. Mr. Drace is the trustee.

(3)
Includes 800,000 common shares, but not 240,000 shares of common stock held by Robert Y. Lee Charitable Foundation and 600,000 shares of common stock, which are held by the Rhoton Family Trust. Neither Mr. Lee nor his family members are beneficiaries of either the charitable foundation or the Rhoton Family Trust, and Mr. Lee does not have any voting, dispositive, or investment powers with respect to the shares. Does not include 800,000 fully vested options issued to Mr. Lee in December 2006.

(4)	Includes 356,826 common shares held individually and 50,000 shares held by Transactional Marketing Partners, of which Mr. Greenburg is a principal and chairman of the board.

(5)
Mr. Libby joined the company on October 21, 2005. Mr. Libby received 300,000 common shares per the terms of his employment agreement and 234,326 common shares from his conversion of his senior convertible note and his convertible debenture including accrued interest.

(6)
Mr. Brill received 302,666 founding common shares and 366,446 common shares from his conversion of his senior convertible note and his convertible debenture including accrued interest. Also includes shares underlying Mr. Brill’s Series A Convertible Debenture, which is convertible into 86,666 shares of the company’s common stock at the current conversion price of $3.00 per share.

(7)	Includes shares underlying Mr. Chauthani’s Series A Convertible Debenture, which is convertible into 108,333 shares of the company’s common stock at the current conversion price of $3.00 per share.

The following table sets forth certain information regarding the shares of preferred stock beneficially owned or deemed to be beneficially owned as of February 23, 2007, by: (i) each person whom we know beneficially owns more than 5% of our preferred stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Class
Executive Officers and Directors:
Michael E. Drace 1930 Auiki Street Honolulu, HI 96819	506,400	42.2%
More than 5% Beneficial Owners:
David Applebaum Revocable Trust 2340 Green Mountain Court Las Vegas, NV 89135	541,687	45.1%

Equity Compensation Plan Information

Equity Compensation Plan Information
Plan Category	Number of Securities exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	4,240,000	4,240,000	-
Total	4,240,000	4,240,000	-

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, 50,000,000 shares of Series B Common Stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. Each share of common stock and preferred stock is entitled to one vote. As of February 23, 2007, there were 17,890,929 shares of our common stock issued and outstanding and 1,200,000 shares of our preferred stock issued and outstanding. After this offering, we will have 20,890,929 shares of common stock outstanding. If all of the warrants sold in this offering are exercised, then we will have 23,890,929 shares of common stock outstanding.

The following is a summary of the rights of our capital stock as provided in our Certificate of Incorporation and Bylaws, as they will be in effect upon the closing of this offering. For more detailed information, please see our Certificate of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock. Immediately after the initial issuance of the units, the common stock and warrants may trade as separate securities.

At the closing of this offering, we will deliver certificates representing the warrants and the common stock, which together represent the units, to the underwriters through the facilities of the Depository Trust Company.

Warrants

General. The warrants issued in this offering may be exercised until the expiration date, which is the fifth anniversary of the effective date of this offering. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $3.50 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.

Redemption. We will have the right to redeem the warrants at a price of $0.05 per warrant, after providing 30 days prior written notice to the warrant holders, at any time after the closing price of our common stock, as reported on Yahoo! Finance, exceeds $5.00 for 20 consecutive trading days. We will send a written notice of redemption by first class mail to holders of the warrants at their last known addresses appearing on the registration records maintained by the transfer agent. No other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Provisions Applicable to the Warrants

Exercise. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.

The registration statement of which this prospectus forms a part registers the shares underlying the warrants. We will use our commercially reasonable best efforts to cause the same to become effective and to keep such registration statement current, or to file a new registration statement registering the same if our Board of Directors, upon advice of counsel, deems necessary while any of the warrants are outstanding. Notwithstanding the foregoing, in no event shall such underlying shares be issued, or any warrant be exercisable, if a registration statement covering the shares underlying the warrants is not then effective or if such exercise would result in the opinion of our Board of Directors, upon advice of counsel, in the violation of any law.

Adjustments in Certain Events. We will make adjustments to the terms of the warrants if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a warrant so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment. The aggregate exercise price of the warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced or because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant. We will make equivalent changes in warrants if we effect a reverse stock split.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was one of our stockholders immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Preferred Stock

Our Board of Directors is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

We have issued and outstanding 1,200,000 shares of preferred stock. The rights and privileges associated with our preferred stock provide for no dividends, a liquidation preference of $2.40 per share, voting rights equal to those of common stockholders, and conversion into our common stock on a one-for-one basis any time at the sole discretion of the stockholder. The outstanding preferred stock will automatically convert to common stock on the completion of a reverse merger with a publicly traded company and either (a) the listing of the post-merger entity’s common stock on any stock exchange or (b) its inclusion on a national quotation system, such as the OTCBB or the Pink Sheets.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our Bylaws provide that our directors may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock entitled to vote at an election of directors or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the voting stock.

Special Meetings . Our Bylaws provide that special meetings of our stockholders may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors or (iv) by the holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting.

Undesignated Preferred Stock . The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute . We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•   Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•   Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•   On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent for the warrants is Interwest Transfer Co., Inc.

UNDERWRITING

Marino Capital Partners, Inc. and US EURO Securities, Inc. will act as representatives of underwriters with respect to the units being offered. In connection with this offering Marino Capital Partners and US EURO Securities, on the one hand, and we have agreed to sell a minimum of 1,500,000 units and a maximum of 3,000,000 units on a best efforts basis.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•   Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•   A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice.

Indemnification

Indemnification will be provided between us and the underwriters against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters’ Compensation

For the underwriting services, the underwriters are entitled to receive an underwriting fee equal to one percent (1%) of the gross proceeds in the offering; a management fee equal to two percent (2%) of the gross proceed in the offering; a non-accountable expense allowance equal to three percent (3%) of the gross proceeds in the offering; and a selling commission equal to six percent (6%) of the gross proceeds in the offering, excluding proceeds from units self-underwritten by our company. In addition, the underwriters are entitled to receive warrants to purchase the number of shares of common stock equal to 10% of the units sold in the offering for a term beginning from the closing date of the offering and ending on the date that is five (5) years from the closing date, with an exercise price per share equal to 125% of the offering price per share of units sold in the offering. The warrants shall also contain anti-dilution provisions for stock splits, recombinations, and reorganizations. Additionally, upon the solicited exercise of any warrants issued to the investors in the offering as confirmed in writing by the investor as solicited, the underwriters shall be entitled to receive nine percent (9%) of the gross proceeds received by our company as a result of such exercise. These fees are to be distributed among the underwriters and syndicate members pro rata based on the sales in the offering allocated among the underwriters.

Lock-Up Agreements

At the time closing of the offering, our Chief Executive Officer will have entered into an agreement that for a period of one year from the date this registration statement becomes effective, he will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, other than through existing Rule 10b5-1 trading plans, intra-family transfers or transfers to trusts for estate planning purposes, without the consent of Marino Capital Partners, which consent will not be unreasonably withheld. Marino Capital Partners may consent to an early release from the one-year lock-up period if, in its opinion, the market for the common stock would not be adversely affected by sales and in cases of financial emergency.  The underwriters may request beneficial owners of 5% or more of our outstanding common stock to enter into similar agreements. We are unaware of any officer, director or current stockholder who intends to dispose of any of our equity securities during the lock-up period.

Determination of Offering Price

The public offering price of the units offered by this prospectus and the exercise price of the warrants have been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the units and the exercise price of the warrants were:

•   our history and our prospects;

•   the industry in which we operate;

•   the status and development prospects for our proposed business plan;

•   the previous experience of our executive officers; and

•   the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units, or the common stock and warrants contained in the units, can be resold at or above the initial public offering price.

PLAN OF DISTRIBUTION

Certain sales of the units will be effected by our officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), who will not receive any special compensation in connection with such sale or distribution. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the shares being offered. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot predict how many shares, if any, will successfully be sold.

Robert Y, Lee, our Chief Executive Officer, Michael E. Drace, our Chief Operating Officer, Haddon B. Libby, our Chief Financial Officer, and Earl Greenburg, a member of our Board of Directors, are responsible for the sale of the securities on behalf of our company. They shall not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors associated with offering and selling the shares are considered associated persons of any broker or dealer.

Our officers and representatives meet all of the following conditions:

•
They primarily perform, or intend to primarily perform at the end of the offering, substantial duties for or on behalf of our company otherwise than in connection with the sale and distribution of the shares;

•	They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months;
•
The officers and representatives do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance upon certain exemptions provided for under Rule 3a4.1(a)(4)(i) and (a)(4)(iii), except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the twelve months shall begin with the last sale of any security included within one Rule 415 registration.

In the past, we have received unsolicited indications of interest in our company from persons familiar with us. Our officers and representatives will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or part of this offering.

Purchasers of units either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

LEGAL MATTERS

Greenberg Traurig, LLP, Costa Mesa, California will pass upon the validity of the securities offered by this prospectus on our behalf.

EXPERTS

Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), an independent registered public accounting firm, has audited our financial statements for the fiscal year ended September 30 2006 and the period July 19, 2005 (inception) to September 30, 2005, as well as the statement of operations of our predecessor for the ten month period ended July 31, 2005 as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Squar Milner has audited the balance sheet of Cleaners Club, Inc. as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. We are not required to deliver an annual report to our stockholders but voluntarily send to our stockholders our annual report on Form 10-KSB in connection with our annual meeting, which includes audited financial statements. Here are ways you can reach and obtain copies of this information:

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

This prospectus is part of a Registration Statement on Form SB-2 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed above.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of U.S. Dry Cleaning Corporation (As Restated):

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet as of September 30, 2006	F-2

Consolidated Statements of Operations for the year ended September 30, 2006 and for the period July 19, 2006 (inception) to September 30, 2005	F-3

Consolidated Statements of Stockholders’ Equity for the year ended September 30, 2006 and for the period July 19, 2005 (inception) to September 30, 2005	F-4

Consolidated Statements of Cash Flows for the year ended September 30, 2006 and for the period July 19, 2005 (inception) to September 30, 2005	F-5

Notes to Consolidated Financial Statements	F-6

Unaudited Financial Statements of U.S. Dry Cleaning Corporation:

Unaudited Condensed Consolidated Balance Sheet as of December 31, 2006	F-30

Unaudited Condensed Consolidated Statements of Operations for the three months ended December 31, 2006 and 2005	F-31

Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended December 31, 2006 and 2005	F-32

Notes to Unaudited Condensed Consolidated Financial Statements	F-33

Audited Financial Statements of Cleaners Club, Inc.:

Report of Independent Registered Public Accounting Firm	F-41

Balance Sheet as of December 31, 2006	F-42

Statements of Operations for the years ended December 31, 2006 and 2005	F-43

Statements of Stockholders’ Deficit for the years ended December 31, 2006 and 2005	F-44

Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-45

Notes to Financial Statements	F-46

Unaudited Pro Forma Combined Consolidated Financial Statements:

Unaudited Pro Forma Combined Consolidated Balance Sheet as of December 31, 2006	F-54

Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended September 30, 2006	F-55

Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended December 31, 2006	F-56

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements	F-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
U.S. Dry Cleaning Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of U.S. Dry Cleaning Corporation and Subsidiaries (the "Company") as of September 30, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005. We have also audited the accompanying statement of operations for Enivel, Inc. dba Young Laundry & Dry Cleaning (the Company’s Predecessor) for the ten month period ended July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Dry Cleaning Corporation and Subsidiaries as of September 30, 2006, and the results of their operations and their cash flows for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005, and the results of operations of Enivel, Inc. dba Young Laundry & Dry Cleaning for the ten month period ended July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

On December 30, 2005, the Company completed a reverse merger with a publicly traded “shell” company.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses from operations and had an accumulated deficit of approximately $9,500,000 at September 30, 2006. As discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance roll up activities to the point at which operations may become profitable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12, the accompanying consolidated financial statements for the year ended September 30, 2006 have been restated to reflect the correction of errors in the accounting for certain debt financing transactions. As also discussed in Note 12, the accompanying consolidated financial statements for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005 have been restated to reflect the correction of errors related to the accounting for stock based compensation. The effect of such restatements was an increase to net loss of approximately $2,524,000 and $144,000 for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005, respectively, and an increase to basic and diluted loss per common share of $(0.21) and $(0.03) for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005, respectively.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

February 12, 2007
Newport Beach, California

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (AS RESTATED)
SEPTEMBER 30, 2006

ASSETS
Current Assets
Cash	$1,414,456
Accounts receivable, net	602,158
Prepaid expenses and other current assets	213,072
Total Current Assets	2,229,686
Property and Equipment, net	1,151,764
Other Assets
Notes receivable	125,908
Deposits	93,398
Goodwill	5,004,699
Intangible assets, net	380,068
Total Other Assets	5,604,073
Total Assets	$8,985,523

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,573,110
Liquidated damages	106,875
Capital lease obligation	117,197
Notes payable	305,463
Related party notes payable	162,634
Total Current Liabilities	2,265,279
Long Term Liabilities

Capital lease obligation, net of current	215,438
Notes payable, net of current	99,391
Related party notes payable, net of current	11,361
Convertible notes payable	200,000
Total Long Term Liabilities	526,190
Total Liabilities	2,791,469
Commitments and contingencies
Stockholders' Equity
Convertible preferred stock; par value $0.001 per share;
20,000,000 authorized shares;
1,200,000 shares issued and outstanding; liquidation preference of $2.40 per share	1,200
Common stock; par value $0.001 per share;
50,000,000 Series B authorized shares;
none issued and outstanding	-
50,000,000 authorized shares;
16,382,944 shares issued and outstanding	16,383
Additional paid-in capital	15,699,021
Accumulated deficit	(9,522,550)
Total Stockholders' Equity	6,194,054
Total Liabilities and Stockholders' Equity	$8,985,523

The accompanying notes are an integral part of these consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005,
AND U.S. DRY CLEANING CORPORATION PREDECESSOR
STATEMENT OF OPERATIONS
FOR THE TEN MONTH PERIOD ENDED JULY 31, 2005

	The Company		The Predecessor
	Year Ended September 30, 2006 (As Restated)	July 19, 2005 (Inception) to September 30, 2005 (As Restated)	Ten Month Period Ended July 31, 2005

Net sales	$6,082,103	$959,550	$4,492,368

Cost of sales	(3,233,763)	(642,072)	(2,164,745)

Gross profit	2,848,340	317,478	2,327,623

Operating expenses
Delivery	566,145	81,313	364,080
Store	1,422,765	204,946	875,124
Selling	603,209	97,065	375,286
Administrative	1,353,310	340,736	303,192
Related party consulting	1,518,000	309,000	-
Other	910,613	235,655	10,985
Depreciation and amortization	272,314	51,621	120,080
Total Operating Expense	6,646,356	1,320,336	2,048,747

Operating income (loss)	(3,798,016)	(1,002,858)	278,876

Insurance funds	566,174	-	-
Other income	104,718	15,803	25,499
Loss on debt extinguishment	(1,751,000)	-	-
(Interest expense)	(3,547,562)	(109,809)	(124,024)
Total other income (expense)	(4,627,670)	(94,006)	(98,525)

Income (loss) before provision for income taxes	(8,425,686)	(1,096,864)	180,351

Provision for income taxes	-	-	-

Net income (loss)	$(8,425,686)	$(1,096,864)	$180,351

Basic and diluted loss per common share	$(0.70)	$(0.18)	-

Basic and diluted weighted average number
of common shares outstanding	12,033,240	6,221,890	-

The accompanying notes are an integral part of these consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

	Preferred Stock		Series B Common Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, July 19, 2005 (Inception)	-	$-	-	$-	-	$-	$-	$-	$-

Issuance of founders shares	-	-	-	-	3,875,000	388	(388)	-	-

Issuance of common stock to creditors
related with the reverse merger	-	-	-	-	678,640	68	(68)	-	-

Issuance of stock in connection
with the acquisition of CVR	-	-	-	-	2,490,000	249	862,751	-	863,000

Issuance of stock in connection
with the acquisition of SPHI	1,200,000	2,880,000	-	-	-	-	-	-	2,880,000

Issuance of common stock to
directors for services	-	-	-	-	450,000	45	152,955	-	153,000

Issuance of common stock to
employees for services	-	-	-	-	196,140	19	66,669	-	66,688

Net loss	-	-	-	-	-	-	-	(1,096,864)	(1,096,864)
Balance, September 30, 2005 (As Restated)	1,200,000	$2,880,000	-	$-	7,689,780	$769	$1,081,919	$(1,096,864)	$2,865,824

Par value change from
$0.0001 to $0.001	-	(2,878,800)	-	-	-	6,921	2,871,879	-	-

Issuance of common stock to
holders of senior notes payable	-	-	-	-	1,750,000	1,750	1,164,917	-	1,166,667

Issuance of common stock to an
officer per employment contract	-	-	-	-	300,000	300	101,700	-	102,000

Issuance of common stock to
consultant for services	-	-	-	-	300,000	300	61,780	-	62,080

Issuance of common stock to
holders of debentures	-	-	-	-	525,300	525	1,750,475	-	1,751,000

Issuance of common stock for
conversion of senior convertible
notes payable and interest	-	-	-	-	3,722,492	3,722	3,534,560	-	3,538,282

Issuance of common stock for
conversion of convertible
debentures and interest	-	-	-	-	2,099,372	2,100	5,143,552	-	5,145,652

Cancellation of common stock issued
to employees for services	-	-	-	-	(4,000)	(4)	(11,761)		(11,765)

Net loss	-	-	-	-	-	-	-	(8,425,686)	(8,425,686)
Balance, September 30, 2006 (As Restated)	1,200,000	$1,200	-	$-	16,382,944	$16,383	$15,699,021	$(9,522,550)	$6,194,054

The accompanying notes are an integral part of these consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(8,425,686)	$(1,096,864)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	272,314	51,621
Bad debt expense	4,000	-
Amortization of deferred financing costs	1,366,496	50,058
Equity instruments issued for compensation and services	152,315	219,688
Loss on debt extinguishment	1,751,000	-
Amortization of debt discounts	1,166,667	-
Changes in operating assets and liabilities:
Accounts receivable	(108,395)	(60,282)
Prepaid expenses and other current assets	(21,528)	155,214
Other assets	9,025	-
Accounts payable and accrued liabilities	786,157	(116,434)
Liquidated damages	106,875	-
Net cash used in operating activities	(2,940,760)	(796,999)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(390,366)	(93,464)
Cash of acquired companies	-	31,045
Net cash used in investing activities	(390,366)	(62,419)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,805,869	2,311,645
Deferred financing costs	(1,117,207)	(299,347)
Repayments on capital lease obligations	(118,513)	(18,026)
Repayments on notes payable	(530,280)	(429,141)
Net cash provided by financing activities	4,039,869	1,565,131
Net increase in cash	708,743	705,713
Cash at beginning of period	705,713	-
Cash at end of period	$1,414,456	$705,713
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$318,823	$109,809
Income taxes	$-	$-
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Adjustment of common and preferred stock par value	$2,878,800	$-
Discount on convertible notes payable	$2,917,667	$-
Conversion of debt and accrued interest to common stock	$8,683,934	$-
Capital lease additions	$205,536	$-
Assumed note payable with equipment purchase	$85,000	$-

See notes to consolidated financial statements for additional disclosure of non-cash investing and financing activities.
The accompanying notes are an integral part of these consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization and Merger

On January 20, 2005, First Virtual Communications, Inc., a Delaware corporation (“FVC”), and its wholly owned subsidiary, Bankruptcy CUseeMe Networks, Inc. (collectively with FVC, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, located in San Francisco (the “Bankruptcy Court”). On August 25, 2005, the Debtors and the Official Committee of Unsecured Creditors (the “Committee”) jointly filed a plan of reorganization and a related disclosure statement with the Bankruptcy Court. On September 29, 2005, the Bankruptcy Court approved the disclosure statement (“Disclosure Statement”) with respect to its First Amended Plan of Reorganization (the “Amended Plan”) as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the Bankruptcy Code, to permit the solicitation of votes from creditors on whether to accept the Amended Plan. As also previously reported, after a hearing held on November 14, 2005, the Bankruptcy Court entered an order (“Confirmation Order”) on November 29, 2005 confirming the Amended Plan.

Pursuant to the Amended Plan and the Confirmation Order, the Company and US Dry Cleaning Corporation, a Delaware corporation (“USDC”), consummated a merger transaction (the “Merger”) on December 30, 2005, whereby (pre-merger) USDC merged with and into FVC, with FVC as the surviving corporation (the “post-Merger entity”), in accordance with the Agreement and Plan of Merger by and between FVC and (pre-merger) USDC, dated December 30, 2005 (the “Merger Agreement”). FVC filed the Certificate of Merger with the Secretary of State of Delaware, effective December 30, 2005. The Merger Agreement provided that the Certificate of Incorporation and the Bylaws of FVC shall be the Certificate of Incorporation and the Bylaws of the post-Merger entity, except that the Merger Agreement and the Certificate of Merger provided for the following two amendments to the Certificate of Incorporation. First, the surviving corporation’s name was changed to “US Dry Cleaning Corporation”, effective as of December 30, 2005. The Certificate of Merger also amended the surviving corporation’s Certificate of Incorporation by authorizing 50,000,000 of Common Stock; 50,000,000 shares of Series B Common Stock; and 20,000,000 shares of convertible Preferred Stock for future issuance. A copy of the Merger Agreement is included as Exhibit 10.1 and a copy of the Certificate of Merger is included as Exhibit 3.1, both of which are incorporated herein by reference to the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2006.

Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of (pre-merger) USDC as of immediately prior to the effective time of the Merger was converted into one share of the common stock of the Company (previously FVC), resulting in an aggregate of 9,754,320 shares of the post-Merger entity’s common stock issued in exchange for the outstanding shares of (pre-merger) USDC common stock. All previously issued and outstanding shares of FVC’s common stock were cancelled. The Merger Agreement also provided for representations and warranties by each of the two entities with respect to each such company’s organization and power, authority to enter into the agreement, capitalization, and other representations typical for a transaction of this nature. Outstanding stock options and other convertible securities exercisable or convertible into shares of (pre-merger) USDC common stock are now exercisable or convertible, into shares of common stock of the post-Merger entity at the same exercise price or conversion ratio as set forth in such instruments. USDC issued 275,698 post-Effective date restricted common stock to FVC creditors and 402,942 post-Effective date restricted common stock to cover administrative costs. As of the effective time of the Merger, the individuals who were the directors and executive officers of USDC immediately prior to the Merger became the directors and executive officers of the post-Merger entity.

Reverse Merger Accounting

USDC was formed on July 19, 2005 and on December 30, 2005 completed a “reverse merger” with a public “Shell Company” (as described above) as that term is defined in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934. On August 9, 2005, USDC purchased 100% of the outstanding common stock and membership of Steam Press Holdings, Inc. (“Steam Press”), and Coachella Valley Retail, LLC (“CVR”), respectively, in stock-for-stock type exchanges. USDC, Steam Press, and CVR are hereinafter collectively referred to as the “Company.”

Subsequent to the closing of the Merger Transaction, the historical consolidated statements of operations are those of USDC and its majority-owned subsidiaries. The consolidated balance sheet reflects the net assets of the aforementioned entities (including majority-owned subsidiaries since their acquisition dates) reported at historical cost. All capital stock shares and amounts and per share data have been retroactively restated to reflect the exchange ratio in the Merger Transaction.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

1. ORGANIZATION AND NATURE OF OPERATION (continued)

Reverse Merger Accounting (continued)

Steam Press owns 100% of Enivel, Inc. (“Enivel”), which does business as Young Laundry & Dry Cleaning (“Young”) in Honolulu, Hawaii. Young was founded in 1902 and operates thirteen retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. CVR was founded in 2004 and operates five retail laundry and dry cleaning stores under several names in the Palm Springs, California, area. The Company considers Enivel to be its predecessor (the “Predecessor”), as defined under SEC rules and regulations. Accordingly, the audited statement of operations for the ten month period ended July 31, 2005 of the Predecessor has been included under a separate column in the accompanying statements of operations of the Company. The results of operations of the Predecessor for the period from August 1, 2005 to August 8, 2005 were not significant in relation to the ten month period ended July 31, 2005.

At July 19, 2005, upon formation, USDC issued approximately 3,875,000 shares of common stock to certain groups and individuals as “founders” stock at par value.

Going Concern

        The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has recurring losses from operations, negative cash flow from operating activities of approximately $2,941,000 for the year ended September 30, 2006 and had an accumulated deficit of approximately $9,500,000 at September 30, 2006. The Company’s business plan calls for various business acquisitions which will require substantial additional capital. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through debt and equity financing transactions and facilitate such fund raising efforts by registering shares of its common stock with the SEC as a public company. However, such financing transactions may be insufficient to fund its planned acquisitions, capital expenditures, working capital and other cash requirements for the fiscal year ending September 30, 2007. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of the Company include the accounts of USDC and its wholly-owned subsidiaries Steam Press and CVR. The accompanying consolidated statements of operations and cash flows of the Company reflect the post-acquisition operations of Steam Press and CVR from August 9, 2005 through September 30, 2006. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include the realization of long-lived assets, the valuation allowance on deferred tax assets, and the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with several major financial institutions. At times, cash balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation.

The Company’s accounts receivable result primarily from laundry and dry cleaning services rendered to hotels and other commercial customers. The Company extends credit to its commercial customers based upon evaluation of each customer’s financial condition and credit history. The Company generally does not require collateral from commercial customers.

At September 30, 2006, one customer accounted for approximately 16% of gross accounts receivable. No other single customer accounted for more than 10% of gross accounts receivable as of that date. For the year ended September 30, 2006 and for the period from July 19, 2005 (inception) through September 30, 2005, one customer accounted for approximately 10% and 15% of net sales, respectively. No other single customer accounted for more than 10% of net sales for such reporting periods.

Trade Accounts Receivable

The Company records trade accounts receivable when its customers are invoiced for products delivered and/or services provided. Other accounting policies governing accounts receivables are as follows:

•
Trade accounts receivable are determined to be delinquent based on how recently payments have been received, the customer’s long-term payment history, the Company’s relationship with the customer, and similar factors.

•	Trade accounts receivable are written off as uncollectible based on management’s judgment, considering various factors such as those noted above and the results of recent collection efforts.

Allowance for Doubtful Accounts Receivable

The Company performs periodic reviews of collectability and provides an allowance for doubtful accounts receivable as management deems necessary. Management considers historical and industry trends in establishing such allowance. Management considers the allowance for doubtful accounts receivable at September 30, 2006 of approximately $30,000 to be adequate to provide for losses, which could be sustained in the realization of these accounts. Although the Company expects to collect net amounts due, actual collections may differ from these estimated amounts.

Deferred Financing Costs

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly extend the useful life of the asset are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets, which range from five to seven years, using accelerated methods. Amortization of equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining lease term.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company follows SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. See below for additional information regarding the identification and measurement of impairment of certain long-lived assets governed by SFAS No. 144.

The Company assesses the impairment of long-lived assets, including goodwill, annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, the Company adjusts the asset to the extent that the carrying value exceeds the estimated fair value of the asset. Management’s judgments related to the expected useful lives of long-lived assets and the Company’s ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As management assesses the ongoing expected cash flows and carrying amounts of the Company’s long-lived assets, these factors could cause the Company to realize a material impairment charge, which would result in decreased net income (or increased net loss) and reduce the carrying value of these assets.

During the reporting periods presented, management has determined that no impairment was necessary. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Intangible Assets

SFAS No. 142, "Goodwill and Other Intangible Assets" addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the consolidated financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. See below for additional information regarding the identification and measurement of impairment of goodwill and identifiable intangible assets governed by SFAS No. 142.

The principal effect of SFAS No. 142 on our accompanying consolidated financial statements is that the goodwill described in Note 6 to the accompanying consolidated financial statements is not required to be amortized.

Identifiable Intangible Assets

Except for Trade Name/Trademark, our only significant identifiable intangible assets are customer relationships, which arose in accounting for certain business combinations described in Note 6 to our annual consolidated financial statements included elsewhere herein. As contemplated by GAAP, a "customer relationship" exists when an entity has information about the customer and is in regular contact with the customer, who in turn has the ability to make direct contact with the entity. Since these assets are subject to amortization, management reviews customer relationship assets for impairment using the methodology of SFAS No. 144. As noted above, that pronouncement requires that an impairment loss be recognized when an asset's carrying amount is not recoverable and the carrying amount exceeds its estimated fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the total undiscounted future cash flows estimated to result from the asset's use (based on its existing service potential) and eventual disposition. As with goodwill, the traditional marketplace definition of fair value applies.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets (continued)

Customer relationship assets are tested for impairment whenever events or changes in circumstances suggest that their carrying amount may not be recoverable. Examples of such trigger events include a significant adverse change in the manner in which a long-lived asset is being used and a current period operating loss or negative operating cash flow. We generally apply the impairment testing required by SFAS No. 144 as summarized below.

A cash flow projection for a period approximating the estimated remaining useful life of the asset is prepared, based on available historical data and management's current estimate of future-year revenues associated with the acquired customers which are still in place on the testing date. Total annual revenues are typically forecasted to increase at a constant or decreasing rate based on the above criteria (and with due consideration of expected inflation), with the percentage attributable to existing customers declining over the estimated life of the customer relationship asset. Cost of sales and operating expenses for the first year of the forecast period are based on the entity's most recent budget; in subsequent years, these amounts are generally consistent with the year-one amounts on a percentage basis.

Based on the evaluation process summarized in the preceding paragraphs, it was determined that the reporting units' estimated fair value was above their carrying amounts.

Goodwill

SFAS No. 142 establishes a two-step process that governs the review of goodwill for possible impairment at the reporting unit level. A reporting unit is either an operating segment (as defined in SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information"), or a component of an operating segment. A component must meet the definition of a "business" under the criteria established by GAAP. When applicable, other assets and asset groups (see "Identifiable Intangible Assets" and "Property and Equipment," below) are tested for impairment and any adjustment of the carrying values is reflected before the goodwill impairment test is performed.

The first phase, which is only designed to identify potential impairment, requires a comparison of a reporting unit's carrying amount (including goodwill) with its estimated fair value. For this purpose, the traditional marketplace definition of fair value applies. If the reporting unit's estimated fair value exceeds its carrying amount, the related goodwill is considered not impaired; under these circumstances, the second step of the impairment test described in the following paragraph is unnecessary.

In order to measure an impairment loss, the carrying amount of the reporting unit's goodwill is compared to its "implied fair value." An entity is required to estimate the implied fair value of its goodwill by allocating the reporting unit's total fair value to all of its assets (including unrecognized intangible assets) and liabilities as if (1) the reporting unit had been acquired in a business combination and (2) the reporting unit's fair value was the purchase price. The excess of the reporting unit's fair value over the amounts assigned to its assets and liabilities represents the implied fair value of goodwill. We apply step one of the goodwill evaluation process as described in the following paragraph.

To estimate the fair value of a group of net assets (such as a reporting unit) as a whole, a five-year discounted cash flow analysis is developed based on available historical data, and management's current projections of future-year revenues. As of a given testing date, these projections may assume annual revenue growth at a level or declining rate during the forecast period, with modest growth thereafter. Management expects revenue growth during the five-year forecast period.

For goodwill-impairment testing purposes, the revenue projections include sales to both third-party customers and Company subsidiaries consistent with traditional valuation methodology. Year-one cost of sales and operating expenses are estimated based on the reporting unit's most recent budget, and are generally consistent on a percentage basis during the remainder of the forecast period. Debt-free cash flow (including a "terminal value," when applicable) is then present-valued, using the weighted average cost of capital.

As of September 2006, management believes that the fiscal 2006-2007 budget for the Company was based on reasonable and current information, and are achievable. Based on the evaluation process summarized in the preceding paragraphs, it was determined that the reporting units' estimated fair value was above their carrying amounts.

Business Combinations

SFAS No. 141, "Business Combinations," requires that all business combinations be accounted for using the purchase method. See Note 6 for additional information on business combinations during the period July 19, 2005 (inception) to September 30, 2005.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company and the Predecessor recognize revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. For “walk-in” retail customers, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded. For commercial customers, the sale is not recorded until the Company delivers the cleaned garments. Generally, the Company delivers the cleaned garments the same day they are dropped off (same-day service).

Advertising

The Company and the Predecessor expense the cost of advertising when incurred. Advertising costs of the Company approximated $136,000 and $21,000 for the year ended September 30, 2006 and for the period from July 19, 2005 (inception) to September 30, 2005, respectively. Advertising costs of the Predecessor approximated $46,000 for the ten month period ended July 31, 2005.

Business Segments

The Company currently operates in one segment, that being the laundry and dry cleaning business. As noted earlier, the Company is geographically concentrated in Honolulu and Palm Springs. Honolulu revenues approximated 90% and 93% of consolidated revenues for the year ended September 30, 2006 and for the period from July 19, 2005 (inception) to September 30, 2005, respectively.

Derivative Financial Instruments

The Company records all derivative financial instruments in its consolidated financial statements at estimated fair value, regardless of the purpose or intent for holding the instrument. Changes in the estimated fair value of derivative financial instruments are either recognized periodically in the results of operations or in stockholders’ equity as a component of accumulated other comprehensive income, depending on whether the derivative instrument qualifies for hedge accounting as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and related amendments and interpretations. As of September 30, 2006, the Company did not have any derivative financial instruments which were eligible for hedge accounting. Changes in the estimated fair value of derivatives not qualifying for hedge accounting are included in the results of operations as they occur.

Discount on Convertible Notes

Convertible instruments are evaluated to determine if they are within the scope of Emerging Issues Task Force ("EITF") Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” and SFAS No. 133. In the event that they are not, discounts on convertible notes are attributable to the relative fair value of the beneficial conversion feature that allows holders of the debenture to convert into shares of the Company's common stock at prices lower than the market value and the discount associated with the related equity instruments issued. These discounts are accounted for in accordance with EITF Issue No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments" and EITF Issue No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios."

Fair Value of Other Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value, if reasonably obtainable, of the Company’s financial instruments. Management believes that the carrying amounts of the Company’s significant financial instruments including cash, trade accounts receivable, notes receivable, trade accounts payable, accrued liabilities and notes payable approximate their estimated fair value at September 30, 2006 based on their relatively short term nature and/or the fact that notes payable bear market interest rates.

In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided elsewhere in these notes to the consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it is successfully integrating the new dry cleaning processes.

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize Perc where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it complies in all material respects with all relevant rules and regulations pertaining to the use of chemical agents.

In the opinion of management, the Company complies in all material respects with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavor to ensure that the entire organization proactively remains in compliance with all such statutes and regulations in the future.

Loss per Share

Under SFAS No. 128, "Earnings Per Share," basic loss per common share is computed by dividing the loss applicable to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of warrants (using the treasury stock method) and the conversion of the convertible preferred stock and convertible debt (using the if-converted method). For the year ended September 30, 2006, 1,240,000 and 2,911,765 convertible securities and warrants to purchase common stock, respectively, were excluded from the calculation of diluted loss per share because they were anti-dilutive. For the period July 19, 2005 (inception) to September 30, 2005, 3,755,000 and 2,911,765 convertible securities and warrants to purchase common stock, respectively, were excluded from the calculation because they were anti-dilutive.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123-R, “Share-Based Payment”, which revised SFAS No. 123,”Accounting for Stock-Based Compensation”, and superseded Accounting Principles Board Opinion (“APB”) No. 25, ”Accounting for Stock Issued to Employees”. This Statement eliminates the alternative to use of APB No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under APB No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS No. 123-R requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date estimated fair value of those awards (with limited exceptions). The adoption of this pronouncement requires the Company to record compensation expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant date estimated fair value of those awards. The Company adopted SFAS No. 123-R on January 1, 2006. Prior to such adoption, the Company accounted for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement of SFAS No. 123, were required to be presented. Other than common stock issued to employees and directors for past services, which were recorded at fair value in the accompanying consolidated financial statements (see Note 9), the Company did not issue any stock-based compensation to its employees during the year ended September 30, 2006 or during the period from July 19, 2005 (inception ) to September 30, 2005. Therefore, the pro forma disclosures for the period from July 19, 2005 (inception) to December 31, 2005 are not applicable to the accompanying financial statements. Additionally, since the Company has no stock option plans or any potential employee stock-based employee instruments outstanding, the disclosure requirements of SFAS No. 123-R are not applicable to the accompanying financial statements.

For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123-R and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Reclassifications

Certain reclassifications have been made to the fiscal 2005 consolidated financial statements of the Company to conform to the fiscal 2006 presentation. Additionally, the accompanying statement of operations of the Predecessor has been reclassified from the statement of operations included in the previously filed financial statements of the Predecessor (which were included in the Company’s Form 8-K filed on October 26, 2006) to conform to the presentation of the Company’s statement of operations.

Significant Recent Accounting Pronouncements

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB No. 20 and SFAS No. 3”. The statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Management does not believe the adoption of SFAS No. 154 had or will have a material impact on the Company's consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or "hybrids" which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined "hybrid" must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited. The adoption of this pronouncement is not expected to have a material impact on the Company’s future consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No.157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of SFAS No. 157 to have a significant effect on the Company's consolidated financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. NOTES RECEIVABLE

As of September 30, 2005, Enivel had two notes receivable from an employee in the total amount of $15,000. The notes are unsecured, bear no interest and are payable upon demand. The outstanding balance of these notes was $8,600 as of September 30, 2006, which is included in other current assets.

In addition, CVR had two notes receivable from one of its customers for $125,000. The notes accrue interest at 7% per annum, are unsecured and had an original maturity date of October 1, 2009. On November 1, 2005, the two notes were replaced by one note that is unsecured, has an interest rate of 7% and is payable in equal monthly installments of interest and principal commencing on January 1, 2007 until the maturity date of December 31, 2009.

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2006:

Delivery equipment and other vehicles	$348,000
Office furniture and equipment	112,000
Store furniture and equipment	956,000
Uniforms	356,000
Machinery and equipment	2,515,000
Leasehold improvements	515,000
4,802,000
Less accumulated depreciation and amortization	(3,650,000)

$1,152,000

Approximately $399,000 of gross property and equipment has been accounted for as capital leases. Amortization of property and equipment accounted for as capital leases totaled approximately $66,000 and $24,000 during the year ended September 30, 2006 and during the period from July 19, 2005 (inception) to September 30, 2005, respectively. See Note 10 for additional information.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

5. NOTES PAYABLE

        Notes payable, related party notes payable and convertible notes payable approximated the following as of September 30, 2006:

Notes Payable: Note payable to bank, collateralized by Young’s bank accounts, trade accounts receivables, certain equipment, contract rights, and insurance policies, payable in monthly installments of principal and interest of $6,842, bearing annual interest at 10.5%, and maturing November 1, 2007.	$87,000

Note payable to a bank, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $8,502, bearing annual interest at 6.5%, maturing April 1, 2007.	49,000

Note payable to bank, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $1,875, bearing annual interest at 8%, maturing December 20, 2007.	29,000

Note payable to vendor, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $5,088, bearing interest at 7.5%, maturing July 15, 2008.	109,000

Note payable to a third party, collateralized by purchased assets, payable in monthly installments of principal and interest of $8,102 beginning March, 2007, bearing interest at 9.0%, maturing in February 2008.	85,000

Note payable to vendor, collateralized by a Company vehicle, payable in monthly installments of principal and interest of $801, bearing interest at 8% and maturing November 24, 2010.	35,000

Note payable to vendor, collateralized by a Company vehicle, payable in monthly installments of $381, bearing no interest and maturing September 25, 2009.	11,000
405,000

Related Party Notes Payable: Note payable to an officer of the Company, collateralized by Young’s bank accounts, trade accounts receivables, certain equipment, contract rights, and insurance policies, payable in monthly installments of $3,759, bearing annual interest at 6.5%, and maturing September 9, 2009.	120,000

Note payable to a director for working capital advance, due on demand, bearing no interest.	37,000

Note payable to an employee of the Company, collateralized by Young’s bank accounts, trade accounts receivables, certain equipment, contract rights, and insurance policies, payable in monthly installments of $513, bearing annual interest at 4.9%, and maturing August 24, 2009.	17,000
174,000

Convertible Notes Payable: Convertible debentures, bearing annual interest at 10%, payable quarterly, due in January 2008, convertible into Company common stock at a fixed price of $5.00 per share, collateralized by substantially all assets of the Company.	200,000

779,000
Less current portion	(468,000)
$311,000

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

5. NOTES PAYABLE (continued)

In connection with the senior secured convertible promissory notes discussed above, the Company incurred approximately $1,117,000 and $299,000 of debt issuance costs during the year ended September 30, 2006 and for the period from July 19, 2005 (inception) to September 30, 2005, respectively, which were capitalized as deferred financing costs in the accompanying consolidated financial statements. Such costs were amortized to interest expense over the terms of the related notes using the interest method. The remaining deferred financing costs related to debt not converted was considered insignificant and expensed as of September 30, 2006. Interest expense related to such amortization for the year ended September 30, 2006 and for the period from July 19, 2005 (inception) to September 30, 2005 approximated $1,366,000 and $50,000, respectively.

Future minimum principal payments due on notes payable for the years ending on September 30 were as follows:

2007	$468,000
2008	286,000
2009	14,000
2010	8,000
2011	3,000

$779,000

Debt Discounts and Extinguishment

During November 2005 and May 2006, the Company issued 1,750,000 and 525,300 shares, respectively, of its restricted common stock to the holders of the convertible notes payable as agreed with the investors of the debt offerings. Since the convertible notes initially had a fixed conversion price, the embedded conversion option met the definition of a “conventional convertible debt instrument” in EITF Issue No. 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in Issue 00-19” and EITF Issue No. 00-19. Accordingly, bifurcation of the conversion option was not required by SFAS No. 133 on the commitment dates; therefore, management calculated the relative fair values of the conversion feature and the common stock pursuant to APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, EITF Issue No. 98-5 and EITF Issue No. 00-27. Using a common stock price of $0.34, the relative fair value of the proceeds attributable to the common stock was 33%, which resulted in total debt discounts associated with the common stock of approximately $2,918,000 and no beneficial conversion feature at the commitment dates. The Company entirely expensed the debt discounts as interest during the year ended September 30, 2006, since substantially all of the debt converted before year end.

Subsequent to the closing of the financing transactions described above, the Company’s Board of Directors amended the conversion price of the remaining outstanding convertible notes from $5.00 per share to the following: $2.50 per share if converted on or before May 15, 2006; $3.33 per share if converted after May 15, 2006 but on or before June 30, 2006; and $5.00 per share if converted after June 30, 2006. In accordance with EITF Issue No. 05-7 “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” management estimated the fair value of the conversion option immediately before and after its modification and determined that the change in fair value was greater than ten percent resulting in debt extinguishment accounting. At the time of the extinguishment, the remaining unamortized debt discount approximated $1,751,000, which was recorded as loss on debt extinguishment in the accompanying financial statements for the year ended September 30, 2006.

Due to the modification of the conversion price described above, the conversion option embedded in the convertible notes no longer met the definition of a “conventional convertible debt instrument”. Therefore, management re-evaluated the convertible notes and embedded conversion feature during such period under the guidelines of SFAS No. 133 and EITF Issue No. 00-19, and concluded that the embedded conversion option did not meet the SFAS No. 133 paragraph 11(a) scope exception. Accordingly, management assessed the conversion feature against the additional criteria required for equity classification included in paragraphs 12-32 of EITF Issue No. 00-19 and determined that net cash settlement could not be required; therefore, equity classification for the conversion feature was deemed to be appropriate. Consequently, the embedded conversion option was neither bifurcated from the host contract nor accounted for as a derivative liability under SFAS No. 133.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

6. BUSINESS COMBINATIONS

Overview

In order to measure and allocate the purchase price of the business combinations discussed below, management estimated the fair value of the acquirees' net assets and the non-cash portion of the purchase price using the valuation methodologies described in this Note. The purchase price allocations relating to such transactions are summarized as follows:

Cash	$31,000
Accounts receivable, net	437,000
Prepaid and other current assets	210,000
Property and equipment, net	628,000
Notes and other receivables	466,000
Customer relationship assets	113,000
Trade name/trademark	340,000
Goodwill	4,649,000
Less liabilities assumed	(3,131,000)

$3,743,000

The description in this Note of the methodologies used to estimate the fair value of goodwill and identifiable intangible assets generally applies to both of the business combinations discussed below. These valuation methodologies are based on estimates which are inherently uncertain, and are dependent on future events and management's assumptions. Such estimates are subjective in nature. The business combinations described in this Note were not taxable events to the Company.

Goodwill

A deferred tax liability of approximately $356,000, which increased the goodwill amount in the above table, was recorded to account for the estimated tax effect of non-deductible amortization of identifiable intangible assets acquired in the transactions. Though such liability arose in accounting for the acquisition of Steam Press Holdings, Inc. discussed below, it is not a liability that was assumed from the sellers in connection with that transaction. The deferred tax liability is relieved by reducing deferred income tax expense as the related assets are amortized for financial reporting purposes. Thus, the business combinations discussed in this Note resulted in total goodwill of approximately $5,005,000.

A summary of the September 30, 2006 balance of goodwill resulting from the business combinations described in this Note is presented below (both of which were recorded on the below acquisition dates during fiscal 2005):

Steam Press Holding, Inc	$3,341,000
Coachella Valley Retail	1,308,000

Sub-total	4,649,000
Impact of deferred tax liability	355,699

Total goodwill at September 30, 2005	$5,004,699

Goodwill is not deductible for income tax purposes under the tax laws of the United States of America.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

6. BUSINESS COMBINATIONS (continued)

Goodwill (continued)

In a business combination, GAAP requires that any excess of the purchase price over the estimated fair value of net assets acquired (including identifiable intangible assets) be recorded as goodwill.

Customer Relationship Assets

The estimated fair value of the customer relationship assets (“CRA”) is being amortized on a straight-line basis over an estimated useful life of approximately ten years. The caption "Intangible assets, net" in the accompanying consolidated balance sheet includes CRA of approximately $82,000 net of accumulated amortization of $31,000 at September 30, 2006. Annual amortization of such assets is estimated at $14,000 for fiscal 2007; $9,000 for fiscal 2008-2014; and approximately $7,000 for fiscal 2015. Management concluded that the straight-line method of amortization is appropriate for the Company's CRA, and that such method produces costs which reasonably correspond with the distribution of expected revenues in all material respects.

Steam Press provides dry cleaning services to commercial and retail customers that include clothing, linens, uniforms, mats and specialty items such as leather, silk and lace. Steam Press has been operating as “Young Laundry & Dry Cleaning” in the State of Hawaii (on the island of Oahu) for over 100 years, and is considered to have a loyal customer base; thus, it is management's opinion that sales to its customers are likely to continue.

The Steam Press CRA relate to three-year contracts and non-contractual “walk in” customers. The likelihood of renewal is considered high because these customers have established a relationship structured around their needs, with the reputation of Young Laundry & Dry Cleaning expected to result in continual customer satisfaction.

As contemplated by GAAP, a customer relationship exists when an entity has information about the customer and is in regular contact with the customer, who in turn has the ability to make direct contact with the entity. Management estimated the fair value of the customer relationship assets and their useful lives based on a discounted cash flow analysis over eighteen months for contractual customers and ten years for non-contractual customers.

Trade Name/Trademark Assets

The estimated fair value of the trade name/trademark assets of Young Laundry & Dry Cleaning (“Trade Assets”) is being amortized on a straight-line basis over an estimated useful life of ten years. The caption "Intangible assets, net" in the accompanying consolidated balance sheet includes Trade Assets of approximately $299,000 net of accumulated amortization of $41,000 at September 30, 2006. Annual amortization of such assets is estimated at $34,000 for fiscal 2007-2015. Management concluded that the straight-line method of amortization is appropriate for the Company's Trade Assets and that such method produces costs which reasonably correspond with the distribution of expected revenues in all material respects. Management estimated the fair value of the Trade Assets and their useful life using a discounted cash flow analysis for a period of ten years.

Steam Press Holdings, Inc.

On August 9, 2005, USDC agreed to acquire Steam Press and its subsidiary Enivel, both of which are Hawaii corporations. The principal business of Steam Press is dry cleaning services for commercial and retail customers that include clothing, linens, uniforms, mats and specialty items such as leather, silk and lace. The primary operating area of Steam Press is the island of Oahu in the State of Hawaii. For financial reporting purposes, the Company recorded the acquisition as of August 1, 2005.

Under the terms of the acquisition agreement, USDC purchased substantially all of Steam Press's tangible and intangible assets associated with its dry cleaning business for a total price of $2,880,000 which was satisfied as follows:

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

6. BUSINESS COMBINATIONS (continued)

Steam Press Holdings, Inc. (continued)

On the effective date, 5,000 shares of Steam Press issued and outstanding common stock were exchanged for the right to receive 1,200,000 shares of fully paid and non-assessable USDC voting preferred stock with a par value of $0.0001 per share and a liquidation preference of $2.40 per share. Each such share of USDC preferred stock is automatically convertible into one share of USDC common stock upon completion of a reverse merger with a publicly traded company and the subsequent listing of the post-merger entity’s common stock on a stock exchange, or quotation on a national quotation system (OTC Bulletin Board) or the “Pink Sheets”.

The fair value of the USDC preferred stock issued to the former Steam Press stockholders was estimated based on the liquidation value of $2.40 per share for a total value of $2,880,000. The Registrant denominated part of the purchase price in the form of its senior equity securities in an attempt to retain within the Company the expertise of the selling stockholders in order to maximize the potential future value of the acquiree. As more fully explained in Note 9, the initial preferred shares also have a liquidation preference. Based on its liquidation preference, the Company concluded that the estimated fair value of the preferred stock approximated its face value. Based on the valuation methodologies described above, the purchase price was allocated to the acquired net assets of Steam Press as follows:

Cash	$5,000
Accounts receivable, net	391,000
Prepaid and other current assets	202,000
Property and equipment, net	389,000
Customer relationship assets	113,000
Trade name/trademarks	340,000
Goodwill	3,341,000
Less liabilities assumed	(1,901,000)

$2,880,000

The liabilities assumed and the goodwill in the table immediately above exclude the deferred tax liability arising in purchase accounting (see discussion of such liability in the "Goodwill" section of this Note).

The principal reason that USDC agreed to pay a purchase price for Steam Press in excess of its recorded net assets plus the estimated fair value of its identifiable intangible assets was to acquire an established revenue stream.

Coachella Valley Retail, LLC

On August 9, 2005, USDC agreed to acquire Coachella Valley Retail, LLC ("CVR"), a California limited liability corporation. CVR’s principal business is providing dry cleaning services to commercial and retail customers that include clothing, linens, uniforms, mats and specialty items. The primary operating area of CVR is Southern California. For financial reporting purposes, the Company recorded the CVR acquisition as of August 1, 2005.

Under the terms of the Acquisition Agreement, the Company purchased substantially all of CVR's tangible and intangible assets associated with its dry cleaning business for a total price of $863,000, which was satisfied as follows:

On the effective date, the issued and outstanding equity interests in CVR were exchanged for the right to receive 2,490,000 shares of fully paid and non assessable USDC voting common stock with a par value of $0.001.

The fair value of the USDC common stock issued to the stockholders was based on the fair value of the net assets of CVR, which was estimated at $863,000.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

6. BUSINESS COMBINATIONS (continued)

Coachella Valley Retail, LLC (continued)

Based on the valuation methodologies described above, the purchase price was allocated to the acquired net assets of CVR as follows:

Cash	$26,000
Accounts receivable, net	46,000
Prepaid and other current assets	8,000
Property and equipment, net	239,000
Notes and other receivables	466,000
Goodwill	1,308,000
Less liabilities assumed	(1,230,000)

$863,000

The principal reason that USDC agreed to pay a purchase price for CVR in excess of its recorded dry cleaning-related net assets was to acquire an established revenue stream.

Pro Forma Financial Information

Certain pro forma financial information of the Company is presented below, based on the assumption that the above acquisitions occurred at the beginning of the period July 19, 2005 (inception) to September 30, 2005.

Unaudited Consolidated Pro Forma Financial Information
Revenue	$1,504,000
Net loss	$(1,111,000)
Basic and diluted loss
per common share	$(0.18)

7. OTHER RELATED PARTY TRANSACTIONS

The Company rents office space located at 125 E. Tahquitz Canyon Way in Palm Springs, CA on a month to month basis from Transactional Marketing Partners, a company owned by director Earl Greenburg. The rent is $2,200 per month all inclusive.

Anthony J. A. Bryan, a member of the Company’s Board of Directors (“BOD”) is the father of Mr. John Bryan, who is the Chief Executive Officer of The Watley Group (“Watley”). In connection with the Watley consulting agreement described in Note 10, Watley received consulting fees from the Company of approximately $240,000 during the period from July 19, 2005 (inception) through September 30, 2005. Additionally, Watley received 924,002 shares of the Company’s “founders” restricted common stock upon formation of the Company. Watley received approximately $1,518,000 from the Company under the aforementioned consulting agreement during the year ended September 30, 2006.

Mr. Martin Brill, a Director and attorney for the Company, received 102,666 shares of the Company’s “founders” restricted common stock in connection with his services in introducing Watley to the Company. During the year ended September 30, 2006, pursuant to his agreement with Watley, Mr. Brill received approximately $220,000 in fees from Watley in connection with certain fund raising activities of Watley and Mr. Brill on the Company’s behalf.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

7. OTHER RELATED PARTY TRANSACTIONS (continued)

On September 15, 2005 the BOD acknowledged an agreement between Watley and the Chairman of the Company’s BOD, Mr. Robbie Lee, whereby Mr. Lee receives a fee from Watley in an amount equivalent to 3% of the first $5.0 million of enterprise value (as defined) and .5% of the enterprise value in excess of $5.0 million in connection with acquisitions for which Watley receives an acquisition success fee from the Company. During the period from July 19, 2005 (inception) through September 30, 2005, Mr. Lee received fees from Watley of approximately $50,000. Additionally, Mr. Lee was paid approximately $69,000 by the Company for consulting fees during such period. During the year ended September 30, 2006, Mr. Lee received approximately $111,000 in fees from Watley in connection with certain merger and acquisition activities in addition to certain fund-raising activities of Watley and Mr. Lee on the Company’s behalf.

Pursuant to his agreement with Watley, during the year ended September 30, 2006 Mr. Greenburg received approximately $150,000 in fees from Watley in connection with certain fund-raising activities of Watley and Mr. Greenburg on the Company’s behalf.

Pursuant to his agreement with Watley, during the year ended September 30, 2006, the Company’s Chief Financial Officer, Mr. Libby, received approximately $220,000 in fees from Watley in connection with certain fund-raising activities of Watley and Mr. Libby on the Company’s behalf.

Other related party transactions are discussed elsewhere in these notes to the consolidated financial statements.

8. INCOME TAXES

The Company did not record any income tax expense or benefit for the year ended September 30, 2006 or for the period July 19, 2005 (inception) to September 30, 2005 due to its net losses and a 100% deferred tax asset valuation allowance. The Company’s net deferred income tax assets and liabilities result principally from net operating losses and depreciation and amortization. As of September 30, 2006, the Company had a net deferred income tax asset of approximately $4,284,000 which is net of 100% valuation allowance.

The income tax benefit differs from that which would result from applying the federal statutory tax rate to the pre-tax loss due principally to recording state income taxes and a 100% valuation allowance.

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some or all of such assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generating future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income (if any) and tax planning strategies in making this assessment. Based upon the historical results of operations and projections for future taxable income during the years in which the deferred tax assets are deductible, management has established a 100% valuation allowance on net deferred tax assets at September 30, 2006.

As of September 30, 2006, the Company had net operating loss carry forwards for federal and state income to purposes of approximately $8,800,000 and $8,900,000, respectively, expiring at various dates through 2026 for both federal and state purposes. The utilization of some or all of the Company’s federal net operating losses could be restricted now or in the future by the significant change in ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) as a result of the reverse merger described in Note 1.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

9. EQUITY TRANSACTIONS

Voting Preferred Stock

The Company has authorized 20,000,000 shares of par value $0.001 convertible preferred stock and issued 1,200,000 shares to the former stockholder and certain creditors of Steam Press and Enivel. The rights and privileges associated with the Company's preferred stock provide for no dividends, a liquidation preference of $2.40 per share, voting rights equal to those of common stockholders, and conversion into Company common stock on a one-for-one basis. The outstanding preferred stock will automatically convert to common stock on the completion of a reverse merger with a publicly traded company and either (a) the listing of the post-merger entity's common stock on any stock exchange or (b) its inclusion on a national quotation system, such as the OTC Bulletin Board or the Pink Sheets.

As discussed in Note 1, such merger was completed on December 30, 2005. The Company is obligated to register 693,750 shares of preferred stock (or related post-conversion common stock) such that it is freely tradable no later than December 31, 2005 or pay a penalty of approximately $12,000 per month until such time as the registration statement is declared effective. As of September 30, 2006, the Company had not filed any registration statement. The Company has also agreed to indemnify the stockholders who own 600,000 shares of preferred stock in the event they incur income tax liabilities in excess of $250,000 as a result of their pre-acquisition exchange of debt for equity in Steam Press.

The convertible preferred stock meets the definition of a conventional convertible debt instrument. The Company has accounted for the convertible preferred stock and the related registration rights agreement in accordance with View C of EITF Issue No. 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19.” Management believes the preferred stock and the registration rights agreement are separate freestanding agreements that should be accounted for separately because the two agreements relate to different risks - the convertible preferred stock agreement relates to the share price and the liquidated damages penalty relates to the filing of a registration statement and having it declared effective. Consequently, the Company believes it is appropriate to account for the two agreements separately. The registration rights agreement was evaluated under EITF Issue No. 00-19 and SFAS No. 133. The registration rights agreement is not indexed to the Company’s stock because (a) it is not based on an observable market or index and (b) when the contingent event occurs, it can be settled in cash. However, the liquidated damages included in the registration rights agreement are not explicitly limited. As a result, the separate registration rights agreement is required to be accounted for as a derivative liability in accordance with SFAS No. 133.

Management estimated the fair value of the separate registration rights agreement derivative liability to approximate the liquidated damages the Company will have to pay in cash. Pursuant to paragraph 5 of the EITF Issue No. 05-04 Abstract, task force members expressed a preference for evaluating a liquidated damages provision based on the probable amount that the issuer would pay rather than the maximum amount. The Company followed this approach and estimated the remaining cash settlement of the liquidated damages to approximate $107,000 at September 30, 2006, which is included in current liabilities in the accompanying consolidated balance sheet.

Common Stock

The Company has authorized 100,000,000 shares of par value $0.001 common stock effective with the reverse merger, of which 50,000,000 shares are designated as “Common Stock” and 50,000,000 shares are designated as “Series B Common Stock”. The Company’s Board of Directors has the authority to increase the number of authorized shares at any time at their discretion.

During September 2005, the Company issued 196,140 shares of its restricted common stock as employee awards valued at approximately $67,000 based on the estimated fair market value of the Company’s common stock. In September 2006, the Company cancelled 4,000 of such shares with an estimated fair value of approximately $12,000 based on its original issuance value. The transactions described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

During the period from July 19, 2005 (inception) to September 30, 2005, the Company issued 450,000 shares of restricted common stock to directors, valued at approximately $153,000 based on the estimated fair market value of the Company’s common stock, in connection with their services as directors.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

9. EQUITY TRANSACTIONS (continued)

During November 2005, the Company issued 1,750,000 shares of its restricted common stock to the holders of the Company’s senior secured convertible promissory notes as part of the units purchased with an estimated relative fair value of approximately $1,167,000. The value was determined through the calculation of the relative fair value under the guidelines of the APB Opinion No. 14 and related interpretations. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the Company also issued 100,000 shares of its restricted common stock for the purchase of a business route with an estimated fair value of approximately $12,000 based on the value of the consideration received (the business route purchased). The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During January 2006, the Company issued 300,000 shares of its restricted common stock to the Company’s Chief Financial Officer as required by his employment contract valued at approximately $102,000 based on the estimated fair value of the Company’s common stock. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the Company issued 525,300 shares of its restricted common stock to the holders of the Company’s senior secured convertible debentures as part of the units purchased with an estimated relative fair value of $1,751,000. The value was determined through the calculation of the relative fair value under the guidelines of APB No. 14 and related interpretations. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the Company issued 3,722,492 shares of its restricted common stock for conversion of $3,500,000 in senior notes payable plus $38,282 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the Company issued 2,099,372 shares of its restricted common stock for conversion of $5,073,000 in senior debentures plus $72,652 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

In August 2006, the Company, pursuant to a consultant agreement, issued 200,000 shares of its restricted common stock in exchange for certain consulting services to be provided to the Company, which was valued at $50,000 based on the value of the services provided. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

Warrants

The Company issued 1,500,000 warrants to purchase its common stock to each of the two founding shareholders. Such warrants are exercisable at $.01 per share should the Company achieve certain annualized revenues in any one month as follows: i) if the revenue growth exceeds $60 million, 60% of the potential warrants vest, ii) if the revenue growth exceeds $80 million, 80% of the potential warrants vest and iii) if revenue growth exceeds $100 million, all of the potential warrants vest. The warrants expire on December 31, 2006.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

9. EQUITY TRANSACTIONS (continued)

Warrants (continued)

A summary of warrants outstanding follows:

	Number of Shares	Weighted- Average Exercise Price

Warrants outstanding at July 19, 2005 (inception)	-	-
Granted	3,000,000	$0.01
Exercised	-	-
Cancelled	-	-

Warrants outstanding at September 30, 2005	3,000,000	$0.01
Granted	-	-
Exercised	-	-
Cancelled	-	-

Warrants outstanding at September 30, 2006	3,000,000	$0.01

The number of outstanding and exercisable warrants as of September 30, 2006 is provided below:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Life (Years)	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Life (Years)
$0.01	3,000,000	$0.01	0.25	-	-	-

Management believes the fair value of the warrants is more determinable than the fair value of the related services and estimated the fair value of the warrants on the date of grant to be $330,000. Since the warrants do not become exercisable until one of the contingent vesting events described above occur, the Company recorded such amount as deferred compensation, which has been offset in additional paid-in capital in the stockholders’ equity section of the accompanying consolidated balance sheet, and will not amortize any such amount to expense unless a vesting event occurs. If the warrants expire before any vesting occurs, management will reverse the accounting, which will have no net effect on additional paid-in capital or stockholders’ equity. If any vesting does occur, the Company may be required to adjust the fair value of the warrants to their then current estimated fair value and such amount would be immediately expensed. Management believes the likelihood of any of the vesting events occurring is remote.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

9. EQUITY TRANSACTIONS (continued)

Fair Value Disclosure

The fair value of warrants was estimated using the minimum value method, since the warrants were issued prior to the reverse merger (when the Company was a privately held company) on July 19, 2005. Such method excludes volatility in the calculation of estimated fair value. The following assumptions were used to determine the estimated fair value of the warrants:

Expected life (years)	0.25
Annual dividend per share	$-
Risk-free interest rate	3.44%
Volatility	N/A

10. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Honolulu and Palm Springs plant and office facilities under non-cancellable operating leases extending through April 2016.

Future minimum payments under such operating leases for the years ending September 30 are as follows:

2007	$774,000
2008	687,000
2009	570,000
2010	416,000
2011	198,000
Thereafter	333,000
$2,978,000

Rent expense for the year ended September 30, 2006 approximated $735,000. For the period from July 19, 2005 (inception) to September 30, 2005, rent expense approximated $138,000.

Capital Lease Obligations

The Company leases various office and plant equipment accounted for as capital leases. The balance of these capital lease obligations at September 30, 2006 was approximately $333,000. The future minimum payments under the capital lease obligations for the years ending September 30 approximated the following:

2007	$160,000
2008	129,000
2009	93,000
2010	17,000
399,000
Less imputed interest	(66,000)

$333,000

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

10. COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract incidental to the ordinary operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on the Company's financial position or results of operations.

Employment Contracts

During July 2005, the Company entered into a two-year employment contract with its President and Chief Executive Officer obligating the Company to pay six months’ salary and any accrued bonuses upon termination without cause.

During October 2005, the Company entered into a two-year employment contract with its Chief Financial Officer obligating the Company to pay six months’ salary upon termination without cause.

Consulting Agreement

The Watley Group, LLC (“Watley”), an entity owned by one of the Company’s stockholders, is entitled to a consulting fee equal to 10% of the first $10,000,000 of bridge capital in the form of senior secured convertible notes and other debt or equity financing which it raises for Company financing and 7.5% of any amount aggregate gross proceeds of such financing in excess of $10,000,000. Watley is also entitled to 5% of the first $10,000,000 of any commercial debt, subordinated debt, mezzanine debt and other debt or leasing facility and 2.5% of any amount of borrowings or lease transactions in excess of $10,000,000. If warrants or other equity instruments are granted in connection with such a borrowing or lease transaction, the Company will pay a fee to Watley equivalent to 10% of the total amount of funds to be received by the Company upon exercise of the warrants or for other equity instruments on an as received by the Company basis. In addition, Watley is entitled to 6% of the first $5,000,000 of the value of any enterprise that it assists the Company acquire or merge into and 3% of the value of any such entity in excess of $5,000,000. The agreement expires in July 2007.

During August 2006, the Company entered into a one year exclusive investment banking services agreement with Marino Capital Partners for approximately $45,000 in a cash upfront commitment fee; 13% cash success and non-accountable expense fee; warrants equal to 10% of gross proceeds raised and up to 500,000 of performance-based warrants.

Stock Registration Rights

As discussed in Note 9, the Company was obligated to register 693,750 shares of preferred stock (or related post-conversion common stock) such that it is freely tradable no later than December 31, 2005 or pay a penalty of approximately $12,000 per month until such time as the registration statement is declared effective. As of September 30, 2006, the Company had not filed any registration statement. The Company has also agreed to indemnify the stockholders who own 600,000 shares of preferred stock in the event they incur income tax liabilities in excess of $250,000 as a result of their pre-acquisition exchange of debt for equity in Steam Press.

11. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan for all employees of Enivel with at least one year of service. The Company does not match any employee contributions, and made no discretionary contributions for the year ended September 30, 2006.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2006 AND
THE PERIOD JULY 19, 2005 (INCEPTION) TO SEPTEMBER 30, 2005

12. RESTATEMENT

The accompanying consolidated balance sheet of the Company as of September 30, 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended September 30, 2006 and for the period July 19, 2005 (Inception) to September 30, 2005, previously filed with the SEC on Form 10-KSB on November 30, 2006, have been restated to correct the accounting errors described below:

•
In February 2007, management determined that the Company should have used $0.34 per share as the fair market value of its common stock. Such determination of fair value is based on the only common stock transaction during the period from July 19, 2005 (Inception) through September 30, 2006 that involved an independent third party negotiation of the common stock value, as the Company’s common stock (of the post-merger entity) has not yet been listed on a national exchange or quoted on a national quotation system (OTC Bulletin Board). Using a common stock price of $0.34 per share, the relative fair value of the proceeds attributable to the common stock issued with the convertible notes payable discussed in Note 5 under the caption “Debt Discounts and Extinguishment” was recalculated to be approximately $2,918,000 as compared to approximately $448,000 that was previously reported.

•
As a result of the change of the fair value of the Company’s common stock discussed above, management determined that the change in the conversion price of the Company’s remaining outstanding notes discussed in Note 5 under the caption “Debt Discounts and Extinguishment” resulted in debt extinguishment and, accordingly, expensed the entire remaining unamortized balance of debt discount approximating $1,751,000 as loss on extinguishment of debt in the accompanying consolidated statements of operations.

•
As a result of the change of the fair value of the Company’s common stock discussed above, the estimated value of certain of the Company’s common stock that was issued to employees as employee awards was changed to be approximately $90,000 as compared to approximately $36,000 that was previously reported for the year ended September 30, 2006, and was changed to be approximately $220,000 as compared to approximately $76,000 that was previously reported for the period from July 19, 2005 (Inception) through September 30, 2005.

As of and for the year ended September 30, 2006

	As Previously Reported	As Restated	Change
Additional paid-in capital	$13,030,945	$15,699,021	$2,668,076
Accumulated deficit	$(6,854,474)	$(9,522,550)	$(2,668,076)
Stockholders’ equity	$6,194,054	$6,194,054	$ -

Operating loss	$(3,743,538)	$(3,798,016)	$(54,478)
Other income (expense)	$(2,158,259)	$(4,627,670)	$(2,469,411)
Net loss	$(5,901,797)	$(8,425,686)	$(2,523,889)
Basic and diluted net loss per common share	$(0.49)	$(0.70)	$(0.21)

As of and for the period July 19, 2005 (Inception) to September 30, 2005

	As Previously Reported	As Restated	Change
Additional paid-in capital	$937,732	$1,081,919	$144,187
Accumulated deficit	$(952,677)	$(1,096,864)	$(144,187)
Stockholders’ equity	$2,865,824	$2,865,824	$ -

Operating loss	$(858,671)	$(1,002,858)	$(144,187)
Other income (expense)	$(94,006)	$(94,006)	$ -
Net loss	$(952,677)	$(1,096,864)	$(144,187)
Basic and diluted net loss per common share	$(0.15)	$(0.18)	$(0.03)

13. SUBSEQUENT EVENTS (UNAUDITED)

Debt Financing Arrangement

On December 26, 2006, the Company accepted subscriptions from accredited investors for $2,250,000 in total purchase price of its Series A Convertible Debenture. The debentures were sold with a built-in thirty percent (30%) rate of return. For each $100,000 paid to the Company, a total of $130,000 is due to the holder. Additionally, upon issuance, the Company issued 16,666 shares of common stock to the note holder for each $100,000 subscription. The debentures mature in one year from the date issued with no interest. The principal amount of the debentures may be converted into common stock of the Company at a fixed conversion rate of $3.00 per share at the holder’s option at any time. The principal amount of the debentures is secured by all of the Company’s assets and those of its operating subsidiaries, including an assignment of its leasehold interests in its retail facilities. Pursuant to a registration rights agreement, the Company is obligated to register or to file a registration statement for all of the common stock that may be issued upon conversion of the debentures, within 270 days from closing on a “best efforts” basis. Broker or underwriting fees or commissions to be paid in connection with the offer and sale will be a maximum of 10% of cash received. As of December 31, 2006 the Company has deposited $1,400,000 in cash proceeds and expects to deposit an additional $850,000 during January and February of 2007. Accordingly, 233,324 shares of common stock were issued during the quarter ended December 31, 2006. The offer and sale of the debentures and common stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission.

        The Series A Convertible Debentures meet the definition of a conventional convertible debt instrument. Accordingly, the Company computed the relative fair values of the debt as if converted and the common stock, using a stock price of $1.85 (the estimated fair value of the common stock at the commitment date - See Note 5) pursuant to Accounting Principles Board Opinion No. 14 and related interpretations and recorded debt discounts associated with the common stock and a beneficial conversion feature totalling $500,089. Additionally, the built-in 30% rate of return described above, totalling $420,000, was included in the face amount of the notes, but was also recorded as debt discount against the face amount of the notes. These discounts are being accreted to interest expense over the one year term of the notes. For the three months ended December 31, 2006, the Company accreted approximately $38,337 of such debt discounts to interest expense.

Material Definitive Agreement

During December 2006, U.S. Dry Cleaning Corporation, Delaware corporation (“USDC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cleaners Club Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of USDC (“Merger Sub”), Cleaners Club, Inc., a California corporation (“Cleaners Club”), and the sole shareholder of Cleaners Club. The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Cleaners Club will be merged with and into Merger Sub, with Merger Sub continuing after the merger as the surviving corporation (the “Merger”).

During December 2006 the Merger Sub paid $150,000 as an advance payment toward the definitive agreement.

Completion of the Merger is subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by the sole shareholder of Cleaners Club, (ii) absence of any order or injunction prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of each party; and (iv) compliance of each party with its covenants. The Merger Agreement also contains certain termination rights for both USDC and Cleaners Club. In addition, the Merger Agreement contemplates that USDC will provide the sole shareholder of Cleaners Club with “piggyback” registration rights to be set forth in a separate registration rights agreement in respect of the shares to be issued in the merger.

13. SUBSEQUENT EVENTS (UNAUDITED) (continued)

Filing of Form SB-2

On December 27, 2006 the Company filed a Form SB-2. The offering consists of 2,500,000 units. Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock.

The warrants included in the units will be exercisable to purchase one share of common stock immediately after the effectiveness of this offering. Each warrant entitles its holder to purchase one share of common stock at an exercise price equal to $3.50. The warrants expire on the fifth anniversary of the effective date of this offering. There is a possibility that the warrants will never be exercised when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants. We will have the right to redeem some or all of the warrants issued in this offering at a redemption price of $0.05 per warrant at any time after the date on which the closing price of our common stock has exceeded $5.00 for 20 consecutive trading days.

U.S. DRY CLEANING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
(UNAUDITED)

ASSETS
Current Assets
Cash	$1,199,404
Accounts receivable, net	478,529
Deferred financing costs, net	70,444
Deferred acquisition costs	123,284
Prepaid expenses and other current assets	173,933
Total Current Assets	2,045,594
Property and Equipment, net	1,129,761
Other Assets
Notes receivable	233,803
Deposits	202,450
Goodwill	5,004,699
Intangible assets	365,060
Total Other Assets	5,806,012
Total Assets	$8,981,367

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,385,630
Liquidated damages	71,250
Capital lease obligation, current	121,781
Notes payable, current	268,681
Related party notes payable, current	152,822
Convertible notes payable, net of discount	801,693
Related party convertible notes payable, net of discount	136,555
Total Current Liabilities	2,938,412
Long Term Liabilities
Capital lease obligation, net of current	190,181
Notes payable, net of current	71,081
Related party notes payable, net of current	9,838
Convertible notes payable, net of current	200,000
Total Long Term Liabilities	471,100
Total Liabilities	3,409,512

Stockholders' Equity
Convertible preferred stock; par value $0.001 per share;
20,000,000 authorized shares;
1,200,000 shares issued and outstanding;
with a liquidation preference of $2.40 per share	1,200
Common stock; par value $0.001 per share;
100,000,000 authorized shares; 16,969,268 shares issued and outstanding	16,969
Additional paid-in capital	16,614,594
Accumulated deficit	(11,060,908)
Total Stockholders' Equity	5,571,855
Total Liabilities and Stockholders' Equity	$8,981,367

See accompanying notes to condensed consolidated financial statements.

U.S. DRY CLEANING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	2006	2005
		(As Restated)
Net Sales	$1,601,411	$1,440,741

Cost of Sales
Supplies	(67,431)	(57,065)
Direct costs	(781,112)	(743,316)
Total cost of sales	(848,543)	(800,381)

Gross Profit	752,868	640,360

Operating Expenses
Delivery expenses	164,362	136,964
Store expenses	399,277	310,185
Selling expenses	151,474	135,377
Administrative expenses	696,845	327,040
Related party consulting	-	224,000
Professional fees	679,035	375,353
Depreciation and amortization expense	77,293	59,990
Total Operating Expenses	2,168,286	1,568,909

Operating Loss	(1,415,418)	(928,549)

Other Income (Expense)	(122,940)	(535,127)
Loss Before Taxes	(1,538,358)	(1,463,676)

Provision for income taxes	-	-

Net Loss	$(1,538,358)	$(1,463,676)

Basic and diluted loss per common share	$(0.09)	$(0.16)

Basic and diluted weighted average number
of common shares outstanding	16,468,261	8,896,302

See accompanying notes to condensed consolidated financial statements.

U.S. DRY CLEANING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	2006	2005
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,538,358)	$(1,463,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	77,293	59,990
Amortization of deferred financing costs	-	75,087
Bad debt expense	180	6,000
Common stock issued for compensation and services	416,070	12,080
Amortization of debt discounts	38,337	194,444
Changes in operating assets and liabilities:
Accounts receivable	123,449	(151,429)
Prepaid expenses and other current assets	39,139	108,741
Accounts payable and accrued expenses	(187,480)	347,622
Other assets	(216,947)	-
Liquidated damages	(35,625)	213,750
Net cash used in operating activities	(1,283,942)	(597,391)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40,282)	(65,652)
Acquisition projects in process	(123,284)	-
Net cash used in investing activities	(163,566)	(65,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	-	39,869
Repayments on notes payable	(65,092)	(145,391)
Repayments on related party notes payable	(11,335)	(12,347)
Proceeds from issuance of convertible notes payable	1,200,000	858,000
Deferred financing costs	(70,444)	(199,998)
Proceeds from issuance of related party convertible notes payable	200,000	220,000
Repayments on capital lease obligation	(20,673)	(29,256)
Net cash provided by financing activities	1,232,456	730,877

Net increase (decrease) in cash	(215,052)	67,834
Cash at beginning of period	1,414,456	705,713
Cash at end of period	$1,199,404	$773,547

Cash paid during the period for:
Interest	$47,777	$170,379
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt discount on convertible notes issued with common stock	$500,089	$1,166,667
Reclassification for change in par value of common and preferred stock	$-	$2,871,879

See accompanying notes to condensed consolidated financial statements.

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS

The Company

USDC was formed on July 19, 2005 and on December 30, 2005 completed a reverse merger with a public “Shell Company”. Members of USDC’s management are experienced in acquisition and the operation of retail and dry cleaning operations.

On August 8, 2005, USDC purchased 100% of the outstanding common stock of Steam Press Holdings, Inc. (“Steam Press”), and on August 9, 2005, USDC purchased 100% of the membership units in Coachella Valley Retail, LLC (“CVR”) in stock-for-stock type transactions. USDC, Steam Press, and CVR are hereinafter collectively referred to as the “Company.”

Steam Press owns 100% of Enivel, Inc. (“Enivel”), which does business as Young Laundry & Dry Cleaning (“Young”) in Honolulu, Hawaii. Young was founded in 1902 and operates thirteen retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. CVR was founded in 2004 and operates five retail laundry and dry cleaning stores under several names in the Palm Springs, California area.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes hereto should be read in conjunction with the financial statements, accounting policies and notes thereto included in the Company's audited financial statements on Form 10-KSB ,as amended,for the fiscal year ended September 30, 2006 filed with the SEC. In the opinion of management, all adjustments necessary to present fairly, in accordance with GAAP, the Company's financial position as of December 31, 2006, and the results of operations and cash flows for the interim periods presented have been made. Such adjustments consist only of normal recurring adjustments. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS (continued)

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has recurring losses from operations; negative cash flow from operating activities of approximately $1.3 million for the three months ended December 31, 2006; and negative working capital of approximately $0.9 million and an accumulated deficit of approximately $11 million at December 31, 2006. The Company’s business plan calls for various business acquisitions which will require substantial additional capital. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through debt and equity financing transactions and facilitate such fund raising efforts by registering shares of its common stock with the SEC as a public company. However, such financing transactions may be insufficient to fund its planned acquisitions, capital expenditures, working capital and other cash requirements for the fiscal year ending September 30, 2007. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of USDC and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include the realization of long-lived assets, the valuation allowance on deferred tax assets, and the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with several major financial institutions. At times, cash balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation.

The Company’s accounts receivable result primarily from laundry and dry cleaning services rendered to hotels and other commercial customers. The Company extends credit to its commercial customers based upon evaluation of each customer’s financial condition and credit history. The Company generally does not require collateral from commercial customers.

At December 31, 2006 and 2005, one customer accounted for approximately 14% and 17% of gross accounts receivable respectively. For the three months ended December 31, 2006 and 2005, one customer accounted for approximately 13% and 15% of net sales, respectively.

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Financing Costs

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.

Goodwill and Other Intangible Assets

Statement of Financial Accounting Standards (“SFAS”) No. 142, "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. The Company’s identifiable intangible assets consist of customer relationships and the “Young Laundry & Dry Cleaning” trademark in the respective net amounts of approximately $74,000 and $290,000 at December 31, 2006. Customer relationships and the trademark are amortized using the straight-line method over the weighted average life of four years and ten years, respectively. Management considers the straight-line method to be appropriate for customer lists due to the longevity of the customer relationships.

Revenue Recognition

The Company recognizes revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. For “walk-in” retail customers, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded. For commercial customers, the sale is not recorded until the Company delivers the cleaned garments. Generally, the Company delivers the cleaned garments the same day they are dropped off (same-day service).

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs approximated $27,000 and $36,000 for the three months ended December 31, 2006 and 2005, respectively.

Business Segments

The Company currently operates in one segment, that being the laundry and dry cleaning business. As noted earlier, the Company is geographically concentrated in Honolulu and Palm Springs.

Discount on Convertible Notes

Convertible instruments are evaluated to determine if they are within the scope of Emerging Issues Task Force ("EITF") Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock” and SFAS No. 133. In the event that they are not, discounts on convertible notes are attributable to the relative fair value of the beneficial conversion feature that allows holders of the debenture to convert into shares of the Company's common stock at prices lower than the market value and the discount associated with the related equity instruments issued. These discounts are accounted for in accordance with EITF Issue No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments" and EITF Issue No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios."

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it is successfully integrating the new dry cleaning processes.

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize Perc where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it complies in all material respects with all relevant rules and regulations pertaining to the use of chemical agents.

In the opinion of management, the Company complies in all material respects with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavour to ensure that the entire organization proactively remains in compliance with all such statutes and regulations in the future.

Loss per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation.  Diluted loss per common share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of warrants (using the treasury stock method) and the conversion of the convertible preferred stock and convertible debt (using the if-converted method). For the three months ended December 31, 2006, 1,846,667 and 432,432 convertible securities and warrants to purchase common stock, respectively, were excluded from the calculation of diluted loss per share because they were anti-dilutive.

Stock-Based Compensation

Since the Company has no stock option plans or any potential employee stock-based employee instruments outstanding, the disclosure requirements of SFAS No. 123-R are not applicable to the accompanying financial statements.

For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123-R and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

3. NOTES PAYABLE

On December 26, 2006, the Company accepted subscriptions from accredited investors for $2,250,000 in total purchase price of its Series A Convertible Debenture. The debentures were sold with a built-in thirty percent (30%) rate of return. For each $100,000 paid to the Company, a total of $130,000 is due to the holder. Additionally, upon issuance, the Company issued 16,666 shares of common stock to the note holder for each $100,000 subscription. The debentures mature in one year from the date issued with no interest. The principal amount of the debentures may be converted into common stock of the Company at a fixed conversion rate of $3.00 per share at the holder’s option at any time. The principal amount of the debentures is secured by all of the Company’s assets and those of its operating subsidiaries, including an assignment of its leasehold interests in its retail facilities. Pursuant to a registration rights agreement, the Company is obligated to register or to file a registration statement for all of the common stock that may be issued upon conversion of the debentures, within 270 days from closing on a “best efforts” basis. Broker or underwriting fees or commissions to be paid in connection with the offer and sale will be a maximum of 10% of cash received. As of December 31, 2006 the Company has deposited $1,400,000 in cash proceeds and expects to deposit an additional $850,000 during January and February of 2007. Accordingly, 233,324 shares of common stock were issued during the quarter ended December 31, 2006. The offer and sale of the debentures and common stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission.

The Series A Convertible Debentures meet the definition of a conventional convertible debt instrument. Accordingly, the Company computed the relative fair values of the debt as if converted and the common stock, using a stock price of $1.85 (the estimated fair value of the common stock at the commitment date - See Note 5) pursuant to Accounting Principles Board Opinion No. 14 and related interpretations and recorded debt discounts associated with the common stock and a beneficial conversion feature totalling $500,089. Additionally, the built-in 30% rate of return described above, totalling $420,000, was included in the face amount of the notes, but was also recorded as debt discount against the face amount of the notes. These discounts are being accreted to interest expense over the one year term of the notes. For the three months ended December 31, 2006, the Company accreted approximately $38,337 of such debt discounts to interest expense.

4. OTHER RELATED PARTY TRANSACTIONS

The Company rents office space located at 125 E. Tahquitz Canyon Way in Palm Springs, California on a month- to- month basis from Transactional Marketing Partners, a company owned by director Earl Greenburg. The rent is $2,200 per month all inclusive.

5. EQUITY TRANSACTIONS

Common Stock

During the three months ended December 31, 2006, the Company issued 125,000 shares of its restricted common stock to the Company’s Chief Financial Officer as a bonus valued at $231,250 based on the estimated fair market value of the Company’s common stock of $1.85 per share. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of (the “Securities Act”).

During the three months ended December 31, 2006, the Company issued 80,000 shares of restricted common stock to directors valued at $148,000 based on the estimated fair market value of the Company’s common stock of $1.85 per share. The transactions described in this paragraph constituted an exempt offering under Section 4(2) of (the “Securities Act”).

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

5. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

During the three months ended December 31, 2006, the Company, pursuant to a consultant agreement, issued 150,000 shares of its restricted common stock in exchange for certain consulting services provided to the Company, which was valued at $37,500 based on the value of the services provided. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of (the “Securities Act”).

During the three months ended December 31, 2006, the Company, pursuant to the terms of the Series A Convertible Debentures as disclosed in Note 3 above, issued 233,324 shares of restricted common stock (see Note 3). The transaction described in this paragraph constituted an exempt offering under Section 4(2) of (the “Securities Act”).

Warrants

In fiscal 2005, the Company issued 1,500,000 warrants to purchase its common stock to each of the two founding shareholders. Such warrants are exercisable at $.01 per share should the Company achieve certain annualized revenues in any one month as follows: i) if the revenue growth exceeds $60 million, 60% of the potential warrants vest, ii) if the revenue growth exceeds $80 million, 80% of the potential warrants vest and iii) if revenue growth exceeds $100 million, all of the potential warrants vest. The warrants expired and have been cancelled on December 31, 2006.

During the quarter ended December 31, 2006, the Company issued 500,000 warrants to an investment banking firm for services directly related to an equity fund raising transaction. Such warrants have an exercise price of $0.25, be exercisable for five (5) years from the effective date, and contain net issuance, anti-dilution provisions for split adjustments and “piggyback” registration rights. The Company did not record any expense related to the fair value of the warrants since the issuance was payment for equity fund raising services.

A summary of warrants outstanding are as follows:

	Shares	Weighted Average Exercise Price
Warrants outstanding at September 30, 2005	3,000,000	$0.01
Granted	-	-
Exercised	-	-
Cancelled	-	-

Warrants outstanding at September 30, 2006	3,000,000	$0.01
Granted	500,000	$0.25
Exercised	-	-
Cancelled	3,000,000	$0.01

Warrants outstanding at December 31, 2006	500,000	$0.25

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits and disputes with third parties, actions involving allegations of discrimination or breach of contract incidental to the ordinary operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on the Company's financial position or results of operations.

Stock Registration Rights

The Company was obligated to register 693,750 shares of preferred stock (or related post-conversion common stock) such that it is freely tradable no later than December 31, 2005 or pay a penalty of approximately $12,000 per month until such time as the registration statement is declared effective or the Companies stock begins trading. As of December 31, 2006, the Company had not filed a registration statement registering these shares and has accrued liquidated damages of $71,250 at December 31, 2006.

The Company is required to use its “best efforts” to file, on or before two hundred seventy days (270) following the closing of the initial sale of the Series A Convertible Debentures (see Note 3), a registration statement under the Securities Act covering the registration of the sale of the Registrable Securities by the holders. The holders are required to cooperate fully with the Company in preparation of the registration statement and provide all necessary information regarding the holders, the underwriters, the manner of distribution and other material information reasonably requested by the Company.

Employment Agreements

Effective on December 12, 2006, in connection with his appointment as the Company’s new Chief Executive Officer, the Company entered into an employment agreement with Robert Y. Lee for a three-year term. The employment agreement provides for a base salary at the rate of $20,000 per month, which increases to $25,000 upon the Company achieving certain milestones in revenue and income. Mr. Lee is also entitled to a bonus, which will be represented by a promissory note issued by the Company bearing interest at eight percent per annum and in the principal amount of $200,000, of which $50,000 is payable at the earlier of the expiration of his employment term and the closing by the Company of a debt or equity financing of at least $1,500,000, and the balance of which payable upon the earlier of the expiration of his employment term and the closing by the Company of stock offering with proceeds of at least $3,000,000. In addition, upon the achievement of certain milestones by the Company, Mr. Lee will be entitled to additional bonuses ranging from $250,000 to $500,000. Furthermore, the Company agreed to issue to Mr. Lee fully vested options to purchase an aggregate of 800,000 shares of the Company’s common stock, at exercise prices ranging from $3.50 to $10.00 per share, which options will be evidenced by a stock option agreement approved by the Board of Directors. The Company also agreed to pay an expense allowance for an automobile in an amount of $2,000 per month. The agreement also provides for non-competition covenant by Mr. Lee in favor of the Company and confidentiality provisions.

Business Acquisition

During December 2006, the Company, entered into an Agreement and Plan of Merger to acquire, Cleaners Club, Inc., a California corporation (“Cleaners Club”). As of February 14, 2007, such transaction has not closed.

During December 2006, the Company paid $150,000 as an advance payment toward the definitive agreement.

U.S. DRY CLEANING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES (continued)

Filing of Form SB-2

On December 27, 2006, the Company filed a Form SB-2. The offering consists of 2,500,000 units. Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock.

The warrants included in the units will be exercisable to purchase one share of common stock immediately after the effectiveness of registration statement. Each warrant entitles its holder to purchase one share of common stock at an exercise price equal to $3.50. The warrants expire on the fifth anniversary of the effective date. The Company will have the right to redeem some or all of the warrants issued in this offering at a redemption price of $0.05 per warrant at any time after the date on which the closing price of the Company’s common stock has exceeded $5.00 for 20 consecutive trading days.

7. RESTATEMENT

The accompanying condensed consolidated statements of operations and cash flows for the three months ended December 31, 2005 were restated to reflect an increase to debt discount related to the recording of convertible debt issued with common stock, as well as the related amortization of such discount. See the Company’s Form 10-KSB/A for the year ended September 30, 2006 for additional information. The effect of the restatement for the quarter ended December 31, 2005 was an increase to interest expense of approximately $161,000 and an increase to basic and diluted loss per common share of $(0.01). The effect of the restatement is as follows:

	As Reported	As Restated
Net Loss	$(1,302,432)	$(1,463,676)
Basic and diluted loss per common share	$(0.15)	$(0.16)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cleaners Club, Inc.

We have audited the accompanying balance sheet of Cleaners Club, Inc. (the "Company") as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note 7, the Company completed a merger with a public company on February 15, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

February 9, 2007
Newport Beach, California

CLEANERS CLUB, INC.
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current Assets
Cash	$1,767
Accounts receivable	885
Other current assets	21,004
Total Current Assets	23,656
Property and Equipment, net	427,649
Deposits	40,400
Total Assets	$491,705

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$234,283
Capital lease obligations	118,860
Notes payable	97,268
Related party notes payable	224,000
Total Current Liabilities	674,411
Long Term Liabilities
Capital lease obligations, net of current	169,650
Notes payable, net of current	38,827
Related party notes payable, net of current	104,643
Total Long Term Liabilities	313,120
Total Liabilities	987,531

Commitments and Contingencies

Stockholders' Deficit
Common stock; par value $0.001 per share;
1,000,000 authorized shares;
1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	119,652
Accumulated deficit	(616,478)
Total Stockholders' Deficit	(495,826)
Total Liabilities and Stockholders' Deficit	$491,705

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Net Sales	$2,829,698	$2,181,069

Cost of Sales	(1,478,276)	(1,108,150)

Gross Profit	1,351,422	1,072,919

Operating Expenses
Delivery	98,166	64,696
Store	92,693	78,987
Selling	107,261	75,778
Administrative	90,633	63,917
Other	805,087	675,524
Depreciation and amortization	134,475	96,137
Total Operating Expenses	1,328,315	1,055,039

Operating Income	23,107	17,880

Other Expense	(90,184)	(111,742)

Loss before provision for income taxes	(67,077)	(93,862)

Provision for income taxes	800	800

Net Loss	$(67,877)	$(94,662)

Basic and diluted loss per common share	$(0.07)	$(0.09)
Basic and diluted weighted average number of common shares outstanding	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2004	1,000,000	$1,000	$78,788	$(453,939)	$(374,151)

Contributions	-	-	182,636	-	182,636

Distributions	-	-	(74,786)	-	(74,786)

Net loss	-	-	-	(94,662)	(94,662)

Balance, December 31, 2005	1,000,000	$1,000	$186,638	$(548,601)	$(360,963)

Contributions	-	-	48,013	-	48,013

Distributions	-	-	(114,999)	-	(114,999)

Net loss	-	-	-	(67,877)	(67,877)

Balance, December 31, 2006	1,000,000	$1,000	$119,652	$(616,478)	$(495,826)

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(67,877)	$(94,662)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	134,475	96,137
Changes in operating assets and liabilities:
Accounts receivable	2,428	(2,250)
Deposits	(3,000)	1,549
Other current assets	18,714	14,216
Accounts payable and accrued liabilities	59,972	97,867
Net cash provided by operating activities	144,712	112,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(46,443)	(168,513)
Net cash used in investing activities	(46,443)	(168,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	100,000	35,000
Principal repayments on notes payable	(38,415)	(23,340)
Principal borrowings on line of credit	-	50,000
Principal payments on line of credit	(50,000)	-
Proceeds from issuance of related party notes payable	50,000	150,000
Principal repayments on related party notes payable	(13,110)	(12,128)
Principal repayments on capital lease obligations	(108,776)	(101,764)
Contributions from stockholder	48,013	68,776
Distributions to stockholder	(114,999)	(74,786)
Net cash (used in) provided by financing activities	(127,287)	91,758
Net (decrease) increase in cash	(29,018)	36,102
Cash at beginning of year	30,785	(5,317)
Cash at end of year	$1,767	$30,785
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$91,112	$119,707
Income taxes	$800	$800
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Capital lease additions	$57,454	$52,893
Reclassification of related party notes payable to contributions	$-	$113,860

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization and Merger

Cleaners Club, Inc. (the “Company”) is a California corporation that was formed on October 8, 1998 which owns and operates ten retail dry cleaning outlets and a dry cleaning facility, all located in the Southern California area. Subsequent to year-end, the Company completed a merger with U.S. Dry Cleaning Corporation, a Delaware corporation (the “Parent”), a publicly held company (see Note 7).

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has recurring losses from operations, cash flow from operating activities of approximately $145,000 for the year ended December 31, 2006 and had an accumulated deficit of approximately $616,000 at December 31, 2006. The Company intends to obtain capital from its Parent while improving operating margins through economies of scale.

The financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies presented below are designed to assist in understanding the Company’s financial statements. Such financial statements and these notes are the representation of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of management, these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include the realization of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with one major financial institution. The cash balances at December 31, 2006 did not exceed amounts insured by the Federal Deposit Insurance Corporation.

For the years ended December 31, 2006 and 2005, one vendor accounted for approximately 75% and 69% of total purchases, respectively. No other single vendor accounted for more than 10% of purchases for such reporting periods.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly extend the useful life of the asset are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets, which range from five to seven years, using accelerated methods. Amortization of equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining lease term.

Long-Lived Assets

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. See below for additional information regarding the identification and measurement of impairment of certain long-lived assets governed by SFAS No. 144.

The Company assesses the impairment of long-lived assets annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, the Company adjusts the asset to the extent that the carrying value exceeds the estimated fair value of the asset. Management’s judgments related to the expected useful lives of long-lived assets and the Company’s ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As management assesses the ongoing expected cash flows and carrying amounts of the Company’s long-lived assets, these factors could cause the Company to realize a material impairment charge, which would result in decreased net income (or increased net loss) and reduce the carrying value of these assets.

During the reporting periods presented, management has determined that no impairment was necessary. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. Specifically, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs approximated $59,000 and $41,000 for the years ended December 31, 2006 and 2005, respectively.

Fair Value of Other Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value, if reasonably obtainable, of the Company’s financial instruments. Management believes that the carrying amounts of the Company’s significant financial instruments including cash, accounts receivable, accounts payable and accrued liabilities, capital lease obligations and notes payable approximate their estimated fair value at December 31, 2006 based on their relatively short term nature and/or the fact that notes payable bear market interest rates.

In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided elsewhere in these notes to the financial statements.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it is successfully integrating the new dry cleaning processes.

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize Perc where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it complies in all material respects with all relevant rules and regulations pertaining to the use of chemical agents.

In the opinion of management, the Company complies in all material respects with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavor to ensure that the entire organization proactively remains in compliance with all such statutes and regulations in the future.

Loss per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and were dilutive. There were no potential common shares or potentially dilutive common shares outstanding during the reporting periods.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and were dilutive. There were no potential common shares or potentially dilutive common shares outstanding during the reporting periods.

Income Taxes

The Company has elected to be taxed as an “S” Corporation for both federal and state income tax purposes and, as such, has not provided for federal income tax because the income tax liability is that of the individual shareholders. The California tax treatment is substantially the same, except for a surtax imposed on the Company’s taxable income. Deferred state income taxes were not significant during the reporting periods.

 3. PROPERTY AND EQUIPMENT

Property and equipment approximated the following at December 31, 2006:

Delivery equipment and other vehicles	$26,000
Office furniture and equipment	54,000
Store furniture and equipment	24,000
Machinery and equipment	1,172,000
Leasehold improvements	27,000
1,303,000
Less accumulated depreciation and amortization	(875,000)

$428,000

Approximately $531,000 of gross property and equipment has been accounted for as capital leases. Amortization of property and equipment accounted for as capital leases totaled approximately $86,000 and $71,000 during the years ended December 31, 2006 and 2005, respectively. See Note 6 for additional information.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

4. NOTES PAYABLE

Notes payable and related party notes payable consisted of the following as of December 31, 2006:

Notes Payable: Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $1,273, bearing annual interest at 10%, and maturing October 11, 2008.	$25,529

Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $744, bearing annual interest at 10%, maturing February 12, 2010.	24,136

Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $2,307, bearing annual interest at 10%, maturing May 1, 2008.	36,430

Unsecured note payable to U.S. Dry Cleaning Corporation, payable in full on the maturity date, bearing interest at 5%, maturing December 31, 2007.	50,000

136,095

Related Party Notes Payable: Unsecured note payable to a related party, payable in monthly installments of $1,100, bearing annual interest at 10%, and maturing November 1, 2013.	66,748

Unsecured note payable to a related party, payable in monthly installments of $900, bearing annual interest at 5.9%, and maturing March 21, 2014.	61,895

Unsecured note payable to a related party, bearing annual interest at 7.0% and maturing on January 1, 2009.	200,000
328,643

Total notes payable	464,738
Less current portion	(321,268)
$143,470

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

4. NOTES PAYABLE (continued)

Future minimum principal payments due on notes payable and related party notes payable for the years ending on December 31 and thereafter were as follows:

2007	$321,000
2008	57,000
2009	30,000
2010	24,000
2011	24,000
Thereafter	9,000

$465,000

5. EQUITY

During the years ended December 31, 2006 and 2005, the Company recorded cash contributions from one of the Company’s two stockholders approximating $48,000 and $69,000, respectively, and recorded them to additional paid-in capital.

During the years ended December 31, 2006 and 2005, the Company recorded cash distributions to one of the Company’s stockholders approximating $115,000 and $75,000, respectively. Because the Company had an accumulated deficit, such amounts were recorded to additional paid-in capital.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Southern California stores, plant and office facility under non-cancellable operating leases extending through November 2016.

Future minimum payments under such operating leases for the years ending December 31 and thereafter are as follows:

2007	$542,000
2008	534,000
2009	507,000
2010	497,000
2011	353,000
Thereafter	1,120,000
$3,553,000

Rent expense for the years ended December 31, 2006 and 2005 approximated $447,000 and $402,000, respectively.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

6. COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

The Company leases various office and plant equipment accounted for as capital leases. The balance of these capital lease obligations at December 31, 2006 was approximately $289,000. The future minimum payments under the capital lease obligations for the years ending December 31 approximated the following:

2007	$143,000
2008	101,000
2009	50,000
2010	30,000
2011	11,000
335,000
Less imputed interest	(46,000)
$289,000

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract incidental to the ordinary operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on the Company's financial position or results of operations.

7. SUBSEQUENT EVENTS (UNAUDITED)

On February 15, 2007, 100% of Cleaners Club, Inc. authorized, issued and outstanding common stock was acquired in a merger with U.S. Dry Cleaning Corporation. The acquired shares were converted into 780,000 shares of $0.001 par value common stock of U.S.Dry Cleaning Corporation immediately prior to the merger.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

INTRODUCTION

On February 15, 2007, U.S. Dry Cleaning Corporation (the "Company") completed the acquisition of all of the outstanding voting stock of Cleaners Club, Inc. ("Cleaners Club”) in a purchase business combination by issuing 780,000 shares of its restricted common stock. Cleaners Club has a December 31 year-end.

The following unaudited pro forma combined consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only. The pro forma financial statements are subject to a number of estimates, assumptions, and other uncertainties and are not necessarily indicative of the combined financial position at an earlier date, the results of operations for future periods, or the results that would have been realized had the Company and Cleaners Club been a combined entity during the specified periods. The pro forma financial statements (including the notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes of the Company and Cleaners Club incorporated herein by reference or included elsewhere herein. The Company's historical financial statements incorporated herein by reference are the audited September 30, 2006 consolidated financial statements included in the related Form 10-KSB/A filed with the Securities and Exchange Commission.

The following pro forma financial statements give effect to the purchase of 100% of the equity interest in Cleaners Club by the Company using the purchase method of accounting. The pro forma financial statements are based on the respective historical financial statements and the notes thereto of the Company and Cleaners Club. The December 31, 2006 pro forma combined consolidated balance sheet, which assumes that the purchase took place on December 31, 2006, combines the unaudited interim consolidated balance sheet of the Company and the audited year-end balance sheet of Cleaners Club as of such date. The pro forma combined consolidated statements of operations for the year ended September 30, 2006 and the three months ended December 31, 2006, which assume that the purchase took place on October 1, 2005, combine (1) the audited consolidated statement of operations of the Company for the year ended September 30, 2006 and the unaudited statements of operations of Cleaners Club for the year ended September 30, 2006 and (2) the unaudited statements of operations for both the Company (consolidated) and Cleaners Club for the three months ended December 31, 2006.

The pro forma adjustments described in the accompanying notes are preliminary, and are based on management's estimates of the fair value of the consideration paid and the net assets acquired. The Company’s management has estimated the fair value of the 780,000 common shares given at $1.85 per share (the estimated fair value of the Company’s common stock) for a total purchase price consideration of $1,443,000.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

	HISTORICAL
					U.S. DRY CLEANING
	U.S. DRY CLEANING	CLEANERS	PRO FORMA ADJUSTMENTS		COMBINED CONSOLIDATED
	CONSOLIDATED	CLUB	AMOUNT	REF	PRO FORMA
ASSETS
Current Assets
Cash	$1,199,404	$1,767	$-		$1,201,171
Accounts receivable, net	478,529	885	-		479,414
Deferred financing costs, net	70,444	-	-		70,444
Deferred acquisition costs	123,284	-	-		123,284
Prepaid expenses and other current assets	173,933	21,004	-		194,937
Total Current Assets	2,045,594	23,656			2,069,250
Property and Equipment, net	1,129,761	427,649	-		1,557,410
Other Assets
Notes receivable	233,803	-	-		233,803
Deposits	202,450	40,400	-		242,850
Goodwill	5,004,699	-	1,938,826	C	6,943,525
Intangible assets and other assets	365,060	-	-		365,060
Total Other Assets	5,806,012	40,400			7,785,238
Total Assets	$8,981,367	$491,705	$1,938,826		$11,411,898

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$1,385,630	$234,283	$-		$1,619,913
Liquidated damages	71,250	-	-		71,250
Capital lease obligation, current	121,781	118,860	-		240,641
Notes payable, current	268,681	97,268	-		365,949
Related party notes payable, current	152,822	224,000	-		376,822
Convertible notes payable, net of discount	801,693	-	-		801,693
Related party convertible notes payable, net of discount	136,555	-	-		136,555
Total Current Liabilities	2,938,412	674,411	-		3,612,823
Long Term Liabilities
Capital lease obligation, net of current	190,181	169,650	-		359,831
Notes payable, net of current	71,081	38,827	-		109,908
Related party notes payable, net of current	9,838	104,643	-		114,481
Convertible notes payable, net of current	200,000	-	-		200,000
Total Long Term Liabilities	471,100	313,120	-		784,220
Total Liabilities	3,409,512	987,531	-		4,397,043

Stockholders' Equity
Convertible preferred stock at par value	1,200	-	-		1,200
Common stock at par value	16,969	1,000	(220)	C,D	17,749
Additional paid-in capital	16,614,594	119,652	1,322,568	C,D	18,056,814
Accumulated deficit	(11,060,908)	(616,478)	616,478	C,D	(11,060,908)
Total Stockholders' Equity (Deficit)	5,571,855	(495,826)			7,014,855
Total Liabilities and Stockholders' Equity (Deficit)	$8,981,367	$491,705	$1,938,826		$11,411,898

The accompanying notes are an integral part of these financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006

	HISTORICAL
					U.S. DRY CLEANING
	U.S. DRY CLEANING	CLEANERS	PRO FORMA ADJUSTMENTS		COMBINED CONSOLIDATED
	CONSOLIDATED	CLUB	AMOUNT	REF	PRO FORMA

Net Sales	$6,082,103	$2,672,387	$-		$8,754,490

Cost of Sales	3,233,763	1,416,365	-		4,650,128

Gross Profit	2,848,340	1,256,022	-		4,104,362

Operating Expenses
Delivery expenses	566,145	198,478	-		764,623
Store expenses	1,422,765	296,571	-		1,719,336
Selling expenses	603,209	191,244	-		794,453
Administrative expenses	1,353,310	267,239	-		1,620,549
Related party consulting	1,518,000	-	-		1,518,000
Professional fees and other	910,613	54,572	-		965,185
Depreciation and amortization expense	272,314	96,137	86,000		454,451
Total Operating Expenses	6,646,356	1,104,241	86,000		7,836,597

Operating Income (Loss)	(3,798,016)	151,781	(86,000)		(3,732,235)

Other Expense	(4,627,670)	(78,271)	-		(4,705,941)

Income (Loss) Before Income Taxes	(8,425,686)	73,510	(86,000)		(8,438,176)

Provision for Income Taxes	-	800	-		800

Net Income (Loss)	$(8,425,686)	$72,710	$(86,000)		$(8,438,976)

Basic and Diluted Loss per Common Share					$(0.66)

Basic and Diluted Weighted Average Number of Common Shares Outstanding					12,811,114

The accompanying notes are an integral part of these financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006

	HISTORICAL
					U.S. DRY CLEANING
	U.S. DRY CLEANING	CLEANERS	PRO FORMA ADJUSTMENTS		COMBINED CONSOLIDATED
	CONSOLIDATED	CLUB	AMOUNT	REF	PRO FORMA

Net Sales	$1,601,411	$738,395	$-		$2,339,806

Cost of Sales	848,543	391,349	-		1,239,892

Gross Profit	752,868	347,046	-		1,099,914

Operating Expenses
Delivery expenses	164,362	77,686	-		242,048
Store expenses	399,277	159,133	-		558,410
Selling expenses	151,474	77,909	-		229,383
Administrative expenses	696,845	73,840	-		770,685
Professional fees and other	679,035	13,044	-		692,079
Depreciation and amortization expense	77,293	91,950	21,000		190,243
Total Operating Expenses	2,168,286	493,562	21,000		2,682,848

Operating Loss	(1,415,418)	(146,516)	(21,000)		(1,582,934)

Other Expense	(122,940)	(79,216)	-		(202,156)

Loss Before IncomeTaxes	(1,538,358)	(225,732)	(21,000)		(1,785,090)

Provision for Income Taxes	-	-	-		-

Net Loss	$(1,538,358)	$(225,732)	$(21,000)		$(1,785,090)

Basic and Diluted Loss per Common Share					$(0.10)

Basic and Diluted Weighted Average Number of Common Shares Outstanding					17,248,261

 The accompanying notes are an integral part of these financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

Note (A) Basis of Presentation

The pro forma combined consolidated balance sheet assumes that the purchase took place on December 31, 2006 and that 100% of the equity interest in Cleaners Club was acquired by the Company. Such financial statement combines the historical balance sheets of the Company and Cleaners Club at December 31, 2006. The pro forma combined consolidated statements of operations assume that the purchase took place on October 1, 2005, and combines the historical statement of operations of the Company (consolidated) and Cleaners Club for the year ended September 30, 2006 and the three months ended December 31, 2006. The historical statement of operations of Cleaners Club for the year ended September 30, 2006 was prepared by starting with the audited statement of operations for the year ended December 31, 2006, excluding the statement of operations for the three months ended December 31, 2006, and adding the statement of operations for the three months ended December 31, 2005. All audit adjustments resulting from the audit of Cleaners Club for the years ended December 31, 2006 and 2005 were recast to the proper quarterly periods in preparing the historical statement of operations for the year ended September 30, 2006. The aforementioned historical financial statements have been adjusted as discussed in the notes below.

There were no significant transactions on a combined basis between the acquired entity and the Company during the periods presented.

Note (B) Introduction to the Unaudited Preliminary Pro Forma Adjustments

The accompanying pro forma information, including the allocation of the purchase price, is based on management's preliminary estimates of (1) the net assets acquired and (2) the fair value of the equity securities issued by the Company to consummate the purchase. The purchase price allocation is preliminary because a third-party valuation of the net assets acquired has not been completed. Once such valuation is complete, management will have all the necessary information to complete the allocation. Management believes that the final purchase price allocation results of the third-party valuation will not differ materially from those presented in the accompanying pro forma combined consolidated financial statements since the historical book values of the tangible assets acquired and liabilities assumed are expected to approximate their fair values on the acquisition date and no finite life intangible assets are expected to result from the purchase. The principal reason that the Company agreed to pay a purchase price for Cleaners Club in excess of its recorded net assets was to acquire an established revenue stream. Such excess is expected to be allocated entirely to goodwill in the final purchase price allocation.

Note (C)

To reflect the excess of the total acquisition cost over the estimated fair value of the tangible and identifiable intangible assets acquired. The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:
Common stock issued	$1,443,000
Total purchase consideration	1,443,000

Allocated to:
Historical book value of Cleaners Club assets and liabilities:
Cash and other current assets	24,000
Property and equipment	427,000
Deposits	40,000
Liabilities assumed	(987,000)
(496,000)
Adjustments to reflect assets and liabilities at estimated fair value:
None	--
Excess of purchase price over allocation to identifiable assets and liabilities (goodwill)	$1,939,000

If the above allocation was done on October 1, 2003, the Company would have recorded an increase of depreciation and amortization expense as reflected in the accompanying pro forma financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

Note (D)

To reflect (1) the elimination of the stockholders' equity accounts of Cleaners Club, and (2) the issuance of common stock by the Company as consideration for the purchase.

Note (E)

Since the unaudited pro forma combined statement of operations reports a loss, there is no income tax effect of the above pro forma adjustments.

Note (F)

Since the purchase is intended to qualify as a non-taxable transaction, the tax bases of Cleaners Club assets and liabilities are carried forward for U.S. income tax purposes. Therefore, any amortization of the purchase consideration allocated to certain assets acquired may not be deductible by the Company in its future income tax returns. Such amounts are not significant.

Note (G)

Pro forma basic loss per common share is computed by dividing the pro forma loss applicable to common stockholders by the pro forma weighted average number of common shares assumed to be outstanding during the period of computation. Pro forma diluted loss per common share is computed using the pro forma weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. During the pro forma periods presented, there were no additional potentially dilutive common shares (that is, resulting from the pro forma transaction) that were excluded from pro forma diluted loss per shares because they were anti-dilutive.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24  Indemnification of Directors and Officers

Our certificate of incorporation, as amended (“Certificate of Incorporation”), contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

• Any breach of their duty of loyalty to our company or our stockholders.

• Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

• Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

• Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 25  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC registration fee	$1,605
Accounting fees and expenses*	$30,000
Legal fees and expenses*	$175,000
Printing and engraving expenses*	$10,000
Registrar and transfer agent’s fees*	$10,000
Blue Sky Fees and Expenses (including related legal fees)*	$10,000
Miscellaneous fees and expenses*	$5,000
Total	$241,605
___________________
*   Estimated

Item 26  Recent Sales of Unregistered Securities

During September 2005, the company issued 196,140 shares of its restricted common stock as employee awards with an estimated fair value of $21,141. In September 2006, the company cancelled 4,000 shares of its restricted common stock as employee awards with an estimated fair value of $483. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the company issued 1,750,000 shares of its restricted common stock to the holders of the company’s Senior Secured Convertible Promissory Notes as part of the units purchased with an estimated value of approximately $198,000. The value was determined through the calculation of the relative fair value under the guidelines of Accounting Principles Board (“APB”) Opinion No. 14. Such amount is being amortized to interest expense over the maturity period in accordance with EITF Issue No. 00-27. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the company issued 100,000 shares of its restricted common stock with an estimated fair value of approximately $12,000, for the purchase of a business route. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During January 2006, the company issued 300,000 shares of its restricted common stock to the company’s Chief Financial Officer as required by his employment contract with a value of $36,240. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 525,300 shares of its restricted common stock to the holders of the company’s senior secured convertible debentures as part of the units purchased with an estimated fair value of approximately $250,000 which was recorded as a discount against the face of the notes payable and is being accreted to interest expense over the terms of the notes. The value was determined through the calculation of the relative fair value under the guidelines of APB Opinion No. 14. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 3,722,492 shares of its restricted common stock for conversion of $3,500,000 in senior notes payable plus $38,282 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 2,099,372 shares of its restricted common stock for conversion of $5,073,000 in senior debentures plus $72,652 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

In August 2006, the company, pursuant to a consultant agreement, issued 200,000 shares of its restricted common in exchange for certain consulting services to be provided to the company, which was valued at $50,000. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

On December 26, 2006, we accepted subscriptions from accredited investors for $2,250,000 in total purchase price of our Series A Convertible Debenture. The debentures were sold with a built-in thirty percent (30%) rate of return. For each $100,000 paid to the Company, a total of $130,000 is due to the holder. Additionally, upon issuance, we issued 16,666 shares of common stock to the note holder for each $100,000 subscription. The debentures mature in one year from the date issued with no interest. The principal amount of the debentures may be converted into common stock of the Company at a fixed conversion rate of $3.00 per share at the holder’s option at any time. The principal amount of the debentures is secured by all of the Company’s assets and those of its operating subsidiaries, including an assignment of its leasehold interests in its retail facilities. Pursuant to a registration rights agreement, we are obligated to register or to file a registration statement for all of the common stock that may be issued upon conversion of the debentures, within 270 days from closing on a “best efforts” basis. Broker or underwriting fees or commissions to be paid in connection with the offer and sale will be a maximum of 10% of cash received. As of December 31, 2006 we have deposited $1,400,000 in cash proceeds and expects to deposit an additional $850,000 during January and February of 2007. Accordingly, 233,324 shares of common stock were issued during the quarter ended December 31, 2006. The offer and sale of the debentures and common stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission.

On December 21, 2006, U.S. Dry Cleaning Corporation, Delaware corporation (“USDC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cleaners Club Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of USDC (“Merger Sub”), Cleaners Club, Inc., a California corporation (“Cleaners Club”), and Riaz Chauthani, an individual and the sole shareholder of Cleaners Club. The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Cleaners Club will be merged with and into Merger Sub, with Merger Sub continuing after the merger as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Cleaners Club will be automatically converted into common stock of USDC in an amount equal to the exchange ratio of 0.00128 such that USDC will issue an aggregate of 780,000 shares of common stock as consideration for the merger. On February 15, 2007, the Merger was consummated and USDC issued an aggregate of 780,000 shares of USDC common stock to Mr. Chauthani in exchange for the outstanding shares of Cleaners Club common stock. The issuance of the USDC common stock pursuant to the Merger Agreement is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 27  Exhibits

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement
1.2	Form of Underwriters' Warrant Agreement
3(i).1
Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).

3(i).2	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 11, 1998.
3(i).3	Certificate of Designation of Series A Convertible Preferred Stock, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000.
3(i).4	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).5	Certificate of Amendment of Restated Certificate of Incorporation filed on June 19, 2001, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).6	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on June 26, 2003, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2003.
3(i).7
Certificate of Merger of U.S. Dry Cleaning Corporation with and into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005, attached as an Exhibit to Form 8-K filed on October 26, 2006.

3(ii).1	Amended Bylaws of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).
4.1	Form of Warrant Agency Agreement and Form of Warrant Certificate.
5.1	Opinion of Greenberg Traurig, LLP.*
10.1
Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation) and U.S. Dry Cleaning Corporation dated September 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.2	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Steam Press Holdings, Inc. dated August 8, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.3	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Coachella Valley Retail, LLC dated August 9, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.4	Employment Agreement between U.S. Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.5	Employment Agreement between U.S. Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.6	Consulting Agreement between U.S. Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.7	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.8	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.9	U.S. Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.10
Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.11
Agreement and Plan of Merger among U.S. Dry Cleaning Corporation, Cleaners Club, Inc., and Cleaners Club Acquisition Sub, Inc., dated December 21, 2006, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.

10.12	Form of Subscription Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.13	Form of Series A Convertible Debenture, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.14	Form of Registration Rights Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.15	Employment Agreement between U.S. Dry Cleaning Corporation and Robert Y. Lee dated December 12, 2006, attached as an exhibit to Form 8-K filed with the SEC on December 18, 2006.
10.16	Form of Lock-Up Agreement.
10.17	Form of Subscription Agreement
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

*To be filed by amendment.

Item 28   Undertakings

A.       The undersigned small business issuer hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, to determine liability to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

    (5)   For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6)        For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

B.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Springs, State of California, on the 30th day of March 2007.

U.S. DRY CLEANING CORPORATION

By:	/s/ Robert Y. Lee
Robert Y. Lee, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Drace as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Robert Y. Lee	Chief Executive Officer (Principal Executive Officer) and Director	March 30, 2007
Robert Y. Lee
/s/ Michael E. Drace	President, Chief Operating Officer, Secretary and Director	March 30, 2007
Michael E. Drace
/s/ Haddon B. Libby	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2007
Haddon B. Libby
/s/ *	Chairman of the Board and Director	March 30, 2007
Anthony J. A. Bryan
/s/ Earl Greenburg	Director	March 30, 2007
Earl Greenburg
/s/ *	Director	March 30, 2007
Martin Brill

* /s/ Michael E. Drace
Attorney-in-fact and agent

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement
1.2	Form of Underwriters' Warrant Agreement
3(i).1
Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).

3(i).2	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 11, 1998 (File No. 000-23305).
3(i).3	Certificate of Designation of Series A Convertible Preferred Stock, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000 (File No. 000-23305).
3(i).4	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001 (File No. 000-23305).
3(i).5
Certificate of Amendment of Restated Certificate of Incorporation filed on June 19, 2001, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001 (File No. 000-23305).

3(i).6
Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on June 26, 2003, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2003 (File No. 000-23305).

3(i).7
Certificate of Merger of U.S. Dry Cleaning Corporation with and into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

3(ii).1	Amended Bylaws of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).
4.1	Form of Warrant Agency Agreement and Form of Warrant Certificate.
5.1	Opinion of Greenberg Traurig, LLP.*
10.1
Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation) and U.S. Dry Cleaning Corporation dated September 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.2	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Steam Press Holdings, Inc. dated August 8, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.3	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Coachella Valley Retail, LLC dated August 9, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.4	Employment Agreement between U.S. Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.5	Employment Agreement between U.S. Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.6	Consulting Agreement between U.S. Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.7	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.8	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.9	U.S. Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.10
Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.11
Agreement and Plan of Merger among U.S. Dry Cleaning Corporation, Cleaners Club, Inc., and Cleaners Club Acquisition Sub, Inc., dated December 21, 2006, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.

10.12	Form of Subscription Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.13	Form of Series A Convertible Debenture, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.14	Form of Registration Rights Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.15	Employment Agreement between U.S. Dry Cleaning Corporation and Robert Y. Lee dated December 12, 2006, attached as an exhibit to Form 8-K filed with the SEC on December 18, 2006.
10.16	Form of Lock-Up Agreement.
10.17	Form of Subscription Agreement.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.
*To be filed by amendment.